Original Sheet No. 1

Exhibit 10.125

AMENDED AND RESTATED
LARGE GENERATOR INTERCONNECTION AGREEMENT

entered into by

Midcontinent Independent System Operator, Inc.

and

Interstate Power and Light Company

and

ITC Midwest LLC

on this 6th day of August, 2013

LARGE GENERATOR INTERCONNECTION
AGREEMENT (LGIA)

(Applicable to Generating Facilities that exceed 20 MW)

THIS AMENDED and RESTATED LARGE GENERATOR INTERCONNECTION AGREEMENT (“LGIA”) is made and entered into this 6th day of August, 2013, by and between Interstate Power and Light Company, a corporation organized and existing under the laws of the State of Iowa (“Interconnection Customer” with Large Generating Facilities), and ITC Midwest LLC, a limited liability corporation organized and existing under the laws of the State of Michigan (“Transmission Owner”), and the Midcontinent Independent System Operator, Inc., a non-profit, non-stock corporation organized and existing under the laws of the State of Delaware (“Transmission Provider”). Interconnection Customer, Transmission Owner, and Transmission Provider each may be referred to as a “Party,” or collectively as the “Parties.”

RECITALS

WHEREAS, Transmission Provider operates and/or controls the Transmission System; and

WHEREAS, Interconnection Customer owns, leases, and/or controls and operates the Generating Facilities identified as Large Generating Facilities in Appendix A to this LGIA; and

WHEREAS, Transmission Owner owns or operates the Transmission System, whose operations are subject to the functional control of the Transmission Provider, to which the Interconnection Customer has connected the Large Generating Facilities, and may therefore be required to construct certain Interconnection Facilities and Network Upgrades, as set forth in this LGIA; and

Original Sheet No. 2

WHEREAS, Interconnection Customer, Transmission Owner, and Transmission Provider have agreed to enter into this LGIA for the purpose of upgrading and constructing facilities necessary for the interconnection and/or operation of the Large Generating Facilities with the Transmission System;

NOW, THEREFORE, in consideration of and subject to the mutual covenants contained herein, it is agreed:

ARTICLE 1. DEFINITIONS

When used in this LGIA, terms with initial capitalization that are not defined in Article 1 shall have the meanings specified in the Article in which they are used. Those capitalized terms used in this LGIA that are not otherwise defined in this LGIA have the meaning set forth in the Tariff.

Adverse System Impact shall mean the negative effects due to technical or operational limits on conductors or equipment being exceeded that may compromise the safety and reliability of the electric system.

Affected System shall mean an electric transmission or distribution system or the electric system associated with an existing generating facility or of a higher queued Generating Facility, which is an electric system other than the Transmission System that may be affected by the Interconnection Request. An Affected System may or may not be subject to FERC jurisdiction.

Affected System Operator shall mean the entity that operates an Affected System.

Affiliate shall mean, with respect to a corporation, partnership or other entity, each such other corporation, partnership, or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership, or other entity.

Ancillary Services shall mean those services that are necessary to support the transmission of capacity and energy from resources to loads while maintaining reliable operation of the Transmission System in accordance with Good Utility Practice.

Applicable Laws and Regulations shall mean all duly promulgated applicable federal, state, and local laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders, permits, and other duly authorized actions of any Governmental Authority having jurisdiction over the Parties, their respective facilities, and/or the respective services they provide.

Applicable Reliability Council shall mean the reliability council of NERC applicable to the Control Area of the Transmission System to which the Generating Facility is directly interconnected.

Applicable Reliability Standards shall mean the requirements and guidelines of NERC, the Applicable Reliability Council, and the Control Area of the Transmission System to which the Generating Facility is directly interconnected.

Original Sheet No. 3

Base Case shall mean the base case power flow, short circuit, and stability databases used for the Interconnection Studies by the Transmission Provider or Interconnection Customer.

Breach shall mean the failure of a Party to perform or observe any material term or condition of this LGIA.

Breaching Party shall mean a Party that is in Breach of this LGIA.

Business Day shall mean Monday through Friday, excluding Federal Holidays.

Calendar Day shall mean any day including Saturday, Sunday or a Federal Holiday.

Commercial Operation shall mean the status of a Generating Facility that has commenced generating electricity for sale, excluding electricity generated during Trial Operation.

Commercial Operation Date of a unit shall mean the date on which the Generating Facility commences Commercial Operation as agreed to by the Parties pursuant to Appendix E to this LGIA.

Confidential Information shall mean any proprietary or commercially or competitively sensitive information, trade secret, or information regarding a plan, specification, pattern, procedure, design, device, list, concept, policy, or compilation relating to the present or planned business of a Party, or any other information as specified in Article 22, which is designated as confidential by the Party supplying the information, whether conveyed orally, electronically, in writing, through inspection, or otherwise, that is received by another Party and is not disclosed except under the terms of a Confidential Information policy.

Control Area shall mean an electrical system or systems bounded by interconnection metering and telemetry, capable of controlling generation to maintain its interchange schedule with other Control Areas and contributing to frequency regulation of the interconnection. A Control Area must be certified by the Applicable Reliability Council.

Default shall mean the failure of a Breaching Party to cure its Breach in accordance with Article 17 of this LGIA.

Demonstrated Capability shall mean the continuous net real power output that the Generating Facility is required to demonstrate in compliance with Applicable Reliability Standards.

Dispute Resolution shall mean the procedure for resolution of a dispute between or among the Parties in which they will first attempt to resolve the dispute on an informal basis.

Distribution System shall mean the Transmission Owner’s facilities and equipment, or the Distribution System of another party that is interconnected with the Transmission Owner’s Transmission System, if any, connected to the Transmission System, over which facilities transmission service or Wholesale Distribution Service under the Tariff is available at the time the Interconnection Customer has requested interconnection of a Generating Facility for the purpose of either transmitting electric energy in interstate commerce or selling electric energy at wholesale in interstate commerce and which are used to transmit electricity to ultimate usage points such as homes and industries directly from nearby generators or from interchanges with

Original Sheet No. 4

higher voltage transmission networks which transport bulk power over longer distances. The voltage levels at which distribution systems operate differ among Control Areas and other entities owning distribution facilities interconnected to the Transmission System.

Distribution Upgrades shall mean the additions, modifications, and upgrades to the Distribution System at or beyond the Point of Interconnection to facilitate interconnection of the Generating Facility and render the delivery service necessary to effect Interconnection Customer’s wholesale sale of electricity in interstate commerce. Distribution Upgrades do not include Interconnection Facilities.

Effective Date shall mean the date on which this LGIA becomes effective upon execution by the Parties subject to acceptance by the Commission, or if filed unexecuted, upon the date specified by the Commission.

Emergency Condition shall mean a condition or situation: (1) that in the reasonable judgment of the Party making the claim is imminently likely to endanger, or is contributing to the endangerment of, life, property, or public health and safety; or (2) that, in the case of either Transmission Provider or Transmission Owner, is imminently likely (as determined in a non-discriminatory manner) to cause a material adverse effect on the security of, or damage to, the Transmission System, Transmission Owner’s Interconnection Facilities, or the electric systems of others to which the Transmission System is directly connected; or (3) that, in the case of Interconnection Customer, is imminently likely (as determined in a non-discriminatory manner) to cause a material adverse effect on the security of, or damage to, the Generating Facility or Interconnection Customer’s Interconnection Facilities. System restoration and blackstart shall be considered Emergency Conditions; provided that Interconnection Customer is not obligated by this LGIA to possess blackstart capability. Any condition or situation that results from lack of sufficient generating capacity to meet load requirements or that results solely from economic conditions shall not constitute an Emergency Condition, unless one of the enumerated conditions or situations identified in this definition also exists.

Energy Resource Interconnection Service (ER Interconnection Service) shall mean an Interconnection Service that allows the Interconnection Customer to connect its Generating Facility to the Transmission System or Distribution System, as applicable, to be eligible to deliver the Generating Facility’s electric output using the existing firm or non-firm capacity of the Transmission System on an as available basis. Energy Resource Interconnection Service does not convey transmission service.

Engineering & Procurement (E&P) Agreement shall mean an agreement that authorizes the Transmission Owner to begin engineering and procurement of long lead-time items necessary for the establishment of the interconnection in order to advance the implementation of the Interconnection Request.

Environmental Law shall mean Applicable Laws or Regulations relating to pollution or protection of the environment or natural resources.

Federal Holiday shall mean a Federal Reserve Bank holiday for a Party that has its principal place of business located in the United States, and a Canadian Federal or Provincial banking holiday for a Party that has its principal place of business located in Canada.

Original Sheet No. 5

Federal Power Act shall mean the Federal Power Act, as amended, 16 U.S.C. §§ 791a et seq.

FERC shall mean the Federal Energy Regulatory Commission, also known as Commission, or its successor.

Force Majeure shall mean any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, any order, regulation, or restriction imposed by governmental, military, or lawfully established civilian authorities, or any other cause beyond a Party’s control. A Force Majeure event does not include an act of negligence or intentional wrongdoing by the Party claiming Force Majeure.

Generating Facility(ies) shall mean Interconnection Customer’s device(s) for the production of electricity identified in the Interconnection Request, but shall not include the Interconnection Customer’s Interconnection Facilities.

Generating Facility Capacity shall mean the net capacity of the Generating Facility and the aggregate net capacity of the Generating Facility where it includes multiple energy production devices.

Generator Upgrades shall mean the additions, modifications, and upgrades to the electric system of an existing generating facility or of a higher-queued Generating Facility at or beyond the Point of Interconnection to facilitate interconnection of the Generating Facility and render the transmission service necessary to affect Interconnection Customer’s wholesale sale of electricity in interstate commerce.

Good Utility Practice shall mean any of the practices, methods, and acts engaged in or approved by a significant portion of the electric industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

Governmental Authority shall mean any federal, state, local, or other governmental regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority having jurisdiction over the Parties, their respective facilities, or the respective services they provide, and exercising or entitled to exercise any administrative, executive, police, or taxing authority or power; provided, however, that such term does not include Interconnection Customer, Transmission Provider, Transmission Owner, or any Affiliate thereof.

Group Study(ies) shall mean the process whereby more than one Interconnection Request is studied together, instead of serially, for the purpose of conducting one or more of the required Studies.

Hazardous Substances shall mean any chemicals, materials, or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous

Original Sheet No. 6

materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “radioactive substances,” “contaminants,” “pollutants,” “toxic pollutants,” or words of similar meaning and regulatory effect under any applicable Environmental Law, or any other chemical, material, or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law.

Initial Synchronization Date shall mean the date upon which the Generating Facility is initially synchronized and upon which Trial Operation begins.

In-Service Date shall mean the date upon which the Interconnection Customer reasonably expects it will be ready to begin use of the Transmission Owner’s Interconnection Facilities to obtain backfeed power.

Interconnection Customer shall mean any entity, including the Transmission Provider, Transmission Owner, or any of the Affiliates or subsidiaries of either, that proposes to interconnect its Generating Facility with the Transmission System.

Interconnection Customer’s Interconnection Facilities shall mean all facilities and equipment, as identified in Appendix A of this LGIA, that are located between the Generating Facility and the Point of Change of Ownership, including any modification, addition, or upgrades to such facilities and equipment necessary to physically and electrically interconnect the Generating Facility to the Transmission System or Distribution System, as applicable. Interconnection Customer’s Interconnection Facilities are sole use facilities.

Interconnection Facilities shall mean the Transmission Owner’s Interconnection Facilities and the Interconnection Customer's Interconnection Facilities. Collectively, Interconnection Facilities include all facilities and equipment between the Generating Facility and the Point of Interconnection, including any modification, additions, or upgrades that are necessary to physically and electrically interconnect the Generating Facility to the Transmission System. Interconnection Facilities shall not include Distribution Upgrades, Generator Upgrades, Stand Alone Network Upgrades, or Network Upgrades.

Interconnection Facilities Study shall mean a study conducted by the Transmission Provider, or its agent, for the Interconnection Customer to determine a list of facilities (including Transmission Owner’s Interconnection Facilities, System Protection Facilities, and if such upgrades have been determined, Network Upgrades, Distribution Upgrades, Generator Upgrades, and upgrades on Affected Systems, as identified in the Interconnection System Impact Study), the cost of those facilities, and the time required to interconnect the Generating Facility with the Transmission System. The scope of the study is defined in Section 8 of the Large Generator Interconnection Procedures.

Interconnection Facilities Study Agreement shall mean the form of agreement contained in Appendix 4 of the Large Generator Interconnection Procedures for conducting the Interconnection Facilities Study.

Interconnection Feasibility Study shall mean a preliminary evaluation of the system impact of interconnecting the Generating Facility to the Transmission System, the scope of which is described in Section 6 of the Large Generator Interconnection Procedures.

Original Sheet No. 7

Interconnection Feasibility Study Agreement shall mean the form of agreement contained in Appendix 2 of the Large Generator Interconnection Procedures for conducting the Interconnection Feasibility Study.

Interconnection Request shall mean an Interconnection Customer’s request, in the form of Appendix 1 to the Large Generator Interconnection Procedures, to interconnect a new Generating Facility, or to increase the capacity of, or make a Material Modification to the operating characteristics of, an existing Generating Facility that is interconnected with the Transmission System.

Interconnection Service shall mean the service provided by the Transmission Provider associated with interconnecting the Generating Facility to the Transmission System and enabling it to receive electric energy and capacity from the Generating Facility at the Point of Interconnection, pursuant to the terms of this LGIA and, if applicable, the Tariff.

Interconnection Study shall mean any of the following studies: the Interconnection Feasibility Study, the Interconnection System Impact Study, and the Interconnection Facilities Study, or the Restudy of any of the above, described in the Large Generator Interconnection Procedures.

Interconnection System Impact Study shall mean an engineering study that evaluates the impact of the proposed interconnection on the safety and reliability of Transmission System and, if applicable, an Affected System. The study shall identify and detail the system impacts that would result if the Generating Facility were interconnected without project modifications or system modifications, focusing on the Adverse System Impacts identified in the Interconnection Feasibility Study, or to study potential impacts including, but not limited to, those identified in the Scoping Meeting as described in the Large Generator Interconnection Procedures.

Interconnection System Impact Study Agreement shall mean the form of agreement contained in Appendix 3 of the Large Generator Interconnection Procedures for conducting the Interconnection System Impact Study.

IRS shall mean the Internal Revenue Service.

Large Generating Facility(ies) shall mean a Generating Facility having an aggregate net Generating Facility Capacity of more than 20 MW.

Large Generator Interconnection Agreement (LGIA) shall mean the form of interconnection agreement, in the form of Appendix 6 to the Large Generator Interconnection Procedures, applicable to a Large Generating Facility.

Large Generator Interconnection Procedures (LGIP) shall mean the interconnection procedures that are included in the Tariff and applicable to an Interconnection Request pertaining to a Large Generating Facility.

Loss shall mean any and all damages, losses, claims, including claims and actions relating to injury to or death of any person or damage to property, demand, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or to third parties arising out of or resulting from the other Party’s performance or non-performance of its

Original Sheet No. 8

obligations under this LGIA on behalf of the indemnifying Party, except in cases of gross negligence or intentional wrongdoing by the indemnified party.

Material Modification shall mean those modifications that have a material impact on the cost or timing of any Interconnection Request with a later queue priority date.

Metering Equipment shall mean all metering equipment installed or to be installed at the Generating Facility pursuant to this LGIA at the metering points, including but not limited to instrument transformers, MWh‑meters, data acquisition equipment, transducers, remote terminal unit, communications equipment, phone lines, and fiber optics.

NERC shall mean the North American Electric Reliability Council or its successor organization.

Network Customer shall have that meaning as provided in the Tariff.

Network Resource shall mean any designated generating resource owned, purchased, or leased by a Network Customer under the Network Integration Transmission Service Tariff. Network Resources do not include any resource, or any portion thereof, that is committed for sale to third parties or otherwise cannot be called upon to meet the Network Customer’s Network Load on a non‑interruptible basis.

Network Resource Interconnection Service (NR Interconnection Service) shall mean an Interconnection Service that allows the Interconnection Customer to integrate its Large Generating Facility with the Transmission System in the same manner as for any Large Generating Facility being designated as a Network Resource. Network Resource Interconnection Service does not convey transmission service.

Network Upgrades shall mean the additions, modifications, and upgrades to the Transmission System required at or beyond the point at which the Interconnection Facilities connect to the Transmission System or Distribution System, as applicable, to accommodate the interconnection of the Generating Facility to the Transmission System.

Notice of Dispute shall mean a written notice of a dispute or claim that arises out of or in connection with this LGIA or its performance.

Optional Interconnection Study shall mean a sensitivity analysis based on assumptions specified by the Interconnection Customer in the Optional Interconnection Study Agreement.

Optional Interconnection Study Agreement shall mean the form of agreement contained in Appendix 5 of the Large Generator Interconnection Procedures for conducting the Optional Interconnection Study.

Party or Parties shall mean Transmission Provider, Transmission Owner, Interconnection Customer, or any combination of the above.

Point of Change of Ownership shall mean the point, as set forth in Appendix A to the Large Generator Interconnection Agreement, where the Interconnection Customer’s Interconnection Facilities connect to the Transmission Owner’s Interconnection Facilities.

Point of Interconnection shall mean the point as set forth in Appendix A.

Original Sheet No. 9

Queue Position shall mean the order of a valid Interconnection Request, relative to all other pending valid Interconnection Requests, that is established based upon the date and time of receipt of the valid Interconnection Request by the Transmission Provider.

Reasonable Efforts shall have that meaning as provided in the Tariff.

Scoping Meeting shall mean the meeting between representatives of the Interconnection Customer, Transmission Owner, Affected System Operator(s), and Transmission Provider conducted for the purpose of discussing alternative interconnection options, to exchange information including any transmission data and earlier study evaluations that would be reasonably expected to impact such interconnection options, to analyze such information, and to determine the potential feasible Points of Interconnection.

Site Control shall mean documentation reasonably demonstrating: (1) ownership of, a leasehold interest in, or a right to develop a site for the purpose of constructing the Generating Facility; (2) an option to purchase or acquire a leasehold site for such purpose; or (3) an exclusivity or other business relationship between Interconnection Customer and the entity having the right to sell, lease, or grant Interconnection Customer the right to possess or occupy a site for such purpose.

Small Generating Facility(ies) shall mean a Generating Facility that has an aggregate net Generating Facility Capacity of no more than 20 MW.

Special Protection System (SPS) shall mean an automatic protection system or remedial action scheme designed to detect abnormal or predetermined system conditions, and take corrective actions other than, and/or in addition to, the isolation of faulted components, to maintain system reliability. Such action may include changes in demand (MW and MVar), energy (MWh and MVarh), or system configuration to maintain system stability, acceptable voltage, or power flows. An SPS does not include (a) underfrequency or undervoltage load shedding, (b) fault conditions that must be isolated, (c) out-of-step relaying not designed as an integral part of an SPS, or (d) Transmission Control Devices.

Stand Alone Network Upgrades shall mean Network Upgrades that an Interconnection Customer may construct without affecting day-to-day operations of the Transmission System during their construction. The Transmission Provider, Transmission Owner, and the Interconnection Customer must agree as to what constitutes Stand Alone Network Upgrades and identify them in Appendix A to this LGIA.

System Protection Facilities shall mean the equipment, including necessary protection signal communications equipment, required to protect (1) the Transmission System or other delivery systems or other generating systems from faults or other electrical disturbances occurring at the Generating Facility and (2) the Generating Facility from faults or other electrical system disturbances occurring on the Transmission System or on other delivery systems or other generating systems to which the Transmission System is directly connected.

Tariff shall mean the Transmission Provider’s Tariff through which open access transmission service and Interconnection Service are offered, as filed with the Commission, and as amended or supplemented from time to time, or any successor tariff.

Original Sheet No. 10

Transmission Control Devices shall mean a generally accepted transmission device that is planned and designed to provide dynamic control of electric system quantities, and are usually employed as solutions to specific system performance issues. Examples of such devices include fast valving, high response exciters, high voltage DC links, active or real power flow control and reactive compensation devices using power electronics (e.g., unified power flow controllers), static var compensators, thyristor controlled series capacitors, braking resistors, and in some cases mechanically switched capacitors and reactors. In general, such systems are not considered to be Special Protection Systems.

Transmission Owner shall mean that Transmission Owner as defined in the Tariff, which includes an entity that owns, leases, or otherwise possesses an interest in the portion of the Transmission System at which the Interconnection Customer proposes to interconnect or otherwise integrate the operation of the Generating Facility. Transmission Owner should be read to include any Independent Transmission Company that manages the transmission facilities of the Transmission Owner and shall include, as applicable, the owner and/or operator of distribution facilities interconnected to the Transmission System, over which facilities transmission service or Wholesale Distribution Service under the Tariff is available at the time the Interconnection Customer requests Interconnection Service and to which the Interconnection Customer has requested interconnection of a Generating Facility for the purpose of either transmitting electric energy in interstate commerce or selling electric energy at wholesale in interstate commerce.

Transmission Provider shall mean the Midcontinent Independent System Operator, Inc. (the “MISO”), the Regional Transmission Organization that controls or operates the transmission facilities of its transmission-owning members used for the transmission of electricity in interstate commerce and provides transmission service under the Tariff.

Transmission Owner’s Interconnection Facilities shall mean all facilities and equipment owned by the Transmission Owner from the Point of Change of Ownership to the Point of Interconnection as identified in Appendix A to this LGIA, including any modifications, additions or upgrades to such facilities and equipment. Transmission Owner’s Interconnection Facilities are sole use facilities and shall not include Distribution Upgrades, Generator Upgrades, Stand Alone Network Upgrades, or Network Upgrades.

Transmission System shall mean the facilities owned by the Transmission Owner and controlled or operated by the Transmission Provider or Transmission Owner that are used to provide transmission service or Wholesale Distribution Service under the Tariff.

Trial Operation shall mean the period during which Interconnection Customer is engaged in on-site test operations and commissioning of the Generating Facility prior to Commercial Operation.

Wholesale Distribution Service shall have that meaning as provided in the Tariff. Wherever the term “transmission delivery service” is used, Wholesale Distribution Service shall also be implied.

ARTICLE 2. EFFECTIVE DATE, TERM, AND TERMINATION

Original Sheet No. 11

2.1
Effective Date. This LGIA shall become effective upon execution by the Parties subject to acceptance by FERC (if applicable), or if filed unexecuted, upon the date specified by FERC. Transmission Provider shall promptly file this LGIA with FERC upon execution in accordance with Article 3.1, if required.

2.2
Term of Agreement. Subject to the provisions of Article 2.3, this LGIA shall remain in effect for a period of twenty (20) years from the Effective Date and shall be automatically renewed for each successive one-year period thereafter on the anniversary of the Effective Date.

2.3	Termination Procedures. This LGIA may be terminated as follows:

2.3.1
Written Notice. This LGIA may be terminated by Interconnection Customer after giving the Transmission Provider and Transmission Owner ninety (90) Calendar Days advance written notice or by Transmission Provider if the Generating Facility has ceased Commercial Operation for three (3) consecutive years, beginning with the last date of Commercial Operation for the Generating Facility, after giving the Interconnection Customer ninety (90) Calendar Days advance written notice. The Generating Facility will not be deemed to have ceased Commercial Operation for purposes of this Article 2.3.1 if the Interconnection Customer can document that it has taken other significant steps to maintain or restore operational readiness of the Generating Facility for the purpose of returning the Generating Facility to Commercial Operation as soon as possible.

2.3.2    Default. Any Party may terminate this LGIA in accordance with Article 17.

2.3.2
Notwithstanding Articles 2.3.1 and 2.3.2, no termination shall become effective until the Parties have complied with all Applicable Laws and Regulations applicable to such termination, including the filing with FERC of a notice of termination of this LGIA, if required, which notice has been accepted for filing by FERC.

2.4
Termination Costs. If a Party elects to terminate this LGIA pursuant to Article 2.3 above, each Party shall pay all costs incurred for which that Party is responsible (including any cancellation costs relating to orders or contracts for Interconnection Facilities, applicable upgrades, and related equipment) or charges assessed by the other Parties as of the date of the other Parties’ receipt of such notice of termination under this LGIA. In the event of termination by a Party, the Parties shall use commercially Reasonable Efforts to mitigate the costs, damages, and charges arising as a consequence of termination. Upon termination of this LGIA, unless otherwise ordered or approved by FERC:

2.4.1
With respect to any portion of the Transmission Owner's Interconnection Facilities, Network Upgrades, System Protection Facilities, Distribution Upgrades, Generator Upgrades, and if so determined and made a part of this LGIA, upgrades on Affected Systems, that have not yet been constructed or installed, the Transmission Owner shall to the extent possible and to the extent of Interconnection Customer's written notice under Article 2.3.1, cancel any pending orders of, or return, any materials or equipment for, or contracts for construction of, such facilities; provided that in the event Interconnection Customer elects not to authorize such cancellation, Interconnection Customer shall assume all payment

Original Sheet No. 12

obligations with respect to such materials, equipment, and contracts, and the Transmission Owner shall deliver such material and equipment, and, if necessary, assign such contracts, to Interconnection Customer as soon as practicable, at Interconnection Customer's expense. To the     extent that Interconnection Customer has already paid Transmission Owner for any or all such costs of materials or equipment not taken by Interconnection Customer, Transmission Owner shall promptly refund such amounts to Interconnection Customer, less any costs, including penalties incurred by the Transmission Owner to cancel any pending orders of or return such materials, equipment, or contracts.

If an Interconnection Customer terminates this LGIA, it shall be responsible for all costs incurred in association with that Interconnection Customer’s interconnection, including any cancellation costs relating to orders or contracts for Interconnection Facilities and equipment, and other expenses including any upgrades or related equipment for which the Transmission Owner has incurred expenses and has not been reimbursed by the Interconnection Customer.

2.4.2
Transmission Owner may, at its option, retain any portion of such materials, equipment, or facilities that Interconnection Customer chooses not to accept delivery of, in which case Transmission Owner shall be responsible for all costs associated with procuring such materials, equipment, or facilities. If Transmission Owner does not so elect, then Interconnection Customer shall be responsible for such costs.

2.4.3
With respect to any portion of the Interconnection Facilities, and any other facilities already installed or constructed pursuant to the terms of this LGIA, Interconnection Customer shall be responsible for all costs associated with the removal, relocation, reconfiguration or other disposition or retirement of such materials, equipment, or facilities, and such other expenses actually incurred by Transmission Owner necessary to return the Transmission, Distribution or Generator System, as applicable, to safe and reliable operation.

2.5
Disconnection. Upon termination of this LGIA, the Parties will take all appropriate steps to disconnect the Generating Facility from the Transmission or Distribution System, as applicable. All costs required to effectuate such disconnection shall be borne by the terminating Party, unless such termination resulted from the non-terminating Party’s Default of this LGIA or such non-terminating Party otherwise is responsible for these costs under this LGIA.

2.6
Survival. This LGIA shall continue in effect after termination to the extent necessary to provide for final billings and payments and for costs incurred hereunder, including billings and payments pursuant to this LGIA; to permit the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this LGIA was in effect; and to permit each Party to have access to the lands of the other Party pursuant to this LGIA or other applicable agreements, to disconnect, remove or salvage its own facilities and equipment.

ARTICLE 3. REGULATORY FILINGS

Original Sheet No. 13

3.1
Filing. The Transmission Provider shall file this LGIA (and any amendment hereto) with the appropriate Governmental Authority, if required. A Party may request that any information so provided be subject to the confidentiality provisions of Article 22. If that Party has executed this LGIA, or any amendment thereto, the Party shall reasonably cooperate with Transmission Provider with respect to such filing and to provide any information reasonably requested by Transmission Provider needed to comply with applicable regulatory requirements.

ARTICLE 4. SCOPE OF SERVICE

4.1	Interconnection Product Options. Interconnection Customer has selected the following (checked) type of Interconnection Service:

Check: __X__ER or _X___ NR

4.1.1	Energy Resource Interconnection Service (ER Interconnection Service).

4.1.1.1
The Product. ER Interconnection Service allows Interconnection Customer to connect the Generating Facility to the Transmission or Distribution System, as applicable, and be eligible to deliver the Generating Facility’s output using the existing firm or non-firm capacity of the Transmission System on an “as available” basis. To the extent Interconnection Customer wants to receive ER Interconnection Service, the Transmission Owner shall construct facilities consistent with the studies identified in Appendix A.

An Interconnection Customer seeking ER Interconnection Service for new or added capacity at a Generating Facility may be granted conditional ER Interconnection Service status to the extent there is such capacity available on the Transmission System to accommodate the Interconnection Customer’s Generating Facility. At the request of the Interconnection Customer, Conditional ER Interconnection Service status may be granted subject to the system being able to accommodate the interconnection without upgrades, until such time as a higher queued project(s) with a later service date affecting the same common elements is placed into service. The conditional ER Interconnection Service shall be terminated in the event the Interconnection Customer fails to fund the necessary studies and the Network Upgrades necessary to grant the Interconnection Customer’s ER Interconnection Service upon the completion of higher queued projects involving the same common elements.

4.1.1.2
Transmission Delivery Service Implications. Under ER Interconnection Service, the Interconnection Customer will be eligible to inject power from the Generating Facility into and deliver power across the Transmission System on an “as available” basis up to the amount of MW identified in the applicable stability and steady state studies to the extent the upgrades initially required to qualify for ER Interconnection Service have been constructed. After that date FERC makes effective the MISO’s Energy

Original Sheet No. 14

Market Tariff filed in Docket No. ER04‑691‑000, Interconnection Customer may place a bid to sell into the market up to the maximum identified Generating Facility output, subject to any conditions specified in the interconnection service approval, and the Generating Facility will be dispatched to the extent the Interconnection Customer’s bid clears. In all other instances, no transmission or other delivery service from the Generating Facility is assured, but the Interconnection Customer may obtain Point-To-Point Transmission Service, Network Integration Transmission Service or be used for secondary network transmission service, pursuant to the Tariff, up to the maximum output identified in the stability and steady state studies. In those instances, in order for the Interconnection Customer to obtain the right to deliver or inject energy beyond the Point of Interconnection or to improve its ability to do so, transmission delivery service must be obtained pursuant to the provisions of the Tariff. The Interconnection Customer’s ability to inject its Generating Facility output beyond the Point of Interconnection, therefore, will depend on the existing capacity of the Transmission or Distribution System as applicable, at such time as a transmission service request is made that would accommodate such delivery. The provision of Firm Point‑To‑Point Transmission Service or Network Integration Transmission Service may require the construction of additional Network or Distribution Upgrades.

4.1.2	Network Resource Interconnection Service (NR Interconnection Service).

4.1.2.1
The Product. The Transmission Provider must conduct the necessary studies and the Transmission Owner shall construct the facilities identified in Appendix A of this LGIA, subject to the approval of Governmental Authorities, needed to integrate the Generating Facility in the same manner as for any Large Generating Facility being designated as a Network Resource.

4.1.2.2
Transmission Delivery Service Implications. NR Interconnection Service allows the Generating Facility to be designated by any Network Customer under the Tariff on the Transmission System as a Network Resource, up to the Generating Facility's full output, on the same basis as existing Network Resources that are interconnected to the Transmission or Distribution System, as applicable, and to be studied as a Network Resource on the assumption that such a designation will occur. Although NR Interconnection Service does not convey a reservation of transmission service, any Network Customer can utilize network service under the Tariff to obtain delivery of energy from the Generating Facility in the same manner as it accesses Network Resources. A Generating Facility receiving NR Interconnection Service may also be used to provide Ancillary Services after technical studies and/or periodic analyses are performed with respect to the Generating Facility’s ability to provide any applicable Ancillary Services, provided that such studies and analyses have been or would be required in connection with the provision of such Ancillary Services by any existing Network Resource. However, if the

Original Sheet No. 15

Generating Facility has not been designated as a Network Resource by any Network Customer, it cannot be required to provide Ancillary Services except to the extent such requirements extend to all generating facilities that are similarly situated. The provision of Network Integration Transmission Service or Firm Point-To-Point Transmission Service may require additional studies and the construction of additional upgrades. Because such studies and upgrades would be associated with a request for delivery service under the Tariff, cost responsibility for the studies and upgrades would be in accordance with FERC’s policy for pricing transmission delivery services.

NR Interconnection Service does not necessarily provide the Interconnection Customer with the capability to physically deliver the output of its Generating Facility to any particular load on the Transmission System without incurring congestion costs. In the event of transmission or distribution constraints on the Transmission or Distribution System, as applicable, the Generating Facility shall be subject to the applicable congestion management procedures in the Transmission System in the same manner as Network Resources.

There is no requirement either at the time of study or interconnection, or at any point in the future, that the Generating Facility be designated as a Network Resource by a Network Customer or that the Interconnection Customer identify a specific buyer (or sink). To the extent a Network Customer does designate the Generating Facility as a Network Resource, it must do so pursuant to the Tariff.

Once an Interconnection Customer satisfies the requirements for obtaining NR Interconnection Service, any future transmission service request for delivery from the Generating Facility within the Transmission System of any amount of capacity and/or energy, up to the amount initially studied, will not require that any additional studies be performed or that any further upgrades associated with such Large Generating Facility be undertaken, regardless of whether such Large Generating Facility is ever designated by a Network Customer as a Network Resource and regardless of changes in ownership of the Generating Facility. To the extent the Interconnection Customer enters into an arrangement for long term transmission service for deliveries from the Generating Facility to customers other than the studied Network Customers, or for any Point-To-Point Transmission Service, such request may require additional studies and upgrades in order for the Transmission Provider to grant such request. However, the reduction or elimination of congestion or redispatch costs may require additional studies and the construction of additional upgrades.

To the extent the Interconnection Customer enters into an arrangement for long term transmission service for deliveries from the Generating Facility outside the Transmission System, such request may require additional

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studies and upgrades in order for the Transmission Provider to grant such request.

4.1.2.3
Conditional NR Interconnection Service. An Interconnection Customer seeking NR Interconnection Service for new or added capacity at a Generating Facility may be granted conditional NR Interconnection Service status to the extent there is such capacity available on the Transmission System to accommodate the Interconnection Customer’s Generating Facility. At the request of the Interconnection Customer, Conditional NR Interconnection Service status may be granted subject to the system being able to accommodate the interconnection without upgrades, until such time as higher queued project(s) with a later service date affecting the same common elements is placed into service. The conditional NR Interconnection Service status may be converted to ER Interconnection Service if either of the following occurs:

1)
The Interconnection Customer fails to fund necessary studies and Network Upgrades required to allow the Interconnection Customer’s Generating Facility to receive NR Interconnection Service upon the completion of higher queued projects involving the same common elements; or

2)
The higher queued project(s) or planned and required Network Upgrades are placed in service and the Network Upgrades required to provide NR Interconnection Service status to the Interconnection Customer’s Generating Facility are not in service.

In the event the Interconnection Customer fails to fund the necessary studies and Network Upgrades for NR Interconnection Service, the Interconnection Customer’s conditional NR Interconnection Service status shall be converted to ER Interconnection Service status unless the Interconnection Customer makes a new Interconnection Request. Such new Interconnection Request shall be evaluated in accordance with the LGIP and its new queue position priority.

Some or all of the conditional NR Interconnection Service status may be temporarily revoked if the Network Upgrades are not in service when the higher queued project(s) are placed in service. The availability of conditional NR Interconnection Service status will be determined by Transmission Provider’s studies. Upon funding and completion of the Network Upgrades required to establish the Generating Facility’s NR Interconnection Service status, the Generating Facility will be granted NR Interconnection Service status.

The Parties agree that the portion of the Generating Facility classified as NR Interconnection Service is the first portion of the output of the combined output of all the units at the Generating Facility except in circumstances where the Interconnection Customer otherwise elects in the Agreement, as amended, to allocate that portion to the output of specific unit(s) at the Generating Facility, the total of which will not exceed

Original Sheet No. 17

the output eligible for NR Interconnection Service as shown by the additional studies. To the extent Interconnection Customer desires to obtain NR Interconnection Service for any portion of the Generating Facility in addition to that supported by such additional studies, the Interconnection Customer will be required to request such additional NR Interconnection Service through a separate Interconnection Request in accordance with the LGIP.

4.2	Provision of Service. Transmission Provider shall provide Interconnection Service for the Generating Facility at the Point of Interconnection.

4.3
Performance Standards. Each Party shall perform all of its obligations under this LGIA in accordance with Applicable Laws and Regulations, Applicable Reliability Standards, and Good Utility Practice. To the extent a Party is required or prevented or limited in taking any action by such regulations and standards, or if the obligations of any Party may become limited by a change in Applicable Laws and Regulations, Applicable Reliability Standards, and Good Utility Practice after the execution of this LGIA, that Party shall not be deemed to be in Breach of this LGIA for its compliance therewith. The Party so limited shall notify the other Parties whereupon the Transmission Provider shall amend this LGIA in concurrence with the other Parties and submit the amendment to the Commission for approval.

4.4
No Transmission Delivery Service. The execution of this LGIA does not constitute a request for, nor the provision of, any transmission delivery service under the Tariff, and does not convey any right to deliver electricity to any specific customer or Point of Delivery.

4.5
Interconnection Customer Provided Services. The services provided by Interconnection Customer under this LGIA are set forth in Article 9.6 and Article 13.5.1. Interconnection Customer shall be paid for such services in accordance with Article 11.6.

ARTICLE 5. INTERCONNECTION FACILITIES ENGINEERING, PROCUREMENT, AND CONSTRUCTION

5.1
Options. Unless otherwise mutually agreed to between the Parties, Interconnection Customer shall select: 1) the In-Service Date, Initial Synchronization Date, and Commercial Operation Date based on a reasonable construction schedule that will allow sufficient time for design, construction, equipment procurement, and permit acquisition of Transmission System equipment or right-of-way; and 2) either Standard Option or Alternate Option set forth below for completion of the Transmission Owner’s Interconnection Facilities, Network Upgrades, System Protection Facilities, Distribution Upgrades and Generator Upgrades, as applicable, and set forth in Appendix A, and such dates and selected option shall be set forth in Appendix B. The dates and selected option shall be subject to the acceptance of the Transmission Owner taking into account the type of construction to be employed and the regulatory requirements

Original Sheet No. 18

of Governmental Authority, and does not convey any right to deliver electricity to any specific customer or Point of Delivery, including the need to obtain permits or other authorizations for construction of the Interconnection Facilities, Network

Upgrades, System Protection Facilities, Distribution Upgrades, Generator Upgrades, the Generating Facility and Stand-Alone Network Upgrades.

5.1.1
Standard Option. The Transmission Owner shall design, procure, and construct the Transmission Owner’s Interconnection Facilities, Network Upgrades, System Protection Facilities, Distribution Upgrades, and Generator Upgrades using Reasonable Efforts to complete the Transmission Owner’s Interconnection Facilities, Network Upgrades, System Protection Facilities, Distribution Upgrades and Generator Upgrades by the dates set forth in Appendix B, Milestones, subject to the receipt of all approvals required from Governmental Authorities and the receipt of all land rights necessary to commence construction of such facilities, and such other permits or authorizations as may be required. The Transmission Provider or Transmission Owner shall not be required to undertake any action which is inconsistent with its standard safety practices, its material and equipment specifications, its design criteria and construction procedures, its labor agreements, Applicable Laws and Regulations and Good Utility Practice. In the event the Transmission Owner reasonably expects that it will not be able to complete the Transmission Owner’s Interconnection Facilities, Network Upgrades, System Protection Facilities, Distribution Upgrades and Generator Upgrades by the specified dates, the Transmission Owner shall promptly provide written notice to the Interconnection Customer and Transmission Provider and shall undertake Reasonable Efforts to meet the earliest dates thereafter.

5.1.2
Alternate Option. If the dates designated by Interconnection Customer are acceptable to Transmission Provider and Transmission Owner, the Transmission Provider shall so notify Interconnection Customer within thirty (30) Calendar Days, and Transmission Owner shall assume responsibility for the design, procurement and construction of the Transmission Owner’s Interconnection Facilities by the designated dates.

If Transmission Owner subsequently fails to complete Transmission Owner’s Interconnection Facilities by the In-Service Date, to the extent necessary to provide back feed power; or fails to complete Network Upgrades by the Initial Synchronization Date to the extent necessary to allow for Trial Operation at full power output, unless other arrangements are made by the Parties for such Trial Operation; or fails to complete the Network Upgrades by the Commercial Operation Date, as such dates are reflected in Appendix B, Milestones; Transmission Owner shall pay Interconnection Customer liquidated damages in accordance with Article 5.3, Liquidated Damages, provided, however, the dates designated by Interconnection Customer shall be extended day for day for each day that the Transmission Provider refuses to grant clearances to install equipment.

Original Sheet No. 19

The Transmission Owner and Interconnection Customer may adopt an incentive payment schedule that is mutually agreeable to encourage the Transmission Owner to meet specified accelerated dates. Such payment by the Interconnection Customer is not subject to refund.

5.1.3
Option to Build. If the dates designated by Interconnection Customer are not acceptable to Transmission Owner to complete the Transmission Owner’s Interconnection Facilities or Stand Alone Network Upgrades, the Transmission Provider shall so notify the Interconnection Customer within thirty (30) Calendar Days, and unless the Parties agree otherwise, Interconnection Customer shall have the option to assume responsibility for the design, procurement and construction of Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades by the dates originally designated by the Interconnection Customer under Article 5.1.2. The Parties must agree as to what constitutes Stand Alone Network Upgrades and identify such Stand Alone Network Upgrades in Appendix A. Except for Stand Alone Network Upgrades, Interconnection Customer shall have no right to construct Network Upgrades under this option.

5.1.4
Negotiated Option. If the Interconnection Customer elects not to exercise its option under Article 5.1.3, Option to Build, Interconnection Customer shall so notify Transmission Provider and Transmission Owner within thirty (30) Calendar Days, and the Parties shall in good faith attempt to negotiate terms and conditions (including revision of the specified dates and liquidated damages, the provision of incentives or the procurement and construction of a portion of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades by Interconnection Customer) pursuant to which Transmission Owner is responsible for the design, procurement and construction of the Transmission Owner’s Interconnection Facilities and Network Upgrades. If the Parties are unable to reach agreement on such terms and conditions, Transmission Owner shall assume responsibility for the design, procurement and construction of the Transmission Owner’s Interconnection Facilities and Network Upgrades pursuant to 5.1.1, Standard Option.

The Transmission Owner and Interconnection Customer may adopt an incentive payment schedule that is mutually agreeable to encourage the Transmission Owner to meet specified accelerated dates. Such payment by the Interconnection Customer is not subject to refund.

5.2
General Conditions Applicable to Option to Build. If Interconnection Customer assumes responsibility for the design, procurement and construction of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades after receipt of all required approvals from Governmental Authorities necessary to commence construction,

(1) the Interconnection Customer shall engineer, procure equipment, and construct the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades (or portions thereof) using Good Utility Practice and using standards and specifications provided in advance by the Transmission Owner, or as required by any Governmental Authority;

Original Sheet No. 20

(2) Interconnection Customer’s engineering, procurement and construction of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades shall comply with all requirements of law or Governmental Authority to which Transmission Owner would be subject in the engineering, procurement or construction of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades;

(3) Transmission Provider, at Transmission Provider’s option, and Transmission Owner shall be entitled to review and approve the engineering design, equipment acceptance tests(including witnessing of acceptance tests), and the construction (including monitoring of construction) of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades, and shall have the right to reject any design, procurement, construction or acceptance test of any equipment that does not meet the standards and specifications of Transmission Provider, Transmission Owner and any Governmental Authority;

(4) prior to commencement of construction, Interconnection Customer shall provide to Transmission Provider and Transmission Owner a schedule for construction of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades, and shall promptly respond to requests for information from Transmission Provider and Transmission Owner;

(5) at any time during construction, Transmission Provider and Transmission Owner shall have unrestricted access to the construction site for the Transmission Provider's Interconnection Facilities and Stand Alone Network Upgrades and to conduct inspections of the same;(6) at any time during construction, should any phase of the engineering, equipment procurement, or construction of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades not meet the standards and specifications provided by Transmission Owner, the Interconnection Customer shall be obligated to remedy deficiencies in that portion of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades to meet the standards and specifications provided by Transmission Provider and Transmission Owner;

(7) the Interconnection Customer shall indemnify the Transmission Provider and Transmission Owner for claims arising from the Interconnection Customer's construction of Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades under the terms and procedures applicable to Article 18.1, Indemnity;

(8) the Interconnection Customer shall transfer control of Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades to the Transmission Owner;

(9) Unless Parties otherwise agree, Interconnection Customer shall transfer ownership of Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades to the Transmission Owner;

(10) Transmission Provider, at Transmission Provider’s option, and Transmission Owner shall approve and accept for operation and maintenance the Transmission

Original Sheet No. 21

Owner’s Interconnection Facilities and Stand Alone Network Upgrades to the extent engineered, procured, and constructed in accordance with this Article 5.2 only if the Transmission Owner's Interconnection Facilities and Stand Alone Network Upgrades meet the standards and specifications of Transmission Provider, Transmission Owner and any Governmental Authority.

(11) Interconnection Customer shall deliver to Transmission Provider “as‑built” drawings, information, and any other documents that are reasonably required by Transmission Provider to assure that the Interconnection Facilities and Stand‑Alone Network Upgrades are built to the standards and specifications required by Transmission Provider.

5.3
Liquidated Damages. The actual damages to the Interconnection Customer, in the event the Transmission Owner’s Interconnection Facilities or Network Upgrades are not completed by the dates designated by the Interconnection Customer and accepted by the Transmission Provider and Transmission Owner pursuant to subparagraphs 5.1.2 or 5.1.4, above, may include Interconnection Customer’s fixed operation and maintenance costs and lost opportunity costs. Such actual damages are uncertain and impossible to determine at this time. Because of such uncertainty, any liquidated damages paid by the Transmission Owner to the Interconnection Customer in the event that Transmission Owner does not complete any portion of the Transmission Owner’s Interconnection Facilities or Network Upgrades by the applicable dates, shall be an amount equal to ½ of 1 percent per day of the actual cost of the Transmission Owner’s Interconnection Facilities and Network Upgrades, in the aggregate, for which Transmission Owner has assumed responsibility to design, procure and construct.

However, in no event shall the total liquidated damages exceed 20 percent of the actual cost of the Transmission Owner’s Interconnection Facilities and Network Upgrades for which the Transmission Owner has assumed responsibility to design, procure, and construct. The foregoing payments will be made by the Transmission Owner to the Interconnection Customer as just compensation for the damages caused to the Interconnection Customer, which actual damages are uncertain and impossible to determine at this time, and as reasonable liquidated damages, but not as a penalty or a method to secure performance of this LGIA. Liquidated damages, when the Parties agree to them, are the exclusive remedy for the Transmission Owner’s failure to meet its schedule.

No liquidated damages shall be paid to Interconnection Customer if: (1) Interconnection Customer is not ready to commence use of the Transmission Owner’s Interconnection Facilities or Network Upgrades to take the delivery of power for the Generating Facility's Trial Operation or to export power from the Generating Facility on the specified dates, unless the Interconnection Customer would have been able to commence use of the Transmission Owner’s Interconnection Facilities or Network Upgrades to take the delivery of power for Generating Facility's Trial Operation or to export power from the Generating Facility, but for Transmission Owner’s delay; (2) the Transmission Owner’s failure to meet the specified dates is the result of the action or inaction of the Transmission Provider, the Interconnection Customer or any other earlier queued Interconnection Customer who has entered into an earlier LGIA with the Transmission Provider and/or a Transmission Owner or with an Affected System Operator, or any cause beyond Transmission Owner’s

Original Sheet No. 22

reasonable control or reasonable ability to cure; (3) the Interconnection Customer has assumed responsibility for the design, procurement and construction of the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades; (4) the delay is due to the inability of the Transmission Owner to obtain all required approvals from Governmental Authorities in a timely manner for the construction of any element of the Interconnection Facilities, Network Upgrades or Stand Alone Network Upgrades, or any other permit or authorization required, or any land rights or other private authorizations that may be required, and Transmission Owner has exercised Reasonable Efforts in procuring such approvals, permits, rights or authorizations; or (5) the Parties have otherwise agreed.

5.4
Power System Stabilizers. The Interconnection Customer shall procure, install, maintain and operate power system stabilizers in accordance with the guidelines and procedures established by the Applicable Reliability Council. Transmission Provider and Transmission Owner reserve the right to reasonably establish minimum acceptable settings for any installed power system stabilizers, subject to the design and operating limitations of the Generating Facility. If the Generating Facility’s power system stabilizers are removed from service or are not capable of automatic operation, the Interconnection Customer shall immediately notify the Transmission Provider’s system operator, or its designated representative. The requirements of this paragraph shall not apply to induction generators.

5.5
Equipment Procurement. If responsibility for construction of the Transmission Owner’s Interconnection Facilities, Network Upgrades and/or Distribution Upgrades is to be borne by the Transmission Owner, then the Transmission Owner shall commence design of the Transmission Owner’s Interconnection Facilities, Network Upgrades and/or Distribution Upgrades, and procure necessary equipment as soon as practicable after all of the following conditions are satisfied, unless the Parties otherwise agree in writing:

5.5.1	The Transmission Provider has completed the Interconnection Facilities Study pursuant to the Interconnection Facilities Study Agreement;

5.5.2
The Transmission Provider has received written authorization from the Interconnection Customer by the date specified in Appendix B, Milestones, for Transmission Owner to proceed with design and procurement; and

5.5.3
The Interconnection Customer has provided security to the Transmission Owner, with notice provided to Transmission Provider, in accordance with Article 11.5 by the dates specified in Appendix B, Milestones.

5.6
Construction Commencement. The Transmission Owner shall commence construction of the Transmission Owner’s Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, Distribution Upgrades, and Generator Upgrades for which it is responsible as soon as practicable after the following additional conditions are satisfied:

5.6.1	Approval of the appropriate Governmental Authority has been obtained for any facilities requiring regulatory approval;

Original Sheet No. 23

5.6.2
Necessary real property rights and rights-of-way have been obtained, to the extent required for the construction of a discrete aspect of the Transmission Owner’s Interconnection Facilities, Network Upgrades and Distribution Upgrades;

5.6.3
The Transmission Provider has received written authorization from the Interconnection Customer by the date specified in Appendix B, Milestones, for Transmission Owner to proceed with its construction; and

5.6.4	The Interconnection Customer has provided security to the Transmission Owner, with notice to Transmission Provider, in accordance with Article 11.5 by the dates specified in Appendix B, Milestones.

5.7
Work Progress. Transmission Owner and Interconnection Customer will keep each other and Transmission Provider advised periodically as to the progress of their respective design, procurement, and construction efforts. Either Transmission Owner or Interconnection Customer may, at any time, request a progress report from the other, with a copy to be provided to the other Parties. If, at any time, the Interconnection Customer determines that the completion of the Transmission Owner’s Interconnection Facilities, Network Upgrades, or Transmission Owner’s System Protection Facilities will not be required until after the specified In-Service Date, the Interconnection Customer will provide written notice to the Transmission Provider and Transmission Owner of such later date upon which the completion of the Transmission Owner’s Interconnection Facilities, Network Upgrades, or Transmission Owner’s System Protection Facilities will be required. The Transmission Owner may delay the In-Service Date of its facilities accordingly.

5.8
Information Exchange. As soon as reasonably practicable after the Effective Date, the Parties shall exchange information regarding the design and compatibility of the Interconnection Facilities and compatibility of the Interconnection Facilities with the Transmission System or Distribution System, as applicable, and shall work diligently and in good faith to make any necessary design changes.

5.9
Limited Operation. If any of the Transmission Owner’s Interconnection Facilities, Network Upgrades, or Transmission Owner’s System Protection Facilities, Distribution Upgrades, or Generator Upgrades are not reasonably expected to be completed prior to the Commercial Operation Date of the Generating Facility, Transmission Provider shall, upon the request and at the expense of Interconnection Customer, perform Operating Studies on a timely basis to determine the extent to which the Generating Facility and the Interconnection Customer Interconnection Facilities may operate prior to the completion of the Transmission Owner’s Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, Distribution Upgrades, or Generator Upgrades consistent with Applicable Laws and Regulations, Applicable Reliability Standards, Good Utility Practice, and this LGIA. Transmission Provider and Transmission Owner shall permit Interconnection Customer to operate the Generating Facility and the Interconnection Customer’s Interconnection Facilities in accordance with the results of such studies; provided, however, such studies reveal that such operation may occur without detriment to the Transmission System as then configured and in accordance with the safety requirements of Transmission Owner and any Governmental Authority.

Original Sheet No. 24

5.10	Interconnection Customer's Interconnection Facilities (“ICIF”). Interconnection Customer shall, at its expense, design, procure, construct, own and install the ICIF, as set forth in Appendix A.

5.10.1
Interconnection Customer’s Interconnection Facility Specifications. Interconnection Customer shall submit initial design and specifications for the ICIF, including Interconnection Customer’s System Protection Facilities, to Transmission Provider and Transmission Owner at least one hundred eighty (180) Calendar Days prior to the Initial Synchronization Date; and final design and specifications for review and comment at least ninety (90) Calendar Days prior to the Initial Synchronization Date. Transmission Provider at Transmission Provider’s option, and Transmission Owner shall review such specifications to ensure that the ICIF are compatible with their respective technical specifications, operational control, and safety requirements and comment on such design and specifications within thirty (30) Calendar Days of Interconnection Customer's submission. All specifications provided hereunder shall be deemed confidential.

5.10.2
Transmission Provider’s and Transmission Owner’s Review. Transmission Provider’s and Transmission Owner’s review of Interconnection Customer's final specifications shall not be construed as confirming, endorsing, or providing a warranty as to the design, fitness, safety, durability or reliability of the Generating Facility, or the ICIF. Interconnection Customer shall make such changes to the ICIF as may reasonably be required by Transmission Provider and Transmission Owner, in accordance with Good Utility Practice, to ensure that the ICIF are compatible with the technical specifications, operational control and safety requirements of Transmission Provider and Transmission Owner.

5.10.3
ICIF Construction. The ICIF shall be designed and constructed in accordance with Good Utility Practice. Within one hundred twenty (120) Calendar Days after the Commercial Operation Date, unless the Parties agree on another mutually acceptable deadline, the Interconnection Customer shall deliver to the Transmission Provider and Transmission Owner “as-built” drawings, information and documents for the ICIF, such as: a one-line diagram, a site plan showing the Generating Facility and the ICIF, plan and elevation drawings showing the layout of the ICIF, a relay functional diagram, relaying AC and DC schematic wiring diagrams and relay settings for all facilities associated with the Interconnection Customer's step-up transformers, the facilities connecting the Generating Facility to the step-up transformers and the ICIF, and the impedances (determined by factory tests) for the associated step-up transformers and the Generating Facility. The Interconnection Customer shall provide Transmission Provider and Transmission Owner with Interconnection Customer’s specifications for the excitation system, automatic voltage regulator, Generating Facility control and protection settings, transformer tap settings, and communications, if applicable.

5.11
Transmission Owner’s Interconnection Facilities Construction. The Transmission Owner’s Interconnection Facilities shall be designed and constructed in accordance with Good Utility Practice. Upon request, within one hundred twenty (120) Calendar Days after the Commercial Operation Date, unless the Parties agree on another mutually acceptable deadline, the Transmission Owner shall deliver to the Transmission Provider

Original Sheet No. 25

and Interconnection Customer the following “as-built” drawings, information and documents for the Transmission Owner’s Interconnection Facilities specified in Appendix C to this LGIA.

Such drawings, information and documents shall be deemed Confidential Information.

Upon completion, the Transmission Owner’s Interconnection Facilities and Stand Alone Network Upgrades shall be under the control of the Transmission Provider or its designated representative.

5.12
Access Rights. Upon reasonable notice by a Party, and subject to any required or necessary regulatory approvals, a Party (“Granting Party”) shall furnish at no cost to the other Party (“Access Party”) any rights of use, licenses, rights of way and easements with respect to lands owned or controlled by the Granting Party, its agents (if allowed under the applicable agency agreement), or any Affiliate, that are necessary to enable the Access Party to obtain ingress and egress to construct, operate, maintain, repair, test (or witness testing), inspect, replace or remove facilities and equipment to: (i) interconnect the Generating Facility with the Transmission System; (ii) operate and maintain the Generating Facility, the Interconnection Facilities and the Transmission System; and (iii) disconnect or remove the Access Party’s facilities and equipment upon termination of this LGIA. In exercising such licenses, rights of way and easements, the Access Party shall not unreasonably disrupt or interfere with normal operation of the Granting Party’s business and shall adhere to the safety rules and procedures established in advance, as may be changed from time to time, by the Granting Party and provided to the Access Party.

5.13
Lands of Other Property Owners. If any part of the Transmission Owner's Interconnection Facilities, Network Upgrades, and/or Distribution Upgrades is to be installed on property owned by persons other than Interconnection Customer or Transmission Owner, the Transmission Owner shall at Interconnection Customer's expense use efforts, similar in nature and extent to those that it typically undertakes on its own behalf or on behalf of its Affiliates, including use of its eminent domain authority to the extent permitted and consistent with Applicable Laws and Regulations and, to the extent consistent with such Applicable Laws and Regulations, to procure from such persons any rights of use, licenses, rights of way and easements that are necessary to construct, operate, maintain, test, inspect, replace or remove the Transmission Owner's Interconnection Facilities, Network Upgrades and/or Distribution Upgrades upon such property.

5.14
Permits. Transmission Provider or Transmission Owner and Interconnection Customer shall cooperate with each other in good faith in obtaining all permits, licenses and authorizations that are necessary to accomplish the interconnection in compliance with Applicable Laws and Regulations. With respect to this paragraph, Transmission Owner shall provide permitting assistance to the Interconnection Customer comparable to that provided to the Transmission Owner’s own, or an Affiliate's generation, to the extent that Transmission Owner or its Affiliate owns generation.

5.15
Early Construction of Base Case Facilities. Interconnection Customer may request Transmission Owner to construct, and Transmission Owner shall construct, using Reasonable Efforts to accommodate Interconnection Customer's In-Service Date, all or

Original Sheet No. 26

any portion of any Network Upgrades, Transmission Owner’s System Protection Facilities or Distribution Upgrades required for Interconnection Customer to be interconnected to the Transmission or Distribution System, as applicable, which are included in the Base Case of the Interconnection Facilities Study for the Interconnection Customer, and which also are required to be constructed for another Interconnection Customer, but where such construction is not scheduled to be completed in time to achieve Interconnection Customer's In-Service Date. Any such Network Upgrades, System Protection Facilities or Distribution Upgrades are included in the facilities to be constructed and as set forth in Appendix A to this LGIA.

5.16	Suspension.

5.16.1
Interconnection Customer’s Right to Suspend; Obligations. Provided that such suspension is permissible under the authorizations, permits or approvals granted for the construction of such Interconnection Facilities, Network Upgrades or Stand Alone Network Upgrades, Interconnection Customer reserves the right upon written notice to Transmission Provider and Transmission Owner, to suspend at any time all work by Transmission Owner associated with the construction and installation of Transmission Owner's Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, Distribution Upgrades and/or Generator Upgrades required under this LGIA with the condition that the Transmission or Distribution System, as applicable, shall be left in a safe and reliable condition in accordance with Good Utility Practice and the Transmission Provider’s and Transmission Owner‘s safety and reliability criteria. In such event, Interconnection Customer shall be responsible for all reasonable and necessary costs which Transmission Provider and Transmission Owner (i) have incurred pursuant to this LGIA prior to the suspension and (ii) incur in suspending such work, including any costs incurred to perform such work as may be necessary to ensure the safety of persons and property and the integrity of the Transmission or Distribution System, as applicable, during such suspension and, if applicable, any costs incurred in connection with the cancellation or suspension of material, equipment and labor contracts which Transmission Provider and Transmission Owner cannot reasonably avoid; provided, however, that prior to canceling or suspending any such material, equipment or labor contract, Transmission Provider and Transmission Owner shall obtain Interconnection Customer's authorization to do so.

Transmission Provider and Transmission Owner shall each invoice Interconnection Customer for such costs pursuant to Article 12 and shall use Reasonable Efforts to minimize its costs. In the event Interconnection Customer suspends work by Transmission Owner required under this LGIA pursuant to this Article 5.16, and has not requested Transmission Owner to recommence the work required under this LGIA on or before the expiration of three (3) years following commencement of such suspension, this LGIA shall be deemed terminated. The three-year period shall begin on the date the suspension is requested, or the date of the written notice to Transmission Provider, if no effective date is specified.

5.16.2	Effect of Missed Interconnection Customer Milestones. If Interconnection Customer fails to provide notice of suspension pursuant to Article

Original Sheet No. 27

5.16, and Interconnection Customer fails to fulfill or complete any Interconnection Customer Milestone provided in Appendix B (“Milestone”), this constitutes a Breach under this LGIA. Depending upon the consequences of the Breach and effectiveness of the cure pursuant to Article 17, the Transmission Owners’ Milestones may be revised, following consultation with the Interconnection Customer, consistent with Reasonable Efforts, and in consideration of all relevant circumstances. Parties shall employ Reasonable Efforts to maintain their remaining respective Milestones.

5.16.3
Effect of Suspension; Parties Obligations. In the event that Interconnection Customer suspends work pursuant to this Article 5.16, all construction duration, timelines and schedules set forth in Appendix B shall be suspended during the period of suspension. Should Interconnection Customer request that work be recommenced, Transmission Owner shall be obligated to proceed with Reasonable Efforts and in consideration of all relevant circumstances including regional outage schedules, construction availability and material procurement in performing the work as described in Appendix A and Appendix B. Transmission Owner will provide Interconnection Customer with a revised schedule for the design, procurement, construction, installation and testing of the Transmission Owner’s Interconnection Facilities and Network Upgrades. Upon any suspension by Interconnection Customer pursuant to Article 5.16, Interconnection Customer shall be responsible for only those costs specified in this Article 5.16.

5.17    Taxes.

5.17.1
Interconnection Customer Payments Not Taxable. The Parties intend that all payments or property transfers made by Interconnection Customer to Transmission Owner for the installation of the Transmission Owner’s Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, Distribution Upgrades and Generator Upgrades shall be non-taxable, either as contributions to capital, or as an advance, in accordance with the Internal Revenue Code and any applicable state income tax laws and shall not be taxable as contributions in aid of construction or otherwise under the Internal Revenue Code and any applicable state income tax laws.

5.17.2
Representations and Covenants. In accordance with IRS Notice 2001-82 and IRS Notice 88-129, Interconnection Customer represents and covenants that (i) ownership of the electricity generated at the Generating Facility will pass to another party prior to the transmission of the electricity on the Transmission System, (ii) for income tax purposes, the amount of any payments and the cost of any property transferred to the Transmission Owner for the Transmission Owner’s Interconnection Facilities will be capitalized by Interconnection Customer as an intangible asset and recovered using the straight-line method over a useful life of twenty (20) years, and (iii) any portion of the Transmission Owner's Interconnection Facilities that is a “dual-use intertie,” within the meaning of IRS Notice 88-129, is reasonably expected to carry only a de minimis amount of electricity in the direction of the Generating Facility. For this purpose, “de minimis amount” means no more than 5 percent of the total power flows in both directions,

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calculated in accordance with the “5 percent test” set forth in IRS Notice 88-129. This is not intended to be an exclusive list of the relevant conditions that must be met to conform to IRS requirements for non-taxable treatment.

At Transmission Owner’s request, Interconnection Customer shall provide Transmission Owner with a report from an independent engineer confirming its representation in clause (iii), above, with a copy to Transmission Provider. Transmission Owner represents and covenants that the cost of the Transmission Owner’s Interconnection Facilities paid for by Interconnection Customer will have no net effect on the base upon which rates are determined.

5.17.3
Indemnification for the Cost Consequences of Current Tax Liability Upon Transmission Owner. Notwithstanding Article 5.17.1, Interconnection Customer shall protect, indemnify and hold harmless Transmission Owner from the cost consequences of any tax liability imposed against Transmission Owner as the result of payments or property transfers made by Interconnection Customer to Transmission Owner under this LGIA for Interconnection Facilities, as well as any interest and penalties, other than interest and penalties attributable to any delay caused by Transmission Owner.

Transmission Owner shall not include a gross-up for the cost consequences of any current tax liability in the amounts it charges Interconnection Customer under this LGIA unless (i) Transmission Owner has determined, in good faith, that the payments or property transfers made by Interconnection Customer to Transmission Owner should be reported as income subject to taxation or (ii) any Governmental Authority directs Transmission Owner to report payments or property as income subject to taxation; provided, however, that Transmission Owner may require Interconnection Customer to provide security for Interconnection Facilities, in a form reasonably acceptable to Transmission Owner (such as a parental guarantee or a letter of credit), in an amount equal to the cost consequences or any current tax liability under this Article 5.17. Interconnection Customer shall reimburse Transmission Owner for such costs on a fully grossed-up basis, in accordance with Article 5.17.4, within thirty (30) Calendar Days of receiving written notification from Transmission Owner of the amount due, including detail about how the amount was calculated.

The indemnification obligation shall terminate at the earlier of (1) the expiration of the ten-year testing period and the applicable statute of limitation, as it may be extended by the Transmission Owner upon request of the IRS, to keep these years open for audit or adjustment, or (2) the occurrence of a subsequent taxable event and the payment of any related indemnification obligations as contemplated by this Article 5.17.

5.17.4
Tax Gross-Up Amount. Interconnection Customer's liability for the cost consequences of any current tax liability under this Article 5.17 shall be calculated on a fully grossed-up basis. Except as may otherwise be agreed to by the parties, this means that Interconnection Customer will pay Transmission Owner, in addition to the amount paid for the Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, and/or Distribution Upgrades, an amount equal to (1) the current taxes imposed on

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Transmission Owner (“Current Taxes”) on the excess of (a) the gross income realized by Transmission Owner as a result of payments or property transfers made by Interconnection Customer to Transmission Owner under this LGIA (without regard to any payments under this Article 5.17) (the “Gross Income Amount”) over (b) the present value of future tax deductions for depreciation that will be available as a result of such payments or property transfers (the “Present Value Depreciation Amount”), plus (2) an additional amount sufficient to permit the Transmission Owner to receive and retain, after the payment of all Current Taxes, an amount equal to the net amount described in clause (1).

For this purpose, (i) Current Taxes shall be computed based on Transmission Owner’s composite federal and state tax rates at the time the payments or property transfers are received and Transmission Owner will be treated as being subject to tax at the highest marginal rates in effect at that time (the “Current Tax Rate”), and (ii) the Present Value Depreciation Amount shall be computed by discounting Transmission Owner’s anticipated tax depreciation deductions as a result of such payments or property transfers by Transmission Owner’s current weighted average cost of capital. Thus, the formula for calculating Interconnection Customer's liability to Transmission Owner pursuant to this Article 5.17.4 can be expressed as follows: (Current Tax Rate x (Gross Income Amount - Present Value of Tax Depreciation))/(1-Current Tax Rate). Interconnection Customer's estimated tax liability in the event taxes are imposed shall be stated in Appendix A, Interconnection Facilities, Network Upgrades and Distribution Upgrades.

5.17.5
Private Letter Ruling or Change or Clarification of Law. At Interconnection Customer's request and expense, Transmission Owner shall file with the IRS a request for a private letter ruling as to whether any property transferred or sums paid, or to be paid, by Interconnection Customer to Transmission Owner under this LGIA are subject to federal income taxation. Interconnection Customer will prepare the initial draft of the request for a private letter ruling, and will certify under penalties of perjury that all facts represented in such request are true and accurate to the best of Interconnection Customer's knowledge. Transmission Owner and Interconnection Customer shall cooperate in good faith with respect to the submission of such request.

Transmission Owner shall keep Interconnection Customer fully informed of the status of such request for a private letter ruling and shall execute either a privacy act waiver or a limited power of attorney, in a form acceptable to the IRS, that authorizes Interconnection Customer to participate in all discussions with the IRS regarding such request for a private letter ruling. Transmission Owner shall allow Interconnection Customer to attend all meetings with IRS officials about the request and shall permit Interconnection Customer to prepare the initial drafts of any follow-up letters in connection with the request.

5.17.6
Subsequent Taxable Events. If, within 10 years from the date on which the relevant Transmission Owner’s Interconnection Facilities are placed in service, (i) Interconnection Customer Breaches the covenant contained in Article 5.17.2, (ii) a "disqualification event" occurs within the meaning of IRS Notice 88-129, or (iii)

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this LGIA terminates and Transmission Owner retains ownership of the Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, and/or Distribution Upgrades, the Interconnection Customer shall pay a tax gross-up for the cost consequences of any current tax liability imposed on Transmission Owner, calculated using the methodology described in Article 5.17.4 and in accordance with IRS Notice 90‑60.

5.17.7
Contests. In the event any Governmental Authority determines that Transmission Owner’s receipt of payments or property constitutes income that is subject to taxation, Transmission Owner shall notify Interconnection Customer, in writing, within thirty (30) Calendar Days of receiving notification of such determination by a Governmental Authority. Upon the timely written request by Interconnection Customer and at Interconnection Customer's sole expense, Transmission Owner may appeal, protest, seek abatement of, or otherwise oppose such determination. Upon Interconnection Customer's written request and sole expense, Transmission Owner shall file a claim for refund with respect to any taxes paid under this Article 5.17, whether or not it has received such a determination. Transmission Owner reserves the right to make all decisions with regard to the prosecution of such appeal, protest, abatement or other contest, including the selection of counsel and compromise or settlement of the claim, but Transmission Owner shall keep Interconnection Customer informed, shall consider in good faith suggestions from Interconnection Customer about the conduct of the contest, and shall reasonably permit Interconnection Customer or an Interconnection Customer representative to attend contest proceedings.

Interconnection Customer shall pay to Transmission Owner on a periodic basis, as invoiced by Transmission Owner, Transmission Owner’s documented reasonable costs of prosecuting such appeal, protest, abatement or other contest. At any time during the contest, Transmission Owner may agree to a settlement either with Interconnection Customer's consent or after obtaining written advice from nationally-recognized tax counsel, selected by Transmission Owner, but reasonably acceptable to Interconnection Customer, that the proposed settlement represents a reasonable settlement given the hazards of litigation. Interconnection Customer's obligation shall be based on the amount of the settlement agreed to by Interconnection Customer, or if a higher amount, so much of the settlement that is supported by the written advice from nationally-recognized tax counsel selected under the terms of the preceding sentence. The settlement amount shall be calculated on a fully grossed-up basis to cover any related cost consequences of the current tax liability. Any settlement without Interconnection Customer's consent or such written advice will relieve Interconnection Customer from any obligation to indemnify Transmission Owner for the tax at issue in the contest.

5.17.8
Refund. In the event that (a) a private letter ruling is issued to Transmission Owner which holds that any amount paid or the value of any property transferred by Interconnection Customer to Transmission Owner under the terms of this LGIA is not subject to federal income taxation, (b) any legislative change or administrative announcement, notice, ruling or other determination makes it reasonably clear to Transmission Owner in good faith that any amount paid or

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the value of any property transferred by Interconnection Customer to Transmission Owner under the terms of this LGIA is not taxable to Transmission Owner, (c) any abatement, appeal, protest, or other contest results in a determination that any payments or transfers made by Interconnection Customer to Transmission Owner are not subject to federal income tax, or (d) if Transmission Owner receives a refund from any taxing authority for any overpayment of tax attributable to any payment or property transfer made by Interconnection Customer to Transmission Owner pursuant to this LGIA, Transmission Owner shall promptly refund to Interconnection Customer the following:

(i) any payment made by Interconnection Customer under this Article 5.17 for taxes that is attributable to the amount determined to be non-taxable, together with interest thereon,

(ii) interest on any amounts paid by Interconnection Customer to Transmission Owner for such taxes which Transmission Owner did not submit to the taxing authority, calculated in accordance with the methodology set forth in 18 C.F.R. Section 35.19a(a)(2)(iii) from the date payment was made by Interconnection Customer to the date Transmission Owner refunds such payment to Interconnection Customer, and

(iii) with respect to any such taxes paid by Transmission Owner, any refund or credit Transmission Owner receives or to which it may be entitled from any Governmental Authority, interest (or that portion thereof attributable to the payment described in clause (i), above) owed to the Transmission Owner for such overpayment of taxes (including any reduction in interest otherwise payable by Transmission Owner to any Governmental Authority resulting from an offset or credit); provided, however, that Transmission Owner will remit such amount promptly to Interconnection Customer only after and to the extent that Transmission Owner has received a tax refund, credit or offset from any Governmental Authority for any applicable overpayment of income tax related to the Transmission Owner’s Interconnection Facilities. The intent of this provision is to leave both parties, to the extent practicable, in the event that no taxes are due with respect to any payment for Interconnection Facilities and Network Upgrades hereunder, in the same position they would have been in had no such tax payments been made.

5.17.9
Taxes Other Than Income Taxes. Upon the timely request by Interconnection Customer, and at Interconnection Customer’s sole expense, Transmission Owner shall appeal, protest, seek abatement of, or otherwise contest any tax (other than federal or state income tax) asserted or assessed against Transmission Owner for which Interconnection Customer may be required to reimburse Transmission Owner under the terms of this LGIA. Interconnection Customer shall pay to Transmission Owner on a periodic basis, as invoiced by Transmission Owner, Transmission Owner’s documented reasonable costs of prosecuting such appeal, protest, abatement, or other contest. Interconnection Customer and Transmission Owner shall cooperate in good faith with respect to

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any such contest. Unless the payment of such taxes is a prerequisite to an appeal or abatement or cannot be deferred, no amount shall be payable by Interconnection Customer to Transmission Owner for such taxes until they are assessed by a final, non-appealable order by any court or agency of competent jurisdiction. In the event that a tax payment is withheld and ultimately due and payable after appeal, Interconnection Customer will be responsible for all taxes, interest and penalties, other than penalties attributable to any delay caused by Transmission Owner.

5.18
Tax Status. Each Party shall cooperate with the other Parties to maintain each Party’s tax status. Nothing in this LGIA is intended to adversely affect any Party’s tax-exempt status with respect to the issuance of bonds including, but not limited to, Local Furnishing Bonds.

5.19	Modification.

5.19.1
General. Either Party may undertake modifications to its facilities. If a Party plans to undertake a modification that reasonably may be expected to affect another Party's facilities, that Party shall provide to the other Parties sufficient information regarding such modification so that the other Parties may evaluate the potential impact of such modification prior to commencement of the work. Such information shall be deemed to be Confidential Information hereunder and shall include information concerning the timing of such modifications and whether such modifications are expected to interrupt the flow of electricity from the Generating Facility. The Party desiring to perform such work shall provide the relevant drawings, plans, and specifications to the other Parties at least ninety (90) Calendar Days in advance of the commencement of the work or such shorter period upon which the Parties may agree, which agreement shall not unreasonably be withheld, conditioned or delayed.

In the case of Generating Facility modifications that do not require Interconnection Customer to submit an Interconnection Request, Transmission Provider shall provide, within thirty (30) Calendar Days (or such other time as the Parties may agree), an estimate of any additional modifications to the Transmission or Distribution System as applicable, Transmission Owner’s Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, and/or Distribution Upgrades necessitated by such Interconnection Customer modification and a good faith estimate of the costs thereof.

5.19.2	Standards. Any additions, modifications, or replacements made to a Party’s facilities shall be designed, constructed and operated in accordance with this LGIA and Good Utility Practice.

5.19.3
Modification Costs. Interconnection Customer shall not be directly assigned the costs of any additions, modifications, or replacements that Transmission Owner makes to the Transmission Owner’s Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, Distribution Upgrades, or the Transmission or Distribution System, as applicable, to facilitate the interconnection of a third party to the Transmission Owner’s Interconnection Facilities or the Transmission or Distribution System, as applicable, or to provide

Original Sheet No. 33

transmission service to a third party under the Tariff. Interconnection Customer shall be responsible for the costs of any additions, modifications, or replacements to the Interconnection Customer’s Interconnection Facilities that may be necessary to maintain or upgrade such Interconnection Customer’s Interconnection Facilities consistent with Applicable Laws and Regulations, Applicable Reliability Standards or Good Utility Practice.

ARTICLE 6. TESTING AND INSPECTION

6.1
Pre-Commercial Operation Date Testing and Modifications. Prior to the Commercial Operation Date, the Transmission Owner shall test the Transmission Owner’s Interconnection Facilities, Network Upgrades, Transmission Owner’s System Protection Facilities, and Distribution Upgrades, and Interconnection Customer shall test each electric production device at the Generating Facility, Interconnection Customer’s System Protection Facilities, and the Interconnection Customer’s Interconnection Facilities to ensure their safe and reliable operation. Similar testing may be required after initial operation. Transmission Owner and Interconnection Customer shall make any modifications to their respective facilities that are found to be necessary as a result of such testing. Interconnection Customer shall bear the cost of all such testing and modifications. Interconnection Customer shall generate test energy at the Generating Facility only if it has arranged for the delivery of such test energy.

6.2
Post-Commercial Operation Date Testing and Modifications. Each Party shall at its own expense perform routine inspection and testing of its facilities and equipment in accordance with Good Utility Practice as may be necessary to ensure the continued interconnection of the Generating Facility with the Transmission or Distribution System, as applicable, in a safe and reliable manner. Each Party shall have the right, upon advance written notice, to require reasonable additional testing of the Interconnection Facilities, at the requesting Party’s expense, as may be in accordance with Good Utility Practice.

6.3
Right to Observe Testing. Each Party shall notify the other Parties in advance of its performance of tests of its Interconnection Facilities. The other Parties shall each have the right, at its own expense, to observe such testing.

6.4
Right to Inspect. Each Party shall have the right, but shall have no obligation to: (i) observe Transmission Owner’s and Interconnection Customer’s tests and/or inspection of any of their respective System Protection Facilities and other protective equipment, including power system stabilizers; (ii) review the settings of the System Protection Facilities and other protective equipment; and (iii) review the maintenance records relative to the Interconnection Facilities, the System Protection Facilities and other protective equipment. A Party may exercise these rights from time to time as it deems necessary upon reasonable notice to the other Parties. The exercise or non-exercise by a Party of any such rights shall not be construed as an endorsement or confirmation of any element or condition of the Interconnection Facilities or the System Protection Facilities or other protective equipment or the operation thereof, or as a warranty as to the fitness, safety, desirability, or reliability of same. Any information that a Party obtains through the exercise of any of its rights under this Article 6.4 shall be deemed to be Confidential Information and treated pursuant to Article 22 of this LGIA.

Original Sheet No. 34

ARTICLE 7. METERING

7.1
General. Each Party shall comply with the Applicable Reliability Council requirements. Unless otherwise agreed by the Parties, Transmission Owner, at its election, or otherwise the Interconnection Customer, shall install Metering Equipment (the “Metering Party”) at the Point of Interconnection prior to any operation of the Generating Facility and Transmission Owner, at its election, or otherwise the Interconnection Customer shall own, operate, test, and maintain such Metering Equipment. Power flows to and from the Generating Facility shall be measured at or, at the Metering Party’s option, compensated to, the Point of Interconnection. The Metering Party shall provide metering quantities, in analog and/or digital form, to the other Parties upon request. Interconnection Customer shall bear all reasonable documented costs associated with the purchase, installation, operation, testing and maintenance of the Metering Equipment.

7.2
Check Meters. Interconnection Customer, at its option and expense, may install and operate, on its premises and on its side of the Point of Interconnection, one or more check meters to check the Metering Equipment owned by the Metering Party. Such check meters shall be for check purposes only and shall not be used for the measurement of power flows for purposes of this LGIA, except as provided in Article 7.4 below. The check meters shall be subject at all reasonable times to inspection and examination by Transmission Provider, Transmission Owner or their designees. The installation, operation and maintenance thereof shall be performed entirely by Interconnection Customer in accordance with Good Utility Practice.

7.3	Standards. The Metering Party shall install, calibrate, and test revenue quality Metering Equipment in accordance with applicable ANSI standards.

7.4
Testing of Metering Equipment. The Metering Party shall inspect and test Metering Equipment upon installation and at least once every two (2) years thereafter. If requested to do so by a Party, the Metering Party shall, at the requesting Party’s expense, inspect or test Metering Equipment more frequently than every two (2) years. The Metering Party shall give reasonable notice to the other Parties of the time when any inspection or test shall take place, and the other Parties may have representatives present at the test or inspection. If at any time Metering Equipment is found to be inaccurate or defective, it shall be adjusted, repaired, or replaced at Interconnection Customer's expense, in order to provide accurate metering, unless the inaccuracy or defect is due to the Metering Party’s failure to maintain, then the Metering Party shall pay. If Metering Equipment fails to register, or if the measurement made by Metering Equipment during a test varies by more than two percent (2%) from the measurement made by the standard meter used in the test, the Metering Party shall adjust the measurements by correcting all measurements for the period during which Metering Equipment was in error by using Interconnection Customer’s check meters, if installed. If no such check meters are installed or if the period cannot be reasonably ascertained, the adjustment shall be for the period immediately preceding the test of the Metering Equipment equal to one-half the time from the date of the previous test of the Metering Equipment.

7.5
Metering Data. At Interconnection Customer's expense, the metered data shall be telemetered to one or more locations designated by Transmission Provider and Transmission Owner and one or more locations designated by Interconnection Customer.

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Such telemetered data shall be used, under normal operating conditions, as the official measurement of the amount of energy delivered from the Generating Facility to the Point of Interconnection.

ARTICLE 8. COMMUNICATIONS

8.1
Interconnection Customer Obligations. Interconnection Customer shall maintain satisfactory operating communications with Transmission Provider's Transmission System dispatcher or representative designated by Transmission Provider. Interconnection Customer shall provide standard voice line, dedicated voice line, and facsimile communications at its Generating Facility control room or central dispatch facility through use of either the public telephone system or a voice communications system that does not rely on the public telephone system. Interconnection Customer shall also provide the dedicated data circuit(s) necessary to provide Interconnection Customer data to Transmission Provider as set forth in Appendix D, Security Arrangements Details. The data circuit(s) shall extend from the Generating Facility to the location(s) specified by Transmission Provider. Any required maintenance of such communications equipment shall be performed by and at the cost of Interconnection Customer. Operational communications shall be activated and maintained under, but not be limited to, the following events: system paralleling or separation, scheduled and unscheduled shutdowns, equipment clearances, and hourly and daily load data.

8.2
Remote Terminal Unit. Prior to the Initial Synchronization Date of the Generating Facility, a Remote Terminal Unit, or equivalent data collection and transfer equipment acceptable to both Parties, shall be installed by Interconnection Customer, or by Transmission Owner at Interconnection Customer's expense, to gather accumulated and instantaneous data to be telemetered to the location(s) designated by Transmission Owner and Transmission Provider through use of a dedicated point-to-point data circuit(s) as indicated in Article 8.1. The communication protocol for the data circuit(s) shall be specified by Transmission Owner and Transmission Provider. Instantaneous bi-directional analog real power and reactive power flow information must be telemetered directly to the location(s) specified by Transmission Provider and Transmission Owner.

Each Party will promptly advise the other Parties if it detects or otherwise learns of any metering, telemetry or communications equipment errors or malfunctions that require the attention and/or correction. The Party owning such equipment shall correct such error or malfunction as soon as reasonably feasible.

8.3
No Annexation. Any and all equipment placed on the premises of a Party shall be and remain the property of the Party providing such equipment regardless of the mode and manner of annexation or attachment to real property, unless otherwise mutually agreed by the Parties.

Original Sheet No. 36

ARTICLE 9. OPERATIONS

9.1
General. Each Party shall comply with the Applicable Reliability Council requirements. Each Party shall provide to any Party all information that may reasonably be required by that Party to comply with Applicable Laws and Regulations and Applicable Reliability Standards.

9.2
Control Area Notification. At least three months before Initial Synchronization Date, the Interconnection Customer shall notify the Transmission Provider and Transmission Owner in writing of the Control Area in which the Generating Facility will be located. If the Interconnection Customer elects to locate the Generating Facility through dynamic metering/scheduling in a Control Area other than the Control Area in which the Generating Facility is physically located, and if permitted to do so by the relevant transmission tariffs, all necessary arrangements, including but not limited to those set forth in Article 7 and Article 8 of this LGIA, and remote Control Area generator interchange agreements, if applicable, and the appropriate measures under such agreements, shall be executed and implemented prior to the placement of the Generating Facility in the other Control Area.

9.3
Transmission Provider and Transmission Owner Obligations. Transmission Provider shall cause the Transmission System and the Transmission Owner’s Interconnection Facilities to be operated, maintained, and controlled in a safe and reliable manner in accordance with this LGIA. Transmission Provider, or its designee, may provide operating instructions to Interconnection Customer consistent with this LGIA and Transmission Provider’s and, if applicable, Transmission Owner’s operating protocols and procedures as they may change from time to time. Transmission Provider will consider changes to its operating protocols and procedures proposed by Interconnection Customer.

9.4
Interconnection Customer Obligations. Interconnection Customer shall at its own expense operate, maintain and control the Generating Facility and the Interconnection Customer’s Interconnection Facilities in a safe and reliable manner and in accordance with this LGIA. The Generating Facility must be operated in accordance with the operating limits, if any, in the Interconnection Facilities Study and specified in Appendix C of this LGIA. Interconnection Customer shall operate the Generating Facility and the Interconnection Customer’s Interconnection Facilities in accordance with all applicable requirements of the Transmission Provider or its designated Control Area Operator of which the Generating Facility is part, as such requirements are set forth in Appendix C, Interconnection Details, of this LGIA. Appendix C, Interconnection Details, will be modified to reflect changes to the requirements as they may change from time to time. Any Party may request that a Party provide copies of the requirements set forth in Appendix C, Interconnection Details, of this LGIA.

9.5
Start-Up and Synchronization. Consistent with the Parties’ mutually acceptable procedures, the Interconnection Customer is responsible for the proper synchronization of the Generating Facility to the Transmission or Distribution System, as applicable.

9.6    Reactive Power.

Original Sheet No. 37

9.6.1
Power Factor Design Criteria. Interconnection Customer shall design the Generating Facility to be capable of maintaining a composite power delivery at continuous rated power output at the Point of Interconnection at all power factors over 0.95 leading to 0.95 lagging, unless Transmission Provider has established different requirements that apply to all generators in the Control Area on a comparable basis. The applicable Control Area power factor requirements are listed on the Transmission Provider’s website at https://www.misoenergy.org/Library/Repository/Study/Generator%20Interconnection/Reactive%20Generator%20Requirements.pdf and may be referenced in the Appendices to this LGIA. The Generating Facility shall be capable of continuous dynamic operation throughout the power factor design range as measured at the Point of Interconnection. Such operation shall account for the net effect of all energy production devices on the Interconnection Customer’s side of the Point of Interconnection. The requirements of this Article 9.6.1 shall not apply to wind generators.

9.6.2
Voltage Schedules. Once the Interconnection Customer has synchronized the Generating Facility with the Transmission System, Transmission Provider shall require Interconnection Customer to operate the Generating Facility to produce or absorb reactive power within the design limitations of the Generating Facility set forth in Article 9.6.1 (Power Factor Design Criteria), to maintain the output voltage or power factor at the Point of Interconnection as specified by the Transmission Provider. Transmission Provider’s voltage schedules shall treat all sources of reactive power in the Control Area in an equitable and not unduly discriminatory manner. Transmission Provider shall exercise Reasonable Efforts to provide Interconnection Customer with such schedules at least one (1) day in advance, and may make changes to such schedules as necessary to maintain the reliability of the Transmission or Distribution System as applicable. Interconnection Customer shall operate the Generating Facility to maintain the specified output voltage or power factor at the Point of Interconnection within the design limitations of the Generating Facility set forth in Article 9.6.1 (Power Factor Design Criteria). If Interconnection Customer is unable to maintain the specified voltage or power factor, it shall promptly notify Transmission Provider’s system operator, or its designated representative.

9.6.2.1
Governors and Regulators. Whenever the Generating Facility is operated in parallel with the Transmission or Distribution System as applicable and the speed governors (if installed on the generating unit pursuant to Good Utility Practice) and voltage regulators are capable of operation, Interconnection Customer shall operate the Generating Facility with its speed governors and voltage regulators in automatic operation. If the Generating Facility’s speed governors and voltage regulators are not capable of such automatic operation, the Interconnection Customer shall immediately notify Transmission Provider’s system operator, or its designated representative, and ensure that such Generating Facility’s reactive power production or absorption (measured in MVARs) are within the

Original Sheet No. 38

design capability of the Generating Facility’s generating unit(s) and steady state stability limits. Interconnection Customer shall not cause its Generating Facility to disconnect automatically or instantaneously from the Transmission or Distribution System, as applicable, or trip any generating unit comprising the Generating Facility for an under or over frequency condition unless the abnormal frequency condition persists for a time period beyond the limits set forth in ANSI/IEEE Standard C37.106, or such other standard as applied to other generators in the Control Area on a comparable basis.

9.6.3	Payment for Reactive Power. Payments for reactive power shall be pursuant to any tariff or rate schedule filed by the Transmission Provider and approved by the FERC.

9.7    Outages and Interruptions.

9.7.1	Outages.

9.7.1.1
Outage Authority and Coordination. Interconnection Customer and Transmission Owner may each in accordance with Good Utility Practice in coordination with the other Party and Transmission Provider remove from service any of its respective Interconnection Facilities, System Protection Facilities, Network Upgrades, System Protection Facilities or Distribution Upgrades that may impact the other Party's facilities as necessary to perform maintenance or testing or to install or replace equipment. Absent an Emergency Condition, the Party scheduling a removal of such facility(ies) from service will use Reasonable Efforts to notify one another and schedule such removal on a date and time mutually acceptable to the Parties. In all circumstances, any Party planning to remove such facility(ies) from service shall use Reasonable Efforts to minimize the effect on the other Parties of such removal.

9.7.1.2
Outage Schedules. The Transmission Provider shall post scheduled outages of transmission facilities on the OASIS. Interconnection Customer shall submit its planned maintenance schedules for the Generating Facility to Transmission Provider and Transmission Owner for a minimum of a rolling twenty-four month period in accordance with the Transmission Provider’s procedures. Interconnection Customer shall update its planned maintenance schedules as necessary. Transmission Provider may request Interconnection Customer to reschedule its maintenance as necessary to maintain the reliability of the Transmission System; provided, however, adequacy of generation supply shall not be a criterion in determining Transmission System reliability. Transmission Provider shall compensate, pursuant to applicable Transmission Provider tariff or rate schedule, Interconnection Customer for any additional direct costs that the Interconnection Customer incurs as a result of having to reschedule maintenance, including any additional overtime, breaking of maintenance contracts or other costs above and beyond the cost the Interconnection Customer would have incurred absent the Transmission

Original Sheet No. 39

Provider’s request to reschedule maintenance. Interconnection Customer will not be eligible to receive compensation, if during the twelve (12) months prior to the date of the scheduled maintenance, the Interconnection Customer had modified its schedule of maintenance activities.

Costs shall be determined by negotiation between the Transmission Provider and Interconnection Customer prior to implementation of the voluntary change in outage schedules, or if such request is made by or on behalf of a Transmission Customer requesting firm service, costs and recovery of costs shall be determined through a bilateral agreement between the Transmission Customer and the Interconnection Customer. Voluntary changes to outage schedules under this Article 9.7.1.2 are separate from actions and compensation required under Article 13 and for which costs are recovered in accordance with Transmission Provider’s applicable tariff or rate schedule.

9.7.1.3
Outage Restoration. If an outage on either the Interconnection Customer’s or Transmission Owner’s Interconnection Facilities, Network Upgrades, System Protection Facilities or Distribution Upgrades adversely affects a Party's operations or facilities, the Party that owns or controls the facility that is out of service shall use Reasonable Efforts to promptly restore such facility(ies) to a normal operating condition consistent with the nature of the outage. The Party that owns or controls the facility that is out of service shall provide the other Parties, to the extent such information is known, information on the nature of the Emergency Condition, an estimated time of restoration, and any corrective actions required. Initial verbal notice shall be followed up as soon as practicable with written notice to the other Parties explaining the nature of the outage.

9.7.2
Interruption of Service. If required by Good Utility Practice to do so, Transmission Provider may require Interconnection Customer to interrupt or reduce deliveries of electricity if such delivery of electricity could adversely affect Transmission Provider’s ability to perform such activities as are necessary to safely and reliably operate and maintain the Transmission System. The following provisions shall apply to any interruption or reduction permitted under this Article 9.7.2:

9.7.2.1	The interruption or reduction shall continue only for so long as reasonably necessary under Good Utility Practice;

9.7.2.2
Any such interruption or reduction shall be made on an equitable, non-discriminatory basis with respect to all generating facilities directly connected to the Transmission or Distribution System, as applicable;

9.7.2.3
When the interruption or reduction must be made under circumstances which do not allow for advance notice, Transmission Provider shall notify Interconnection Customer by telephone as soon as practicable of the reasons for the curtailment, interruption, or reduction, and, if known, its

Original Sheet No. 40

expected duration. Telephone notification shall be followed by written notification as soon as practicable;

9.7.2.4
Except during the existence of an Emergency Condition, when the interruption or reduction can be scheduled without advance notice, Transmission Provider shall notify Interconnection Customer in advance regarding the timing of such scheduling and further notify Interconnection Customer of the expected duration. Transmission Provider shall coordinate with the Interconnection Customer using Good Utility Practice to schedule the interruption or reduction during periods of least impact to the Interconnection Customer, Transmission Owner and the Transmission Provider;

9.7.2.5
The Parties shall cooperate and coordinate with each other to the extent necessary in order to restore the Generating Facility, Interconnection Facilities, and the Transmission or Distribution System, as applicable to their normal operating state, consistent with system conditions and Good Utility Practice.

9.7.3
Under-Frequency and Over Frequency Conditions. The Transmission System is designed to automatically activate a load-shed program as required by the Applicable Reliability Council in the event of an under-frequency system disturbance. Interconnection Customer shall implement under-frequency and over-frequency relay set points for the Generating Facility as required by the Applicable Reliability Council to ensure “ride through” capability of the Transmission System. Generating Facility response to frequency deviations of pre-determined magnitudes, both under-frequency and over-frequency deviations, shall be studied and coordinated with the Transmission Provider in accordance with Good Utility Practice. The term "ride through" as used herein shall mean the ability of a Generating Facility to stay connected to and synchronized with the Transmission System during system disturbances within a range of under-frequency and over-frequency conditions, in accordance with Good Utility Practice.

9.7.4	System Protection and Other Control Requirements.

9.7.4.1
System Protection Facilities. Interconnection Customer shall, at its expense, install, operate and maintain its System Protection Facilities as a part of the Generating Facility or the Interconnection Customer’s Interconnection Facilities. Transmission Owner shall install at Interconnection Customer's expense any Transmission Owner’s System Protection Facilities that may be required on the Transmission Owner’s Interconnection Facilities or the Transmission Owner’s transmission or distribution facilities as a result of the interconnection of the Generating Facility and the Interconnection Customer’s Interconnection Facilities.

9.7.4.2	Interconnection Customer’s and Transmission Owner’s System Protection Facilities shall be designed and coordinated with Affected Systems in accordance with Good Utility Practice.

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9.7.4.3	Each Party shall be responsible for protection of its facilities consistent with Good Utility Practice.

9.7.4.4
Each Party’s protective relay design shall incorporate the necessary test switches to perform the tests required in Article 6. The required test switches will be placed such that they allow operation of lockout relays while preventing breaker failure schemes from operating and causing unnecessary breaker operations and/or the tripping of the Generating Facility.

9.7.4.5	Each Party will test, operate and maintain their respective System Protection Facilities in accordance with Good Utility Practice.

9.7.4.6
Prior to the In-Service Date, and again prior to the Commercial Operation Date, Interconnection Customer or Transmission Owner, or their respective agents, shall perform a complete calibration test and functional trip test of the System Protection Facilities. At intervals suggested by Good Utility Practice and following any apparent malfunction of the System Protection Facilities, Interconnection Customer or Transmission Owner shall each perform both calibration and functional trip tests of their respective System Protection Facilities. These tests do not require the tripping of any in-service generating unit. These tests do, however, require that all protective relays and lockout contacts be activated.

9.7.5
Requirements for Protection. In compliance with Good Utility Practice, Interconnection Customer shall provide, install, own, and maintain relays, circuit breakers and all other devices necessary to remove any fault contribution of the Generating Facility to any short circuit occurring on the Transmission or Distribution System, as applicable, not otherwise isolated by Transmission Owner’s equipment, such that the removal of the fault contribution shall be coordinated with the protective requirements of the Transmission or Distribution System, as applicable. Such protective equipment shall include, without limitation, a disconnecting device or switch with load-interrupting capability located between the Generating Facility and the Transmission or Distribution System, as applicable, at a site selected upon mutual agreement (not to be unreasonably withheld, conditioned or delayed) of the Parties. Interconnection Customer shall be responsible for protection of the Generating Facility and Interconnection Customer's other equipment from such conditions as negative sequence currents, over- or under-frequency, sudden load rejection, over- or under-voltage, and generator loss-of-field. Interconnection Customer shall be solely responsible to disconnect the Generating Facility and Interconnection Customer's other equipment if conditions on the Transmission or Distribution System, as applicable, could adversely affect the Generating Facility.

9.7.6
Power Quality. Neither Party’s facilities shall cause excessive voltage flicker nor introduce excessive distortion to the sinusoidal voltage or current waves as defined by ANSI Standard C84.1-1989, in accordance with IEEE Standard 519, or any applicable superseding electric industry standard. In the event of a conflict between ANSI Standard C84.1-1989, and any applicable superseding electric

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industry standard, the applicable superseding electric industry standard shall control.

9.8
Switching and Tagging Rules. Prior to the Initial Synchronization Date, each Party shall provide the other Parties a copy of its switching and tagging rules that are applicable to the other Parties’ activities. Such switching and tagging rules shall be developed on a non-discriminatory basis. The Parties shall comply with applicable switching and tagging rules, as amended from time to time, in obtaining clearances for work or for switching operations on equipment.

9.9	Use of Interconnection Facilities by Other Parties.

9.9.1
Purpose of Interconnection Facilities. Except as may be required by Applicable Laws and Regulations, or as otherwise agreed to among the Parties, the Interconnection Facilities shall be constructed for the sole purpose of interconnecting the Generating Facility to the Transmission or Distribution System, as applicable, and shall be used for no other purpose.

9.9.2
Other Users. If required by Applicable Laws and Regulations or if the Parties mutually agree, such agreement not to be unreasonably withheld or delayed, to allow one or more parties to use the Transmission Owner's Interconnection Facilities, or any part thereof, Interconnection Customer will be entitled to compensation for the capital expenses it incurred in connection with the Interconnection Facilities based upon the pro rata use of the Interconnection Facilities by Transmission Owner, all non-party users, and Interconnection Customer, in accordance with Applicable Laws and Regulations or upon some other mutually-agreed upon methodology. In addition, cost responsibility for ongoing costs, including operation and maintenance costs associated with the Interconnection Facilities, will be allocated between Interconnection Customer and any non-party users based upon the pro rata use of the Interconnection Facilities by Transmission Owner, all non-party users, and Interconnection Customer, in accordance with Applicable Laws and Regulations or upon some other mutually agreed upon methodology. If the issue of such compensation or allocation cannot be resolved through such negotiations, it shall be submitted to Dispute Resolution pursuant to Section 12 of the Tariff.

9.10
Disturbance Analysis Data Exchange. The Parties will cooperate with one another in the analysis of disturbances to either the Generating Facility or the Transmission System by gathering and providing access to any information relating to any disturbance, including information from oscillography, protective relay targets, breaker operations and sequence of events records, and any disturbance information required by Good Utility Practice.

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ARTICLE 10. MAINTENANCE

10.1
Transmission Owner Obligations. Transmission Owner shall maintain the Transmission Owner’s Interconnection Facilities in a safe and reliable manner and in accordance with this LGIA and all Applicable Laws and Regulations.

10.2
Interconnection Customer Obligations. Interconnection Customer shall maintain the Generating Facility and the Interconnection Customer’s Interconnection Facilities in a safe and reliable manner and in accordance with this LGIA and all Applicable Laws and Regulations.

10.3
Coordination. The Parties shall confer regularly to coordinate the planning, scheduling, and performance of preventive and corrective maintenance on the Generating Facility and the Interconnection Facilities.

10.4
Secondary Systems. Each Party shall cooperate with the other in the inspection, maintenance, and testing of control or power circuits that operate below 600 volts, AC or DC, including, but not limited to, any hardware, control or protective devices, cables, conductors, electric raceways, secondary equipment panels, transducers, batteries, chargers, and voltage and current transformers that directly affect the operation of a Party's facilities and equipment which may reasonably be expected to impact another Party. Each Party shall provide advance notice to the other Parties before undertaking any work on such circuits, especially on electrical circuits involving circuit breaker trip and close contacts, current transformers, or potential transformers.

10.5
Operating and Maintenance Expenses. Subject to the provisions herein addressing the use of facilities by others, and except for operations and maintenance expenses associated with modifications made for providing interconnection or transmission service to a non-party and such non-party pays for such expenses, Interconnection Customer shall be responsible for all reasonable expenses including overheads, associated with: (1) owning, operating, maintaining, repairing, and replacing Interconnection Customer’s Interconnection Facilities; and (2) operation, maintenance, repair and replacement of Transmission Owner’s Interconnection Facilities to the extent required by the Transmission Owner on a comparable basis.

ARTICLE 11. PERFORMANCE OBLIGATION

11.1
Interconnection Customer’s Interconnection Facilities. Interconnection Customer shall design, procure, construct, install, own and/or control the Interconnection Customer’s Interconnection Facilities described in Appendix A at its sole expense.

11.2
Transmission Owner's Interconnection Facilities. Transmission Owner shall design, procure, construct, install, own and/or control the Transmission Owner’s Interconnection Facilities described in Appendix A at the sole expense of the Interconnection Customer.

11.3
Network Upgrades, System Protection Facilities and Distribution Upgrades. Transmission Owner shall design, procure, construct, install, and own the Network Upgrades, Transmission Owner’s System Protection Facilities and Distribution Upgrades

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described in Appendix A. The Interconnection Customer shall be responsible for all costs related to Distribution Upgrades and/or Generator Upgrades. Transmission Owner shall provide the Transmission Provider and Interconnection Customer with written notice pursuant to Article 15 if the Transmission Owner elects to fund the capital for the Network Upgrades and Transmission Owner’s System Protection Facilities; otherwise, such facilities, if any, shall be solely funded by the Interconnection Customer.

11.3.1
Contingencies Affecting Network Upgrades, System Protection Facilities and Distribution Upgrades. Network Upgrades, System Protection Facilities and Distribution Upgrades that are required to accommodate the Generating Facility may be modified because (1) a higher queued interconnection request withdrew or was deemed to have withdrawn, (2) the interconnection agreement associated with a higher queued interconnection request was terminated prior to the project’s In‑Service Date, (3) the Commercial Operation Date for a higher queued interconnection request is delayed such that facilities required to accommodate lower queued projects may be altered, (4) the queue position is reinstated for a higher-queued interconnection request whose queue position was subject to dispute resolution, (5) changes occur in Transmission Provider or Transmission Owner equipment design standards or reliability criteria giving rise to the need for restudy, or (6) the facilities required to accommodate a higher queued interconnection request were modified constituting a Material Modification pursuant to Section 4.4 of the LGIP. The higher queued interconnection requests that could impact the Network Upgrades, System Protection Facilities and Distribution Upgrades required to accommodate the Generating Facility, and possible Modifications that may result from the above listed events affecting the higher queued interconnection requests, to the extent such modifications are reasonably known and can be determined, and estimates of the costs associated with such required Network Upgrades, System Protection Facilities and Distribution Upgrades, are provided in Appendix A.

11.3.2
Agreement to Restudy. The Interconnection Customer agrees to enter into either an Interconnection System Impact Study Agreement or Interconnection Facilities Study Agreement, or both, if at any time before the Network Upgrades, System Protection Facilities and/or Distribution Upgrades associated with higher queued interconnection requests are completed, the Transmission Provider determines restudy is required because one of the contingencies in Article 11.3.1 occurred, and provides notice to Interconnection Customer. Any restudy shall be performed, as applicable, in accordance with Sections 6.4, 7.6 and 8.5 of the LGIP. The Parties agree to amend Appendix A to this LGIA in accordance with Article 30.10 to reflect the results of any restudy required under this Article 11.3.2.

11.4    Transmission Credits.

11.4.1
Repayment of Amounts Advanced for Network Upgrades. Interconnection Customer shall be entitled to a cash repayment by the Transmission Owner(s) and the Affected System Owner(s) that own the Network Upgrades, of the amount paid respectively to Transmission Owner and Affected System Operator, if any, for the Network Upgrades, as provided under Attachment FF of this Tariff

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and including any tax gross-up or other tax-related payments associated with the repayable portion of the Network Upgrades, and not repaid to Interconnection Customer pursuant to Article 5.17.8 or otherwise, to be paid to Interconnection Customer on a dollar-for-dollar basis for the non-usage sensitive portion of transmission charges, as payments are made under the Tariff and Affected System's Tariff for transmission services with respect to the Large Generating Facility. Any repayment shall include interest calculated in accordance with the methodology set forth in FERC’s regulations at 18 C.F.R. § 35.19 (a)(2)(iii) from the date of any payment for Network Upgrades through the date on which the Interconnection Customer receives a repayment of such payment pursuant to this subparagraph. Interest shall not accrue during periods in which the Interconnection Customer has suspended construction pursuant to Article 11 or the Network Upgrades have been determined not to be needed pursuant to this Article 11.4.1. Interconnection Customer may assign such repayment rights to any person.

If the Generating Facility is designated a Network Resource under the Tariff, or if there are otherwise no incremental payments for Transmission Service resulting from the use of the Generating Facility by Transmission Customer, and in the absence of another mutually agreeable payment schedule any repayments provided under Attachment FF shall be established equal to the applicable rate for Firm Point-To-Point Transmission Service for the pricing zone where the Network Load is located multiplied by the portion of the demonstrated output of the Generating Facility designated as a Network Resource by the Network Customer(s) or in the absence of such designation, equal to the monthly firm single system-wide rate defined under Schedule 7 multiplied by the portion of the demonstrated output of the Generating Facility under contract to Network Customer(s) and consistent with studies pursuant to Section 3.2.2.2 of the LGIP.

Notwithstanding the foregoing, as applicable and consistent with the provisions of Attachment FF of this Tariff, Interconnection Customer, Transmission Provider, Transmission Owner, and Affected System Operator may adopt any alternative payment schedule that is mutually agreeable so long as Transmission Owner and Affected System Operator take one of the following actions no later than five (5) years from the Commercial Operation Date: (1) return to Interconnection Customer any amounts advanced for Network Upgrades not previously repaid, or (2) declare in writing that Transmission Owner or Affected System Operator will continue to provide payments to Interconnection Customer on a dollar-for-dollar basis for the non-usage sensitive portion of transmission charges, or develop an alternative schedule that is mutually agreeable and provides for the return of all amounts advanced for Network Upgrades not previously repaid; however, full reimbursement shall not extend beyond twenty (20) years from the Commercial Operation Date. If the Generating Facility fails to achieve commercial operation, but it or another generating facility is later constructed and makes use of the Network Upgrades, Transmission Owner and Affected System Operator shall at that time reimburse Interconnection Customer for the remaining applicable amounts that may be refundable pursuant to Attachment FF of this Tariff that were advanced for the Network Upgrades on their respective systems as described above. Before any such reimbursement can occur, the

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Interconnection Customer, or the entity that ultimately constructs the Generating Facility, if different, is responsible for identifying the entity to which the reimbursement must be made.

11.4.2
Special Provisions for the Transmission Provider as an Affected System. When the Transmission Owner's Transmission or Distribution System (including for this Article 11.4.2 independent distribution systems connected to the Transmission System) is an Affected System for an interconnection in another electric system, the Transmission Provider will coordinate the performance of Interconnection Studies with the other system. The Transmission Provider will determine if any Network Upgrades or Distribution Upgrades, which may be required on the Transmission System as a result of the interconnection, would not have been needed but for the interconnection. Unless the Transmission Owner provides, under the interconnection agreement between the Interconnection Customer and the other system, for the repayment of amounts advanced to the Transmission Provider or an impacted transmission-owning member(s) of the Transmission Provider for Network Upgrades, the Interconnection Customer, the Transmission Provider, and the impacted transmission‑owning member(s) shall enter into an agreement that provides for such repayment by transmission owner(s) as directed by the Transmission Provider. The agreement shall specify the terms governing payments to be made by the Interconnection Customer to the Affected System Operator as well as the payment of refunds by the Affected System Operator.

11.4.3
Notwithstanding any other provision of this LGIA, nothing herein shall be construed as relinquishing or foreclosing any rights, including but not limited to firm transmission rights, capacity rights, transmission congestion rights, or transmission credits, that the Interconnection Customer, shall be entitled to, now or in the future under any other agreement or tariff as a result of, or otherwise associated with, the transmission capacity, if any, created by the Network Upgrades, including the right to obtain cash reimbursement or transmission credits for transmission service that is not associated with the Generating Facility.

11.5
Provision of Security. Unless otherwise provided in Appendix B, at least thirty (30) Calendar Days prior to the commencement of the design, procurement, installation, or construction of a discrete portion of an initial element of the Transmission Owner’s Interconnection Facilities, Transmission Owner’s System Protection Facilities, Network Upgrades, Distribution Upgrades or Stand‑Alone Network Upgrades, or at the request of Transmission Owner if regulatory approvals are required for the construction of such facilities, Interconnection Customer shall provide Transmission Owner, at Interconnection Customer's selection, a guarantee, a surety bond, letter of credit or other form of security that is reasonably acceptable to Transmission Owner and is consistent with the Uniform Commercial Code of the jurisdiction identified in Article 14.2.1. Such security for payment shall be in an amount sufficient to cover the applicable costs and cost commitments required of the Party responsible for building the facilities pursuant to the construction schedule developed in Article 12.1 for designing, engineering, seeking regulatory approval from any Governmental Authority, constructing, procuring and installing the applicable portion of Transmission Owner’s Interconnection Facilities, Transmission

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Owner’s System Protection Facilities, Network Upgrades, Distribution Upgrades or Stand‑Alone Network Upgrades and shall be reduced on a dollar-for-dollar basis for payments made to Transmission Owner for these purposes.

In addition:

11.5.1
The guarantee must be made by an entity that meets the creditworthiness requirements of Transmission Owner, and contain terms and conditions that guarantee payment of any amount that may be due from Interconnection Customer, up to an agreed-to maximum amount.

11.5.2	The letter of credit must be issued by a financial institution reasonably acceptable to Transmission Owner and must specify a reasonable expiration date.

11.5.3	The surety bond must be issued by an insurer reasonably acceptable to Transmission Owner and must specify a reasonable expiration date.

11.6
Interconnection Customer Compensation. If Transmission Provider requests or directs Interconnection Customer to provide a service pursuant to Article 13.4 of this LGIA, Transmission Provider shall compensate Interconnection Customer in accordance with any tariff or rate schedule filed by the Transmission Provider and approved by the FERC.

ARTICLE 12. INVOICE

12.1
General. Each Party shall submit to the other Party, on a monthly basis, invoices of amounts due, if any, for the preceding month. Each invoice shall state the month to which the invoice applies and fully describe the services and equipment provided. The Parties may discharge mutual debts and payment obligations due and owing to each other on the same date through netting, in which case all amounts a Party owes to the other Party under this LGIA, including interest payments or credits, shall be netted so that only the net amount remaining due shall be paid by the owing Party.

12.2
Final Invoice. Within six months after completion of the construction of the Transmission Owner’s Interconnection Facilities, Transmission Owner’s System Protection Facilities, Distribution Upgrades and the Network Upgrades, Transmission Owner shall provide an invoice of the final cost of the construction of the Transmission Owner’s Interconnection Facilities, Transmission Owner’s System Protection Facilities, Distribution Upgrades and the Network Upgrades and shall set forth such costs in sufficient detail to enable Interconnection Customer to compare the actual costs with the estimates and to ascertain deviations, if any, from the cost estimates. Transmission Owner shall refund, with interest (calculated in accordance with 18 C.F.R. Section 35.19a(a)(2)(iii), to Interconnection Customer any amount by which the actual payment by Interconnection Customer for estimated costs exceeds the actual costs of construction within thirty (30) Calendar Days of the issuance of such final construction invoice.

12.3
Payment. Invoices shall be rendered to the paying Party at the address specified in Appendix F. The Party receiving the invoice shall pay the invoice within thirty (30) Calendar Days of receipt. All payments shall be made in immediately available funds

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payable to the other Party, or by wire transfer to a bank named and account designated by the invoicing Party. Payment of invoices by a Party will not constitute a waiver of any rights or claims that Party may have under this LGIA.

12.4
Disputes. In the event of a billing dispute among the Parties, Transmission Provider shall continue to provide Interconnection Service under this LGIA as long as Interconnection Customer: (i) continues to make all payments not in dispute; and (ii) pays to Transmission Provider or Transmission Owner or into an independent escrow account the portion of the invoice in dispute, pending resolution of such dispute. If Interconnection Customer fails to meet these two requirements for continuation of service, then Transmission Provider may or, at Transmission Owner’s request upon Interconnection Customer’s failure to pay, Transmission Owner, shall provide notice to Interconnection Customer of a Default pursuant to Article 17. Within thirty (30) Calendar Days after the resolution of the dispute, the Party that owes money to another Party shall pay the amount due with interest calculated in accord with the methodology set forth in 18 C.F.R. § 35.19a(a)(2)(iii).

ARTICLE 13. EMERGENCIES

13.1	Obligations. Each Party shall comply with the Emergency Condition procedures of the Transmission Provider, NERC, the Applicable Reliability Council, and Applicable Laws and Regulations.

13.2
Notice. Transmission Provider or Transmission Owner shall notify the other Parties promptly when it becomes aware of an Emergency Condition that affects the Transmission Owner’s Interconnection Facilities or the Transmission or Distribution System, as applicable, that may reasonably be expected to affect Interconnection Customer's operation of the Generating Facility or the Interconnection Customer's Interconnection Facilities.

Interconnection Customer shall notify Transmission Provider and Transmission Owner, which includes by definition if applicable, the operator of a distribution system, promptly when it becomes aware of an Emergency Condition that affects the Generating Facility or the Interconnection Customer’s Interconnection Facilities that may reasonably be expected to affect the Transmission or Distribution System, as applicable, or the Transmission Owner’s Interconnection Facilities.

To the extent information is known, the notification shall describe the Emergency Condition, the extent of the damage or deficiency, the expected effect on the operation of Interconnection Customer's or Transmission Provider’s or Transmission Owner’s facilities and operations, its anticipated duration and the corrective action taken and/or to be taken. The initial notice shall be followed as soon as practicable with written notice.

13.3
Immediate Action. Unless, in a Party’s reasonable judgment, immediate action is required, the Party exercising such judgment shall notify and obtain the consent of the other Parties, such consent to not be unreasonably withheld, prior to performing any manual switching operations at the Generating Facility or the Interconnection Customer’s Interconnection Facilities in response to an Emergency Condition either declared by the

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Transmission Provider or otherwise regarding the Transmission or Distribution System, as applicable.

13.4	Transmission Provider and Transmission Owner Authority.

13.4.1
General. Transmission Provider or Transmission Owner may take whatever actions or inactions with regard to the Transmission System or the Transmission Owner’s Interconnection Facilities it deems necessary during an Emergency Condition in order to (i) preserve public health and safety, (ii) preserve the reliability of the Transmission System or the Transmission Owner’s Interconnection Facilities, (iii) limit or prevent damage, and (iv) expedite restoration of service.

Transmission Provider or Transmission Owner shall use Reasonable Efforts to minimize the effect of such actions or inactions on the Generating Facility or the Interconnection Customer’s Interconnection Facilities. Transmission Provider or Transmission Owner may, on the basis of technical considerations, require the Generating Facility to mitigate an Emergency Condition by taking actions necessary and limited in scope to remedy the Emergency Condition, including, but not limited to, directing Interconnection Customer to shut-down, start-up, increase or decrease the real or reactive power output of the Generating Facility; implementing a reduction or disconnection pursuant to Article 13.5.2; directing the Interconnection Customer to assist with blackstart (if available) or restoration efforts; or altering the outage schedules of the Generating Facility and the Interconnection Customer’s Interconnection Facilities. Interconnection Customer shall comply with all of Transmission Provider's or Transmission Owner’s operating instructions concerning Generating Facility real power and reactive power output within the manufacturer’s design limitations of the Generating Facility's equipment that is in service and physically available for operation at the time, in compliance with Applicable Laws and Regulations.

13.4.2	Reduction and Disconnection. Transmission Provider or Transmission Owner may reduce Interconnection Service or disconnect the Generating Facility or the
Interconnection Customer’s Interconnection Facilities when such reduction or disconnection is necessary under Good Utility Practice due to Emergency Conditions. These rights are separate and distinct from any right of curtailment of the Transmission Provider pursuant to the Tariff. When the Transmission Provider can schedule the reduction or disconnection in advance, Transmission Provider shall notify Interconnection Customer of the reasons, timing and expected duration of the reduction or disconnection. Transmission Provider shall coordinate with the Interconnection Customer and Transmission Owner using Good Utility Practice to schedule the reduction or disconnection during periods of least impact to the Interconnection Customer, Transmission Owner and the Transmission Provider. Any reduction or disconnection shall continue only for so long as reasonably necessary under Good Utility Practice. The Parties shall cooperate with each other to restore the Generating Facility, the Interconnection Facilities, and the Transmission System to their normal operating state as soon as practicable consistent with Good Utility Practice.

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13.5
Interconnection Customer Authority. Consistent with Good Utility Practice and this LGIA and the LGIP, the Interconnection Customer may take whatever actions or inactions with regard to the Generating Facility or the Interconnection Customer’s Interconnection Facilities during an Emergency Condition in order to (i) preserve public health and safety, (ii) preserve the reliability of the Generating Facility or the Interconnection Customer’s Interconnection Facilities, (iii) limit or prevent damage, and (iv) expedite restoration of service. Interconnection Customer shall use Reasonable Efforts to minimize the effect of such actions or inactions on the Transmission System and the Transmission Owner’s Interconnection Facilities. Transmission Provider and Transmission Owner shall use Reasonable Efforts to assist Interconnection Customer in such actions.

13.6
Limited Liability. Except as otherwise provided in Article 11.6 of this LGIA, no Party shall be liable to the other for any action it takes in responding to an Emergency Condition so long as such action is made in good faith and is consistent with Good Utility Practice.

13.7	Audit. In accordance with Article 25.3, any Party may audit the performance of another Party when that Party declared an Emergency Condition.

ARTICLE 14. REGULATORY REQUIREMENTS AND GOVERNING LAW

14.1
Regulatory Requirements. Each Party’s obligations under this LGIA shall be subject to its receipt of any required approval or certificate from one or more Governmental Authorities in the form and substance satisfactory to the applying Party, or the Party making any required filings with, or providing notice to, such Governmental Authorities, and the expiration of any time period associated therewith. Each Party shall in good faith seek, and if necessary assist the other Party and use its Reasonable Efforts to obtain such other approvals. Nothing in this LGIA shall require Interconnection Customer to take any action that could result in its inability to obtain, or its loss of, status or exemption under the Federal Power Act, the Public Utility Holding Company Act of 1935, as amended, or the Public Utility Regulatory Policies Act of 1978.

14.2    Governing Law.

14.2.1
The validity, interpretation and performance of this LGIA and each of its provisions shall be governed by the laws of the state where the Point of Interconnection is located, without regard to its conflicts of law principles.

14.2.2	This LGIA is subject to all Applicable Laws and Regulations.

14.2.3	Each Party expressly reserves the right to seek changes in, appeal, or otherwise contest any laws, orders, rules, or regulations of a Governmental Authority.

ARTICLE 15. NOTICES

15.1
General. Unless otherwise provided in this LGIA, any notice, demand or request required or permitted to be given by any Party to the other Parties and any instrument required or permitted to be tendered or delivered by a Party in writing to the other Parties

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shall be effective when delivered and may be so given, tendered or delivered, by recognized national courier, or by depositing the same with the United States Postal Service with postage prepaid, for delivery by certified or registered mail, addressed to the Party, or personally delivered to the Party, at the address set out in Appendix F, Addresses for Delivery of Notices and Billings.

Either Party may change the notice information in this LGIA by giving five (5) Business Days written notice prior to the effective date of the change.

15.2	Billings and Payments. Billings and payments shall be sent to the addresses set out in Appendix F.

15.3
Alternative Forms of Notice. Any notice or request required or permitted to be given by any Party to the other and not required by this LGIA to be given in writing may be so given by telephone, facsimile or email to the telephone numbers and email addresses set out in Appendix F.

15.4
Operations and Maintenance Notice. Each Party shall notify the other Parties in writing of the identity of the person(s) that it designates as the point(s) of contact with respect to the implementation of Articles 9 and 10.

ARTICLE 16. FORCE MAJEURE

16.1	Force Majeure.

16.1.1	Economic hardship is not considered a Force Majeure event.

16.1.2
A Party shall not be considered to be in Default with respect to any obligation hereunder, (including obligations under Article 4 and 5), other than the obligation to pay money when due, if prevented from fulfilling such obligation by Force Majeure. A Party unable to fulfill any obligation hereunder (other than an obligation to pay money when due) by reason of Force Majeure shall give notice and the full particulars of such Force Majeure to the other Parties in writing or by telephone as soon as reasonably possible after the occurrence of the cause relied upon. Telephone, facsimile or email notices given pursuant to this Article shall be confirmed in writing as soon as reasonably possible and shall specifically state full particulars of the Force Majeure, the time and date when the Force Majeure occurred and when the Force Majeure is reasonably expected to cease. The Party affected shall exercise Reasonable Efforts to remove such disability with reasonable dispatch, but shall not be required to accede or agree to any provision not satisfactory to it in order to settle and terminate a strike or other labor disturbance.

ARTICLE 17. DEFAULT

17.1	Default

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17.1.1
General. No Default shall exist where such failure to discharge an obligation (other than the payment of money) is the result of Force Majeure as defined in this LGIA or the result of an act or omission of another Party. Upon a Breach, the non-Breaching Party or Parties shall give written notice of such Breach to the Breaching Party with a copy to the other Party if one Party gives notice of such Breach. Except as provided in Article 17.1.2, the Breaching Party shall have thirty (30) Calendar Days from receipt of the Breach notice within which to cure such Breach; provided however, if such Breach is not capable of cure within thirty (30) Calendar Days, the Breaching Party shall commence such cure within thirty (30) Calendar Days after notice and continuously and diligently complete such cure within ninety (90) Calendar Days from receipt of the Breach notice; and, if cured within such time, the Breach specified in such notice shall cease to exist.

17.1.2
Right to Terminate. If a Breach is not cured as provided in this Article, or if a Breach is not capable of being cured within the period provided for herein, the non-Breaching Party or Parties shall have the right to terminate this LGIA by written notice to the Breaching Party at any time until cure occurs, with a copy to the other Party if one Party gives notice of such right to terminate, and be relieved of any further obligation hereunder and, whether or not that Party(ies) terminates this LGIA, to recover from the Breaching Party all amounts due hereunder, plus all other damages and remedies to which it is (they are) entitled at law or in equity. The provisions of this Article will survive termination of this LGIA.

ARTICLE 18. Limitation of liability, INDEMNITY, CONSEQUENTIAL DAMAGES, AND INSURANCE

18.1
Limitation of Liability. A Party shall not be liable to another Party or to any third party or other person for any damages arising out of actions under this LGIA, including, but not limited to, any act or omission that results in an interruption, deficiency or imperfection of Interconnection Service, except as provided in this Tariff. The provisions set forth in the Tariff shall be additionally applicable to any Party acting in good faith to implement or comply with its obligations under this LGIA, regardless of whether the obligation is preceded by a specific directive.

18.2	Indemnity. An Indemnifying Party shall at all times indemnify, defend and hold the other Parties harmless from Loss.

18.2.1
Indemnified Party. If an Indemnified Party is entitled to indemnification under this Article 18 as a result of a claim by a non-party, and the Indemnifying Party fails, after notice and reasonable opportunity to proceed under Article 18.2, to assume the defense of such claim, such Indemnified Party may at the expense of the Indemnifying Party contest, settle or consent to the entry of any judgment with respect to, or pay in full, such claim.

18.2.2
Indemnifying Party. If an Indemnifying Party is obligated to indemnify and hold any Indemnified Party harmless under this Article 18, the amount owing to the Indemnified Party shall be the amount of such Indemnified Party's actual Loss, net of any insurance or other recovery.

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18.2.3
Indemnity Procedures. Promptly after receipt by an Indemnified Party of any claim or notice of the commencement of any action or administrative or legal proceeding or investigation as to which the indemnity provided for in Article 18.2 may apply, the Indemnified Party shall notify the Indemnifying Party of such fact. Any failure of or delay in such notification shall not affect a Party's indemnification obligation unless such failure or delay is materially prejudicial to the Indemnifying Party.

The Indemnifying Party shall have the right to assume the defense thereof with counsel designated by such Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the defendants in any such action include one or more Indemnified Parties and the Indemnifying Party and if the Indemnified Party reasonably concludes that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on its own behalf. In such instances, the Indemnifying Party shall only be required to pay the fees and expenses of one additional attorney to represent an Indemnified Party or Indemnified Parties having such differing or additional legal defenses.

The Indemnified Party shall be entitled, at its expense, to participate in any such action, suit or proceeding, the defense of which has been assumed by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party (i) shall not be entitled to assume and control the defense of any such action, suit or proceedings if and to the extent that, in the opinion of the Indemnified Party and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability on the Indemnified Party, or there exists a conflict or adversity of interest between the Indemnified Party and the Indemnifying Party, in such event the Indemnifying Party shall pay the reasonable expenses of the Indemnified Party, and (ii) shall not settle or consent to the entry of any judgment in any action, suit or proceeding without the consent of the Indemnified Party, which shall not be reasonably withheld, conditioned or delayed.

18.3
Consequential Damages. Other than the Liquidated Damages heretofore described, in no event shall either Party be liable under any provision of this LGIA for any losses, damages, costs, or expenses for any special, indirect, incidental, consequential, or punitive damages including, but not limited to, loss of profit or revenue, loss of the use of equipment, cost of capital, cost of temporary equipment or services, whether based in whole or in part in contract, in tort, including negligence, strict liability, or any other theory of liability; provided; however, that damages for which a Party may be liable to the other Party under another agreement will not be considered to be special, indirect, incidental, or consequential damages hereunder.

18.4
Insurance. Each Party shall, at its own expense, maintain in force throughout the period of this LGIA, and until released by the other Parties, the following minimum insurance coverages, with insurers authorized to do business or an approved surplus lines carrier in the state where the Point of Interconnection is located:

Original Sheet No. 54

18.4.1	Employers' Liability and Workers' Compensation Insurance providing statutory benefits in accordance with the laws and regulations of the state in which the Point of Interconnection is located.

18.4.2
Commercial General Liability Insurance including premises and operations, personal injury, broad form property damage, broad form blanket contractual liability coverage (including coverage for the contractual indemnification) products and completed operations coverage, coverage for explosion, collapse and underground hazards, independent contractors coverage, coverage for pollution to the extent normally available and punitive damages to the extent normally available and a cross liability endorsement, with minimum limits of One Million Dollars ($1,000,000) per occurrence/One Million Dollars ($1,000,000) aggregate combined single limit for personal injury, bodily injury, including death and property damage.

18.4.3
Comprehensive Automobile Liability Insurance, for coverage of owned and non‑owned and hired vehicles, trailers or semi‑trailers licensed for travel on public roads, with a minimum combined single limit of One Million Dollars ($1,000,000) each occurrence for bodily injury, including death, and property damage.

18.4.4
Excess Public Liability Insurance over and above the Employer’s Liability, Commercial General Liability and Comprehensive Automobile Liability Insurance coverage, with a minimum combined single limit of Twenty Million Dollars ($20,000,000) per occurrence/Twenty Million Dollars ($20,000,000) aggregate.

18.4.5
The Commercial General Liability Insurance, Comprehensive Automobile Insurance and Excess Public Liability Insurance policies shall name the other Parties, their parents, associated and Affiliate companies and their respective directors, officers, agents, servants and employees ("Other Party Group") as additional insured. All policies shall contain provisions whereby the insurers waive all rights of subrogation in accordance with the provisions of this LGIA against the Other Party Groups and provide thirty (30) Calendar Days’ advance written notice to the Other Party Groups prior to anniversary date of cancellation or any material change in coverage or condition.

18.4.6
The Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance and Excess Public Liability Insurance policies shall contain provisions that specify that the policies are primary and shall apply to such extent without consideration for other policies separately carried and shall state that each insured is provided coverage as though a separate policy had been issued to each, except the insurer’s liability shall not be increased beyond the amount for which the insurer would have been liable had only one insured been covered. Each Party shall be responsible for its respective deductibles or retentions.

18.4.7
The Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance and Excess Public Liability Insurance policies, if written on a Claims First Made Basis, shall be maintained in full force and effect for two (2) years after termination of this LGIA, which coverage may be in the form of tail coverage or extended reporting period coverage if agreed by the Parties.

Original Sheet No. 55

18.4.8
The requirements contained herein as to the types and limits of all insurance to be maintained by the Parties are not intended to and shall not in any manner, limit or qualify the liabilities and obligations assumed by the Parties under this LGIA.

18.4.9
Within ten (10) days following execution of this LGIA, and as soon as practicable after the end of each fiscal year or at the renewal of the insurance policy and in any event within ninety (90) days thereafter, each Party shall provide certification of all insurance required in this LGIA, executed by each insurer or by an authorized representative of each insurer.

18.4.10
Notwithstanding the foregoing, each Party may self-insure to meet the minimum insurance requirements of Articles 18.4.1 through 18.4.8, to the extent it maintains a self-insurance program; provided that, such Party’s senior secured debt is rated at investment grade, or better, by Standard & Poor’s and that its self‑insurance program meets minimum insurance requirements under Articles 18.4.1 through 18.4.8. For any period of time that a Party’s senior secured debt is unrated by Standard & Poor’s or is rated at less than investment grade by Standard & Poor’s, such Party shall comply with the insurance requirements applicable to it under Articles 18.4.1 through 18.4.9. In the event that a Party is permitted to self-insure pursuant to this article, it shall notify the other Party that it meets the requirements to self‑insure and that its self‑insurance program meets the minimum insurance requirements in a manner consistent with that specified in Article 18.4.9.

18.4.11
The Parties agree to report to each other in writing as soon as practical all accidents or occurrences resulting in injuries to any person, including death, and any property damage arising out of this LGIA.

ARTICLE 19. ASSIGNMENT

19.1
Assignment. This LGIA may be assigned by any Party only with the written consent of the other Parties; provided that a Party may assign this LGIA without the consent of the other Parties to any Affiliate of the assigning Party with an equal or greater credit rating and with the legal authority and operational ability to satisfy the obligations of the assigning Party under this LGIA; and provided further that the Interconnection Customer shall have the right to assign this LGIA, without the consent of either the Transmission Provider or Transmission Owner, for collateral security purposes to aid in providing financing for the Generating Facility, provided that the Interconnection Customer will promptly notify the Transmission Provider of any such assignment. Any financing arrangement entered into by the Interconnection Customer pursuant to this Article will provide that prior to or upon the exercise of the secured party’s , trustee’s or mortgagee’s assignment rights pursuant to said arrangement, the secured creditor, the trustee or mortgagee will notify the Transmission Provider of the date and particulars of any such exercise of assignment right(s), including providing the Transmission Provider and Transmission Owner with proof that it meets the requirements of Article 11.5 and 18.3. Any attempted assignment that violates this Article is void and ineffective. Any assignment under this LGIA shall not relieve a Party of its obligations, nor shall a Party’s

Original Sheet No. 56

obligations be enlarged, in whole or in part, by reason thereof. Where required, consent to assignment will not be unreasonably withheld, conditioned or delayed.

ARTICLE 20. SEVERABILITY

20.1
Severability. If any provision in this LGIA is finally determined to be invalid, void or unenforceable by any court or other Governmental Authority having jurisdiction, such determination shall not invalidate, void or make unenforceable any other provision, agreement or covenant of this LGIA; provided that if the Interconnection Customer (or any non-party, but only if such non-party is not acting at the direction of either the Transmission Provider or Transmission Owner) seeks and obtains such a final determination with respect to any provision of the Alternate Option (Article 5.1.2), or the Negotiated Option (Article 5.1.4), then none of these provisions shall thereafter have any force or effect and the Parties’ rights and obligations shall be governed solely by the Standard Option (Article 5.1.1).

ARTICLE 21. COMPARABILITY

21.1
Comparability. The Parties will comply with all applicable comparability and code of conduct laws, rules and regulations including such laws, rules and regulations of Governmental Authorities establishing standards of conduct, as amended from time to time.

ARTICLE 22. CONFIDENTIALITY

22.1
Confidentiality. Confidential Information shall include, without limitation, all information relating to a Party’s technology, research and development, business affairs, and pricing, and any information supplied by a Party to another Party prior to the execution of this LGIA.

Information is Confidential Information only if it is clearly designated or marked in writing as confidential on the face of the document, or, if the information is conveyed orally or by inspection, if the Party providing the information orally informs the Party receiving the information that the information is confidential. The Parties shall maintain as confidential any information that is provided and identified by a Party as Critical Energy Infrastructure Information (CEII), as that term is defined in 18 C.F.R. Section 388.113(c). Such confidentiality will be maintained in accordance with this Article 22.

If requested by the receiving Party, the disclosing Party shall provide in writing, the basis for asserting that the information referred to in this Article warrants confidential treatment, and the requesting Party may disclose such writing to the appropriate Governmental Authority. Each Party shall be responsible for the costs associated with affording confidential treatment to its information.

22.1.1	Term. During the term of this LGIA, and for a period of three (3) years after the expiration or termination of this LGIA, except as otherwise provided in this Article

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22, each Party shall hold in confidence and shall not disclose to any person Confidential Information.

22.1.2
Scope. Confidential Information shall not include information that the receiving Party can demonstrate: (1) is generally available to the public other than as a result of a disclosure by the receiving Party; (2) was in the lawful possession of the receiving Party on a non‑confidential basis before receiving it from the disclosing Party; (3) was supplied to the receiving Party without restriction by a non-party, who, to the knowledge of the receiving Party after due inquiry, was under no obligation to the disclosing Party to keep such information confidential; (4) was independently developed by the receiving Party without reference to Confidential Information of the disclosing Party; (5) is, or becomes, publicly known, through no wrongful act or omission of the receiving Party or Breach of this LGIA; or (6) is required, in accordance with Article 22.1.7 of this LGIA, Order of Disclosure, to be disclosed by any Governmental Authority or is otherwise required to be disclosed by law or subpoena, or is necessary in any legal proceeding establishing rights and obligations under this LGIA. Information designated as Confidential Information will no longer be deemed confidential if the Party that designated the information as confidential notifies the receiving Party that it no longer is confidential.

22.1.3
Release of Confidential Information. No Party shall release or disclose Confidential Information to any other person, except to its Affiliates (limited by the Standards of Conduct requirements), subcontractors, employees, agents, consultants, or to non-parties who may be or considering providing financing to or equity participation with Interconnection Customer, or to potential purchasers or assignees of Interconnection Customer, on a need‑to‑know basis in connection with this LGIA, unless such person has first been advised of the confidentiality provisions of this Article 22 and has agreed to comply with such provisions. Notwithstanding the foregoing, a Party providing Confidential Information to any person shall remain primarily responsible for any release of Confidential Information in contravention of this Article 22.

22.1.4
Rights. Each Party retains all rights, title, and interest in the Confidential Information that it discloses to the receiving Party. The disclosure by a Party to the receiving Party of Confidential Information shall not be deemed a waiver by the disclosing Party or any other person or entity of the right to protect the Confidential Information from public disclosure.

22.1.5
No Warranties. By providing Confidential Information, no Party makes any warranties or representations as to its accuracy or completeness. In addition, by supplying Confidential Information, no Party obligates itself to provide any particular information or Confidential Information to another Party nor to enter into any further agreements or proceed with any other relationship or joint venture.

22.1.6
Standard of Care. Each Party shall use at least the same standard of care to protect Confidential Information it receives as it uses to protect its own Confidential Information from unauthorized disclosure, publication, or

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dissemination. Each Party may use Confidential Information solely to fulfill its obligations to another Party under this LGIA or its regulatory requirements.

22.1.7
Order of Disclosure. If a court or a Government Authority or entity with the right, power, and apparent authority to do so requests or requires any Party, by subpoena, oral deposition, interrogatories, requests for production of documents, administrative order, or otherwise, to disclose Confidential Information, that Party shall provide the disclosing Party with prompt notice of such request(s) or requirement(s) so that the disclosing Party may seek an appropriate protective order or waive compliance with the terms of this LGIA. Notwithstanding the absence of a protective order or waiver, the Party may disclose such Confidential Information which, in the opinion of its counsel, the Party is legally compelled to disclose. Each Party will use Reasonable Efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

22.1.8
Termination of Agreement. Upon termination of this LGIA for any reason, each Party shall, within ten (10) Calendar Days of receipt of a written request from another Party, use Reasonable Efforts to destroy, erase, or delete (with such destruction, erasure, and deletion certified in writing to the requesting Party) or return to the requesting Party, without retaining copies thereof, any and all written or electronic Confidential Information received from the requesting Party, except that each Party may keep one copy for archival purposes, provided that the obligation to treat it as Confidential Information in accordance with this Article 22 shall survive such termination.

22.1.9
Remedies. The Parties agree that monetary damages would be inadequate to compensate a Party for another Party’s Breach of its obligations under this Article 22. Each Party accordingly agrees that the disclosing Party shall be entitled to equitable relief, by way of injunction or otherwise, if the receiving Party Breaches or threatens to Breach its obligations under this Article 22, which equitable relief shall be granted without bond or proof of damages, and the Breaching Party shall not plead in defense that there would be an adequate remedy at law. Such remedy shall not be deemed an exclusive remedy for the Breach of this Article 22, but shall be in addition to all other remedies available at law or in equity. The Parties further acknowledge and agree that the covenants contained herein are necessary for the protection of legitimate business interests and are reasonable in scope. No Party, however, shall be liable for indirect, incidental, or consequential or punitive damages of any nature or kind resulting from or arising in connection with this Article 22.

22.1.10
Disclosure to FERC, Its Staff or a State. Notwithstanding anything in this Article 22 to the contrary, and pursuant to 18 CFR § 1b.20, if FERC or its staff, during the course of an investigation or otherwise, requests information from a Party that is otherwise required to be maintained in confidence pursuant to this LGIA, the Party shall provide the requested information to FERC or its staff, within the time provided for in the request for information. In providing the information to FERC or its staff, the Party must, consistent with 18 CFR § 388.112, request that the information be treated as confidential and non-public

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by FERC and its staff and that the information be withheld from public disclosure. Parties are prohibited from notifying the other Parties to this LGIA prior to the release of the Confidential Information to FERC or its staff. The Party shall notify the other Parties to this LGIA when it is notified by FERC or its staff that a request to release Confidential Information has been received by FERC, at which time any of the Parties may respond before such information would be made public, pursuant to 18 CFR § 388.112. Requests from a state regulatory body conducting a confidential investigation shall be treated in a similar manner if consistent with the applicable state rules and regulations.

22.1.11
Subject to the exception in Article 22.1.10, any information that a disclosing Party claims is competitively sensitive, commercial or financial information under this LGIA (“Confidential Information”) shall not be disclosed by the receiving Party to any person not employed or retained by the receiving Party, except to the extent disclosure is (i) required by law; (ii) reasonably deemed by the receiving Party to be required to be disclosed in connection with a dispute between or among the Parties, or the defense of litigation or dispute; (iii) otherwise permitted by consent of the disclosing Party, such consent not to be unreasonably withheld; or (iv) necessary to fulfill its obligations under this LGIA or as the Regional Transmission Organization or a Control Area operator including disclosing the Confidential Information to a regional or national reliability organization. The Party asserting confidentiality shall notify the receiving Party in writing of the information that Party claims is confidential. Prior to any disclosures of the that Party’s Confidential Information under this subparagraph, or if any non-party or Governmental Authority makes any request or demand for any of the information described in this subparagraph, the Party who received the Confidential Information from the disclosing Party agrees to promptly notify the disclosing Party in writing and agrees to assert confidentiality and cooperate with the disclosing Party in seeking to protect the Confidential Information from public disclosure by confidentiality agreement, protective order or other reasonable measures.

ARTICLE 23. ENVIRONMENTAL RELEASES

23.1
Each Party shall notify the other Parties, first orally and then in writing, of the release of any Hazardous Substances, any asbestos or lead abatement activities, or any type of remediation activities related to the Generating Facility or the Interconnection Facilities, each of which may reasonably be expected to affect another Party. The notifying Party shall: (i) provide the notice as soon as practicable, provided such Party makes a good faith effort to provide the notice no later than twenty-four hours after such Party becomes aware of the occurrence; and (ii) promptly furnish to the other Parties copies of any publicly available reports filed with any Governmental Authorities addressing such events.

ARTICLE 24. INFORMATION REQUIREMENTS

24.1	Information Acquisition. Transmission Provider, Transmission Owner and the Interconnection Customer shall submit specific information regarding the electrical

Original Sheet No. 60

characteristics of their respective facilities to each other as described below and in accordance with Applicable Reliability Standards.

24.2
Information Submission by Transmission Provider and Transmission Owner The initial information submission by Transmission Provider to Interconnection Customer, with copy provided to Transmission Owner, shall occur no later than one hundred eighty (180) Calendar Days prior to Trial Operation and shall include Transmission or Distribution System information, as applicable and available, necessary to allow the Interconnection Customer to select equipment and meet any system protection and stability requirements, unless otherwise mutually agreed to by the Parties. On a monthly basis, Transmission Owner shall provide Interconnection Customer a status report on the construction and installation of Transmission Owner’s Interconnection Facilities, Transmission Owner’s System Protection Facilities, Distribution Upgrades and Network Upgrades, including, but not limited to, the following information: (1) progress to date; (2) a description of the activities since the last report (3) a description of the action items for the next period; and (4) the delivery status of equipment ordered.

24.3
Updated Information Submission by Interconnection Customer. The updated information submission by the Interconnection Customer to Transmission Provider, with copy to Transmission Owner, including manufacturer information, shall occur no later than one hundred eighty (180) Calendar Days prior to the Trial Operation. Interconnection Customer shall submit to Transmission Provider and Transmission Owner a completed copy of the Generating Facility data requirements contained in Appendix 1 to the LGIP. It shall also include any additional information provided to Transmission Provider for the Interconnection Feasibility Study and Interconnection Facilities Study. Information in this submission shall be the most current Generating Facility design or expected performance data. Information submitted for stability models shall be compatible with Transmission Provider standard models. If there is no compatible model, the Interconnection Customer will work with a consultant mutually agreed to by Transmission Provider and Interconnection Customer to develop and supply a standard model and associated information.

If the Interconnection Customer's data is materially different from what was originally provided to Transmission Provider pursuant to the Interconnection Study Agreement between Transmission Provider and Interconnection Customer, then Transmission Provider will conduct appropriate studies to determine the impact on the Transmission System based on the actual data submitted pursuant to this Article 24.3. The Interconnection Customer shall not begin Trial Operation until such studies are completed.

24.4
Information Supplementation. Prior to the Commercial Operation Date, the Parties shall supplement their information submissions described above in this Article 24 with any and all “as-built” Generating Facility information or “as-tested” performance information that differs from the initial submissions or, alternatively, written confirmation that no such differences exist. The Interconnection Customer shall conduct tests on the Generating Facility as required by Good Utility Practice, such as an open circuit “step voltage” test on the Generating Facility to verify proper operation of the Generating Facility's automatic voltage regulator.

Original Sheet No. 61

Unless otherwise agreed, the test conditions shall include: (1) Generating Facility at synchronous speed; (2) automatic voltage regulator on and in voltage control mode; and (3) a five percent (5%) change in Generating Facility terminal voltage initiated by a change in the voltage regulators reference voltage. Interconnection Customer shall provide validated test recordings showing the responses in Generating Facility terminal and field voltages. In the event that direct recordings of these voltages is impractical, recordings of other voltages or currents that mirror the response of the Generating Facility’s terminal or field voltage are acceptable if information necessary to translate these alternate quantities to actual Generating Facility terminal or field voltages is provided. Generating Facility testing shall be conducted and results provided to the Transmission Provider and Transmission Owner for each individual generating unit in a station.

Subsequent to the Operation Date, the Interconnection Customer shall provide Transmission Provider and Transmission Owner any information changes due to equipment replacement, repair, or adjustment. Transmission Owner shall provide the Interconnection Customer, with copy to Transmission Provider, any information changes due to equipment replacement, repair or adjustment in the directly connected substation or any adjacent Transmission Owner substation that may affect the Interconnection Customer’s Interconnection Facilities equipment ratings, protection or operating requirements. The Parties shall provide such information no later than thirty (30) Calendar Days after the date of the equipment replacement, repair or adjustment.

ARTICLE 25. INFORMATION ACCESS AND AUDIT RIGHTS

25.1
Information Access. Each Party (the “disclosing Party”) shall make available to the other Parties information that is in the possession of the disclosing Party and is necessary in order for the other Parties to: (i) verify the costs incurred by the disclosing Party for which another Party is responsible under this LGIA; and (ii) carry out its obligations and responsibilities under this LGIA. The Parties shall not use such information for purposes other than those set forth in this Article 25.1 and to enforce their rights under this LGIA.

25.2
Reporting of Non-Force Majeure Events. A Party (the “notifying Party”) shall notify the other Parties when the notifying Party becomes aware of its inability to comply with the provisions of this LGIA for a reason other than a Force Majeure event. The Parties agree to cooperate with each other and provide necessary information regarding such inability to comply, including the date, duration, reason for the inability to comply, and corrective actions taken or planned to be taken with respect to such inability to comply. Notwithstanding the foregoing, notification, cooperation or information provided under this Article shall not entitle any Party receiving such notification to allege a cause for anticipatory breach of this LGIA.

25.3
Audit Rights. Subject to the requirements of confidentiality under Article 22 of this LGIA, each Party shall have the right, during normal business hours, and upon prior reasonable notice to the other Parties, to audit at its own expense the other Parties’ accounts and records pertaining to the Parties’ performance or the Parties’ satisfaction of obligations under this LGIA. Such audit rights shall include audits of the other Parties’ costs, calculation of invoiced amounts, the Transmission Provider’s efforts to allocate

Original Sheet No. 62

responsibility for the provision of reactive support to the Transmission or Distribution System, as applicable, the Transmission Provider’s efforts to allocate responsibility for interruption or reduction of generation, and each Party’s actions in an Emergency Condition. Any audit authorized by this Article shall be performed at the offices where such accounts and records are maintained and shall be limited to those portions of such accounts and records that relate to each Party’s performance and satisfaction of obligations under this LGIA. Each Party shall keep such accounts and records for a period equivalent to the audit rights periods described in Article 25.4.

25.4	Audit Rights Periods.

25.4.1
Audit Rights Period for Construction-Related Accounts and Records. Accounts and records related to the design, engineering, procurement, and construction of Transmission Owner’s Interconnection Facilities, Transmission Owner’s System Protection Facilities, Distribution Upgrades and Network Upgrades shall be subject to audit for a period of twenty-four months following Transmission Owner’s issuance of a final invoice in accordance with Article 12.2.

25.4.2
Audit Rights Period for All Other Accounts and Records. Accounts and records related to a Party’s performance or satisfaction of all obligations under this LGIA other than those described in Article 25.4.1 shall be subject to audit as follows: (i) for an audit relating to cost obligations, the applicable audit rights period shall be twenty-four months after the auditing Party’s receipt of an invoice giving rise to such cost obligations; and (ii) for an audit relating to all other obligations, the applicable audit rights period shall be twenty-four months after the event for which the audit is sought.

25.5
Audit Results. If an audit by a Party determines that an overpayment or an underpayment has occurred, a notice of such overpayment or underpayment shall be given to the Party or from whom the overpayment or underpayment is owed together with those records from the audit which support such determination.

ARTICLE 26. SUBCONTRACTORS

26.1
General. Nothing in this LGIA shall prevent a Party from utilizing the services of any subcontractor as it deems appropriate to perform its obligations under this LGIA; provided, however, that each Party shall require its subcontractors to comply with all applicable terms and conditions of this LGIA in providing such services and each Party shall remain primarily liable to the other Party for the performance of such subcontractor.

26.2
Responsibility of Principal. The creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this LGIA. The hiring Party shall be fully responsible to the other Party for the acts or omissions of any subcontractor the hiring Party hires as if no subcontract had been made; provided, however, that in no event shall the Transmission Provider or Transmission Owner be liable for the actions or inactions of the Interconnection Customer or its subcontractors with respect to obligations of the Interconnection Customer under Article 5 of this LGIA. Any applicable obligation imposed by this LGIA upon the hiring Party shall be equally binding upon, and shall be construed as having application to, any subcontractor of such Party.

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26.3	No Limitation by Insurance. The obligations under this Article 26 will not be limited in any way by any limitation of subcontractor’s insurance.

ARTICLE 27. DISPUTES

27.1
Submission. In the event any Party has a dispute, or asserts a claim, that arises out of or in connection with this LGIA or its performance, such Party (the “disputing Party”) shall provide the other Parties with written notice of the dispute or claim (“Notice of Dispute”). Such dispute or claim shall be referred to a designated senior representative of each Party for resolution on an informal basis as promptly as practicable after receipt of the Notice of Dispute by the non-disputing Parties. In the event the designated representatives are unable to resolve the claim or dispute through unassisted or assisted negotiations within thirty (30) Calendar Days of the non-disputing Parties’ receipt of the Notice of Dispute, such claim or dispute shall be submitted for resolution in accordance with the dispute resolution procedures of the Tariff.

ARTICLE 28. REPRESENTATIONS, WARRANTIES, AND COVENANTS

28.1	General. Each Party makes the following representations, warranties and covenants:

28.1.1
Good Standing. Such Party is duly organized, validly existing and in good standing under the laws of the state in which it is organized, formed, or incorporated, as applicable; that it is qualified to do business in the state or states in which the Generating Facility, Interconnection Facilities and Network Upgrades owned by such Party, as applicable, are located; and that it has the corporate power and authority to own its properties, to carry on its business as now being conducted and to enter into this LGIA and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this LGIA.

28.1.2
Authority. Such Party has the right, power and authority to enter into this LGIA, to become a Party hereto and to perform its obligations hereunder. This LGIA is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is sought in a proceeding in equity or at law).

28.1.3
No Conflict. The execution, delivery and performance of this LGIA does not violate or conflict with the organizational or formation documents, or bylaws or operating agreement, of such Party, or any judgment, license, permit, order, material agreement or instrument applicable to or binding upon such Party or any of its assets.

28.1.4
Consent and Approval. Such Party has sought or obtained, or, in accordance with this LGIA will seek or obtain, each consent, approval, authorization, order, or acceptance by any Governmental Authority in connection with the execution,

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delivery and performance of this LGIA, and it will provide to any Governmental Authority notice of any actions under this LGIA that are required by Applicable Laws and Regulations.

ARTICLE 29. {RESERVED}

ARTICLE 30. MISCELLANEOUS

30.1	Binding Effect. This LGIA and the rights and obligations hereof, shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

30.2
Conflicts. In the event of a conflict between the body of this LGIA and any attachment, appendices or exhibits hereto, the terms and provisions of the body of this LGIA shall prevail and be deemed the final intent of the Parties.

30.3
Rules of Interpretation. This LGIA, unless a clear contrary intention appears, shall be construed and interpreted as follows: (1) the singular number includes the plural number and vice versa; (2) reference to any person includes such person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this LGIA, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (3) reference to any agreement (including this LGIA), document, instrument or tariff means such agreement, document, instrument, or tariff as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (4) reference to any Applicable Laws and Regulations means such Applicable Laws and Regulations as amended, modified, codified, or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (5) unless expressly stated otherwise, reference to any Article, Section or Appendix means such Article of this LGIA or such Appendix to this LGIA, or such Section to the LGIP or such Appendix to the LGIP, as the case may be; (6) “hereunder”, “hereof”, “herein”, “hereto” and words of similar import shall be deemed references to this LGIA as a whole and not to any particular Article or other provision hereof or thereof; (7) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (8) relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding” and “through” means “through and including”.

30.4
Entire Agreement. This LGIA, including all Appendices and Schedules attached hereto, constitutes the entire agreement between the Parties with reference to the subject matter hereof, and supersedes all prior and contemporaneous understandings or agreements, oral or written, between the Parties with respect to the subject matter of this LGIA. There are no other agreements, representations, warranties, or covenants, which constitute any part of the consideration for, or any condition to, any Party’s compliance with its obligations under this LGIA.

30.5
No Third Party Beneficiaries. This LGIA is not intended to and does not create rights, remedies, or benefits of any character whatsoever in favor of any persons, corporations, associations, or entities other than the Parties, and the obligations herein assumed are

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solely for the use and benefit of the Parties, their successors in interest and, where permitted, their assigns.

30.6
Waiver. The failure of a Party to this LGIA to insist, on any occasion, upon strict performance of any provision of this LGIA will not be considered a waiver of any obligation, right, or duty of, or imposed upon, such Party.

Any waiver at any time by any Party of its rights with respect to this LGIA shall not be deemed a continuing waiver or a waiver with respect to any other failure to comply with any other obligation, right, duty of this LGIA. Termination or Default of this LGIA for any reason by the Interconnection Customer shall not constitute a waiver of the Interconnection Customer's legal rights to obtain Interconnection Service from the Transmission Provider. Any waiver of this LGIA shall, if requested, be provided in writing.

30.7
Headings. The descriptive headings of the various Articles of this LGIA have been inserted for convenience of reference only and are of no significance in the interpretation or construction of this LGIA.

30.8	Multiple Counterparts. This LGIA may be executed in two or more counterparts, each of which is deemed an original but all constitute one and the same instrument.

30.9	Amendment. The Parties may by mutual agreement amend this LGIA by a written instrument duly executed by all of the Parties.

30.10
Modification by the Parties. The Parties may by mutual agreement amend the Appendices to this LGIA by a written instrument duly executed by all of the Parties. Such amendment shall become effective and a part of this LGIA upon satisfaction of all Applicable Laws and Regulations.

30.11
Reservation of Rights. Transmission Provider shall have the right to make a unilateral filing with FERC to modify this LGIA with respect to any rates, terms and conditions, charges, classifications of service, rule or regulation under Section 205 or any other applicable provision of the Federal Power Act and FERC’s rules and regulations thereunder, and Transmission Owner and Interconnection Customer shall have the right to make a unilateral filing with FERC to modify this LGIA pursuant to Section 206 or any other applicable provision of the Federal Power Act and FERC’s rules and regulations thereunder; provided that each Party shall have the right to protest any such filing and to participate fully in any proceeding before FERC in which such modifications may be considered. Nothing in this LGIA shall limit the rights of the Parties or of FERC under Sections 205 or 206 of the Federal Power Act and FERC’s rules and regulations thereunder, except to the extent that the Parties otherwise mutually agree as provided herein.

30.12
No Partnership. This LGIA shall not be interpreted or construed to create an association, joint venture, agency relationship, or partnership among or between the Parties or to impose any partnership obligation or partnership liability upon any Party. No Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Parties.

Original Sheet No. 66

IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple originals; each of which shall constitute and be an original Agreement among the Parties.

Midcontinent Independent System Operator, Inc.

By:     /s/William C. Phillips_______________________
Name:     William C. Phillips_______________________
Title:     Vice President, Reliability & Security Relations

Interstate Power and Light Company

By:    /s/Tom L. Aller____________

Name:     Tom L. Aller ________

Title:     President_______________

ITC MIDWEST LLC, a Michigan limited liability company
By:  ITC Holdings Corp., a Michigan corporation, its sole member

By:     /s/Douglas C. Collins__________

Name:  Douglas C. Collins__________

Title:  Vice President______________

Appendices to LGIA

Original Sheet No. 67

Appendix A	Generating Facilities and Interconnection Facilities

Appendix B	{Reserved}

Appendix C	Interconnection Details

Appendix D	Security Arrangements Details

Appendix E	Commercial Operation Date

Appendix F	Addresses for Delivery of Notices and Billings

Appendix A
To LGIA
Generating Facilities and Interconnection Facilities
This LGIA documents the generating stations interconnected to the Transmission Owner’s Transmission System as of the Effective Date of the Asset Sale Agreement between ITC Midwest LLC and Interstate Power and Light. Attachment A.1 - Interconnection Facilities lists the names of the generating stations, their location and their size.

The interconnections to the electric transmission grid are detailed in Appendix C - Interconnection Details.

2009 Amendment - This LGIA is being amended and restated to account for the upgrades to the Interconnection Facilities at the Transmission Owner’s Lansing substation. The need for these upgrades is being driven by the Interconnection Customer’s project of installing a selective catalytic reduction system, associated ID fans and a bag house for unit #4 at its Lansing Generating Station. These upgrades are captured in sections A1 in Appendix A, section B1 in Appendix B, and section C1 in Appendix C below.

A1:	Lansing Generating Station
A1-1:Description of Generating Facility:

The Interconnection Customer has a 335 MW net NRIS and 4 MW net ERIS Generating Facility connected to the Transmission Owner’s Lansing Substation. A description of the Generating Facility can be seen in Attachment A.1 below.

Original Sheet No. 68

A1-2:Interconnection Facilities:

A1-2(a)	Points of Interconnection.

The Point of Interconnection for the existing Lansing Generating Unit #2, #1 and #2 station service transformer, Lansing Unit #3 reserve station service transformer, Lansing Unit #4 reserve station service transformer, and the new auxiliary transformer T-4C is on the 69 kV bus at the Transmission Owner’s Lansing substation. The Point of Interconnection for the existing Lansing Generating Unit #3, Lansing Generating Unit #4, and the new auxiliary transformer T-4D is on the 161 kV bus at the Transmission Owner’s Lansing substation.

The Point of Change of Ownership for existing Lansing Generating Unit #2 occurs before the isolation switches on 69 kV circuit breaker G2. The Point of Change of Ownership for #1 and #2 station service transformer occurs before the isolation switches on 69 kV circuit breaker G1. The Point of Change of Ownership for the existing Lansing Unit #3 reserve station service transformer occurs before the isolation switches on 69 kV circuit breaker 465. The Point of Change of Ownership for the existing Lansing Unit #4 reserve station service transformer occurs before the isolation switches on 69 kV circuit breaker 462. The Point of Change of Ownership for the existing Lansing Generating Unit #3 occurs before the isolation switches on 161 kV circuit breaker G3. The Point of Change of Ownership for the existing Lansing Generating Unit #4 occurs before the isolation switches on 161 kV circuit breaker G4.

The Point of Change of Ownership for the new auxiliary transformer T-4D will occur before the isolation switches on 161 kV circuit breakers # 475. The Point of Change of Ownership for the new auxiliary transformer T-4C will occur before the isolation switches on the new 69 kV circuit breaker that will be installed on the Transmission Owner’s 69 kV bus. A system map showing demarcation points and an overview of the connection to the Transmission System and a one-line of the Transmission Owner’s Lansing substation can be found in Appendix C, Sections C1-2a and C1-2b, respectively.

A1-2(b)	Interconnection Facilities (including metering equipment) to be constructed by Interconnection Customer.

The Interconnection Customer’s Interconnection Facilities shall include equipment connecting the Generating Facility to the Point of Change of Ownership. These Interconnection Facilities shall be installed, owned, operated, and maintained by the Interconnection Customer.

The new Interconnection Customer’s Interconnection Facilities to accommodate this project shall include:

Original Sheet No. 69

(1)
One (1) new 69 kV circuit breaker bay complete with circuit breaker, isolating disconnect switches, dead-end, bus, steel, insulators, and foundations. Protective and control equipment will also be install for the reliable operation of one (1) 69,000/13,800 volt no-load tap changing transformer which will be installed in the Transmission Owner’s Lansing Substation.

(2)	One (1) new 161,000/13,800 volt no-load tap changing transformer will be installed in the Transmission Owner’s Lansing Substation.

(3)
Interconnection Customer will provide RTU/SCADA Generating Facility and Interconnection Customer Interconnection Facilities data including bit not limited to MW, MVAR, MWhr, MVARhr, volts, amps, breaker status, and station battery alarm to Transmission Owner’s Operations Center and Transmission Provider, and to the Local Balancing Authority.

(4)	The Interconnection Customer will provide revenue metering per Transmission Owner and Local Balancing Authority specification.

Interconnection Facilities to be constructed by the Interconnection Customer can be seen on the one-line diagram in Appendix C, Section C1-1.

A1-2(c)	Interconnection Facilities to be Purchased by the Interconnection Customer from the Transmission Owner

The Interconnection Facilities to be purchased by the Interconnection Customer from the Transmission Owner are as follows:

(1)	One (1) 161 kV circuit breaker #475.

(2)	Two (2) 161 kV isolation switches.

(3)	Two (2) 161 kV switch stands.

The total cost of the assets to be sold is $109,579. A detailed cost estimate can be scene in Appendix C, Section C1-3a.

A1-2(d)	Interconnection Facilities to be Constructed by the Transmission Owner

The Interconnection Facilities to be constructed by the Transmission Owner are as follows:

(1)
The Transmission Owner will expand the existing fence and ground grid in the Transmission Owner’s Lansing substation to provide enough space for the Interconnection Facilities to be constructed by the Interconnection Customer.

Original Sheet No. 70

(2)	The existing relaying and controls for 161 kV circuit breaker #475 will be removed.

The Interconnection Facilities to be constructed by the Transmission Owner at the Lansing substation will be funded by the Interconnection Customer and are expected to cost $95,640 (Estimate at ± 20% accuracy in 2009 dollars). A detailed cost estimate is provided in Appendix C, Section C1-3b.

The Interconnection Customer will be responsible to pay the actual costs incurred in designing and constructing of the Interconnection Facilities described in Appendix A, Section A1-2(d).

A1-3:Network Upgrades

None

2013 Amendment - This GIA is being amended and restated to account for the upgrades to Interconnection Facilities and network facilities at Ottumwa Generating Station (“OGS”). The need for upgrades at the Generating Facility is driven by the installation of an air quality control system (“AQCS”) at OGS. The AQCS installation will include the addition of new main and reserve auxiliary transformer units and the addition of a new high side reserve auxiliary breaker. In conjunction with those changes, the 161 kV line currently connecting the reserve auxiliary transformers to the 161 kV bus at Transmission Owner’s OGS substation will be removed from the 161 kV bus and re-terminated at a breaker and ½ position at the Transmission Owner’s OGS substation.

In December 2007, the Transmission Owner purchased the transmission assets of Interstate Power and Light (“IP&L”). Prior to the transmission asset sale from IP&L to the Transmission Owner, IP&L shared ownership of both the OGS Generating Facility and the OGS transmission substation facilities with MidAmerican Energy Company (“MEC”), where MEC owned 52% of the generating facility and transmission facilities, and IP&L owned the remaining 48% of those facilities. A May 22, 1981 Facilities and Operating Agreement among the predecessors of IP&L and predecessors of MEC provides that IP&L acts as agent for the construction, operation, and maintenance of the OGS Generating Facility and transmission facilities, and subsequent to the December 7, 2007 asset sale, the Transmission Owner assumed the role of agent for the OGS transmission facilities. The OGS Generating Facility upgrades and OGS transmission facilities upgrades represented under this 2013 amendment of the Agreement will be jointly owned by MEC and the Transmission Owner, with the Interconnection Customer acting as agent for the OGS Generating Facility upgrades and Transmission Owner acting as agent for the transmission facilities upgrades.

The Interconnection Customer will be responsible for the costs associated with the Interconnection Facilities, and the Transmission Owner will be responsible for the cost of the Network Upgrade.

A2:	Ottumwa Generating Station

A2-1:	Description of Generating Facility

Original Sheet No. 71

The Interconnection Customer has a 765 MW Net NRIS Generating Facility composed of a single generating unit connected to the Transmission Owner’s OGS Substation.
An Interconnection Customer one line and an overview of the plant are provided in Exhibit C4-1.

A2-2:	Interconnection Facilities

A2-2(a)	Points of Interconnection and Change of Ownership

The Point of Interconnection for the Ottumwa Generating Station is at the Transmission Owner’s 161 kV bus. The Points of Change of Ownership for generating unit #1 are at the Transmission Owner’s side of the bus connecting switch # 279 to bus L4 and Transmission Owner’s side of the bus connecting switch #179 to bus L1. The Point of Change of Ownership for the 161 kV line connecting the Interconnection Customer’s reserve auxiliary transformers to the new breaker and ½ terminal will be at the dead-end bells connecting the 161 kV line to the Interconnection Customer’s dead end at the Generating Facility. A system map is provided as Exhibit C4-2b, and a transmission facilities one-line is provided as Exhibit C4-2a.

A2-2(b)	Interconnection Facilities to be Constructed by Transmission Owner.
Transmission Owner will relocate the existing 161 kV line connecting the Generating Facilities reserve auxiliary transformers to bus L2 from bus L2 to a new 161 kV breaker and ½ terminal between circuit breakers numbered 6140 and 6130. Those Interconnection Facilities will be dedicated to the Generating Facility and owned by the Transmission Owner. Interconnection Customer will be responsible for the cost of those Interconnection Facilities. A listing of the major equipment for the Interconnection Facilities upgrade is provided below, and an estimate of the cost of those facilities is provided as Exhibit C4-3a.

•	2- (two) Steel Dead End Structures

•	3-(three) Equipment Stands

•	3-(three)Capacitive Voltage Transformers

•	1-(one) Relay Panel

•	3-(three) Surge Arresters

•	1000’ 161 kV bus

•	1125’ Control Cable

•	30’ Conduit

The estimated cost of OGS Interconnection Facilities is $572,290. The Interconnection Customer will be responsible for the cost of the Interconnection Facilities upgrade.

A2-2(c)	Network Upgrades to be Constructed by Transmission Owner
Transmission Owner will remove the 161 kV line connecting the reserve auxiliary transformers terminate the line to reserve auxiliary transformers at a new breaker and ½ terminal on the existing 161 kV bus. A new circuit breaker, disconnect switches and bus work will be added to the existing bus to accommodate

Original Sheet No. 72

connection of the line to the reserve auxiliary transformers. A listing of major equipment is provided below, and an estimate of the cost of those facilities is provided as Exhibit C4-3b. A preliminary general arrangement drawing of the upgrade is provided as Exhibit C4-2b. The Transmission Owner will fund the cost of the Network Upgrades.

•	2-(two) Steel Equipment Stands

•	2-(two) Disconnect Switches, 161 kV, 3 phase, gang-operated, 2,000A, 100kA momentary, 750 kV BIL

•	1-(one) Circuit Breaker, 161 kV, 2,000A, 40KA interrupting rating

•	1,000’ - 161 kV bus, minimum 2,000A rating

•	1,750’ - Control cable

•	30’ - Conduit
The estimated cost of OGS Network Upgrades is $498,452. The Transmission Owner will be responsible for the cost of the OGS Network Upgrade.

Attachment A.1

Original Sheet No. 73

STEAM GENERATING UNITS
Steam Generating Units	Location	Unit Rating (MVA)	Unit Reactive Capacity (MVAR) (Max)	Unit Reactive Capacity (MVAR) (Min)	Unit Net MW	NRIS	ERIS	Switch Diagram No.

Burlington Generating Station (BGS)	Burlington, IA	236	75	-50	222.0	222.0		T 37

Dubuque 3 (DBQ 3)	Dubuque, IA	36	9	-9	30.0	30.0		T 62
Dubuque 4 (DBQ 4)	Dubuque, IA	44	10	-10	37.0	37.0		T 62
Emery 13	Mason City, IA	301	160	-90	256.0	256.0		T 70
Fox Lake 1	Sherburn, MN	14	3	-3	12.0	12.0		T 08

Fox Lake 3	Sherburn, MN	96	30	-25	96.0	96.0		T 08

Kapp 2	Clinton, IA	257	100	-33	236.0	236.0		T 66

Lansing 4	Lansing, IA	305	100	-50	280.0	280.0		T 58
Ottumwa Generating Station (OGS)*	Chillicothe, IA	807	200	-150	765	765		T 16
Prairie Creek 1	Cedar Rapids, IA	16	7	-4	14.6	14.6		T 38

Prairie Creek 3	Cedar Rapids, IA	54	19	-16	50.5	50.5		T 38
Prairie Creek 4	Cedar Rapids, IA	175	95	-73	159.0	149.0		T 38
Sutherland 1	Marshalltown, IA	44	16	-22	35.0	35.0		T 18

Sutherland 3	Marshalltown, IA	96	37	-27	82.0	82.0		T 18

Original Sheet No. 74

* - OGS is a Joint Owned Unit. IPL is the operator of OGS and represents the entire OGS plant in this Agreement. IPL owns 48% of OGS, and MidAmerican Energy Company owns 52%. Each company’s NRIS rights are allocated based on their respective ownership shares of the unit.Attachment A.1

COMBUSTION TURBINE UNITS
Combustion Turbine Units	Location	Unit Rating (MVA)	Unit Reactive Capacity (MVAR) (Max)	Unit Reactive Capacity (MVAR) (Min)	Unit Net MW	NRIS	ERIS	Switch Diagram No.

BGS 1, 2	Burlington, IA	21	7	-4	36.0	36.0		T 37
BGS 3, 4	Burlington, IA	21	7	-4	36.0	36.0		T 37
Centerville 1, 2	Centerville, IA	32	11	-5	60.0	51.1	8.9	T 15
Emery 11	Mason City, IA	204	110	-65	173.4	173.4		T 70
Emery 12	Mason City, IA	201	110	-65	173.4	173.4		T 70

Grinnell 1	Grinnell, IA	28	11	-5	30.0	30.0		T 17
Grinnell 2	Grinnell, IA	28	11	-5	25.0	25.0		T 17
Lime Creek 1	Mason City, IA	49	10	-5	44.0	44.0		T 55
Lime Creek 2	Mason City, IA	49	10	-5	48.0	48.0		T 55

Red Cedar 1	Cedar Rapids, IA	26	-----	-----	24.0			Dist.
Sutherland 1	Marshalltown, IA	70	16	-22	65.0	65.0		T 18
Sutherland 2	Marshalltown, IA	70	16	-22	65.0	65.0		T 18
Sutherland 3	Marshalltown, IA	70	16	-22	69.0	69.0		T 18

Original Sheet No. 75

Attachment A.1

DIESEL UNITS
Diesel Units	Location	Unit Rating (MVA)	Unit Reactive Capacity (MVAR) (Max)	Unit Reactive Capacity (MVAR) (Min)	Unit Net MW	NRIS	ERIS	Switch Diagram No.
Centerville - 3 units	Centerville, IA	2.5	----	----	6.4		6.4	T 15
Dubuque - 2 units	Dubuque, IA	2.5	----	----	4.5		4.5	T 62
Hills - 2 units	Hills, MN	2.5	----	----	4.0		4.0	Dist.
Lansing - 2 units	Lansing, IA	1.25	----	----	2.0		2.0	T 58

Appendix B
To LGIA

2009 Amendment - Lansing

B1:	Lansing Generation Station

B1-1:Milestones

B1-1(a)	Interconnection Customer Milestones

No.	Description	Date
1.
Provide the Transmission Owner with payment in the amount of $205,219 for the Transmission Owner to commence with design and construction of the Transmission Owner Interconnection Facilities and for the facilities to be purchased by the Interconnection Customer from the Transmission Owner.
Within 15 days of the execution of the LGIA by the Parties. - Complete

B1-1(b) Transmission Owner Milestones

Original Sheet No. 76

No.	Description	Date
1.	Begin preliminary engineering and design for the Transmission Owner Interconnection Facilities.	Upon receipt by the Transmission Owner of (1) notice from the Interconnection Customer and (2) receipt by Transmission Owner of $205,219 from the Interconnection Customer. - Complete
2.	Complete construction of the Transmission Owner Interconnection Facilities.	8/21/2009 - Complete
3.	Complete Lansing Substation equipment testing	11/10/2009 - Complete
4.	Complete Control Building equipment testing	11/21/2009 - Complete
5.	Provide Interconnection Customer final cost invoices for the Transmission Owner’s Interconnection Facilities	Within 6 months of completion of construction of the Transmission Owner’s Interconnection Facilities - Complete

2013 Amendment - OGS

B2:	Ottumwa Generating Station

B2-1:	Milestones

B2-1(a)	Interconnection Customer Milestones

No.	Description	Date
1.
Provide the Transmission Owner with payment in the amount of $572,290 for the Transmission Owner to commence with design and construction of the OGS Interconnection Facilities and OGS Network Upgrades for and for the facilities to be purchased by the Interconnection Customer from the Transmission Owner.
Within 15 days of the execution of the amended GIA by the Parties.

B2-1(b)	Transmission Owner Milestones

No.	Description	Date
1.	Begin preliminary engineering and design for OGS Interconnection Facilities and OGS Network Upgrades	Upon receipt by the Transmission Owner of $572,290 from the Interconnection Customer.
2.	Complete construction of OGS Network Upgrades	4/1/14
3.	Complete construction and tie-in of Interconnection Facilities	4/19/14

5.
Provide Interconnection Customer final cost invoices for the Interconnection Facilities. Actual cost to Interconnection Customer will be a pro rata share of the total project cost. The Interconnection Customers share of actual cost will be based on the ratio of the estimated cost of Interconnection Facilities to the combined estimated cost of Interconnection Facilities and Network Upgrades.
Within 6 months of completion of construction of Interconnection Facilities and Network Upgrades

Original Sheet No. 77

Appendix C
To LGIA
Interconnection Details
This Appendix C is a part of this LGIA among Interconnection Customer, Transmission Owner and the Transmission Provider and documents the generating stations interconnected to the Transmission Owner’s Transmission System as of the January 18, 2007 Effective Date of the Asset Sale Agreement between ITC Midwest LLC and Interstate Power and Light (IPL).
The unique requirements of each generation interconnection will dictate the establishment of mutually agreeable Interconnection and/or Operating Guidelines that further define the requirements of this LGIA. The Interconnection and/or Operating Guidelines applicable to this LGIA consist of the following information. Additional detail may be provided through attachment to this Appendix C or through electronic means via the web address specified.

1. General Interconnection and Operating Guidelines (if applicable)

1.1
Applicable Standards. In addition to applicable design standards identified in the GIA, Interconnection Customer agrees to comply with the most recent Transmission Owner substation/transmission/protection design guides, standards, and specifications, where applicable, for the design of and procurement for this interconnection. The Transmission Owner design guides, standards, and specifications are available upon request.

In the event that such Transmission Owner design guides, standards or specifications do not address a particular item or issue, Interconnection Customers shall use any other nationally or regionally recognized standard, guide or specification. In the event that there is a conflict between any other standard, guide or specification used by Interconnection Customers and Transmission Owner’s design guides, standards and material/construction specifications, Transmission Owner’s design guides, standards and specifications shall apply.

1.2
Communication Requirements. Interconnection Customer shall provide analog and digital signals including hardened voice communications, as requested by the Transmission Owner and/or the Transmission Provider for RTU/frame relay/or public switched telephone systems, as further defined during detailed engineering and design of the Interconnection Facilities. Interconnection Customer agrees to transmit these signals to Transmission Owner’s control building or to such other location as specified by the Transmission Owner during the detailed design of the Interconnection Facilities and Network Upgrades. Transmission Owner shall provide Interconnection Customer with the necessary substation information at the Transmission Owner’s signals demarcation point. Interconnection Customer will pay all costs associated with receiving such information from Transmission Owner. The specific location of the demarcation point will be established during the detailed design of the Interconnection Facilities.

Original Sheet No. 78

1.3
Metering Requirement. Interconnection Customer shall be responsible for the costs of the installation and ongoing maintenance of the interconnection metering. The primary instrument devices shall be revenue class, wound-type, extended range (if applicable) current transformers and potential transformers that are acceptable to the Transmission Owner. The auxiliary usage metering needs shall be in accordance with local service rules/service application requirements.

1.4
Grounding Requirements. Interconnection Customer shall design, install, and maintain grounding facilities to ground the Interconnection Customer’s Interconnection Facilities, in accordance Applicable Reliability Standards and Good Utility Practice. Interconnection Customer shall be responsible for detailed modeling and evaluation of the interconnected grounding system at the location of the Transmission Owner’s Interconnection Facilities and Interconnection Customer’s Interconnection Facilities. If Transmission Owner so chooses, Transmission Owner shall have the right to approve the grounding system design to insure that the grounding system properly protects the Transmission Owner’s Interconnection Facilities.

1.5
Transmission Line and Substation Connection Configurations. The Parties agree that the connections between Interconnection Customer’s Interconnection Facilities and Transmission Owner’s Interconnection Facilities will be as configured in Appendix C of this LGIA. Exact transmission line locations will be developed by Transmission Owner during the detailed design and regulatory process. Interconnection Customer shall provide the space necessary for the Transmission Owner’s placement of the transmission line facilities.

1.6
Unit Stability Requirements. Interconnection Customer agrees to operate its Generating Facility within the operating requirements of the Transmission System, and the rules of the NERC, Reliability Coordinator and Transmission Provider.

All generator/exciter/governor manufacturers’ data sheets shall be made available to the Transmission Owner or its designated agent for modeling in transient/voltage stability, short circuit, and relay setting calculation programs. This includes generator reactive capability curves and exciter saturation curves.

The Interconnection Customer shall provide power system stabilizer data, if applicable, the Generator Step-up Transformer (GSU) data, and the generation plant/station auxiliary load data.

1.7
Equipment Ratings. Transmission Owner will determine the individual equipment ratings for specific Transmission Owner’s Interconnection Facilities and Network Upgrades during the detailed design of the facilities. Interconnection Customer shall size the Interconnection Customer’s Interconnection Facilities using Applicable Reliability Standards, Good Utility Practice and the information provided in the Interconnection Evaluation Study in order that the Interconnection Customer’s Interconnection Facilities appropriately coordinate with the Transmission Owner’s Interconnection Facilities.

1.8
Short Circuit Requirements. Transmission Owner will determine the required short circuit ratings for all Transmission Owner’s Interconnection Facilities and Network Upgrades during the detailed design of such items. Interconnection Customer agrees to provide appropriately sized or short circuit-rated Interconnection Customer’s Interconnection Facilities comparable to those required by Transmission Owner using Applicable Reliability Standards, Good Utility Practice and the information provided in the Interconnection Evaluation Study.

Original Sheet No. 79

Interconnection Customer shall provide the GSU impedance data and the lines to the Point of Interconnection including the positive, negative and zero sequence values, to be used in calculating the fault impedance.

1.9
Synchronizing Requirements. In addition to requirements defined in Section 2 of this Appendix C, Transmission Owner will furnish Transmission System bus potentials that may be used by Interconnection Customer for synchronizing the combined Generating Facility to Transmission Owner’s Transmission System. These potentials will be provided to the Interconnection Customer at the Transmission Owner’s signal demarcation point, as necessary.

Setting changes of any synchronizing devices shall be approved by the Transmission Owner or its designated agent, with a hard copy of the changes forwarded to the Transmission Owner.

1.10	Generation Control Requirements. N/A - This Interconnection Agreement is for a fleet of existing generating stations.

1.11
Power Factor Design Criteria. Interconnection Customer agrees to operate its Generating Facility, as directed, to produce or absorb reactive power at the Point of Interconnection within the design limitations of the Generating Facility.

1.12
Energization, Inspection and Testing Requirements. The Transmission Owner and Generating Facility interconnection facilities were initially inspected and tested to support various operations dates for each of the generating facilities. There is no requirement for this inspection or testing.

1.13
If applicable, the unique requirements, if any, of the Transmission Owner to which the Generating Facility will be physically interconnected. Any changes to the Generating Facility net VAR capabilities, including changes to either net static or net dynamic capability, shall be approved by the Transmission Owner or its designated agent, such approval shall not be unreasonably withheld.

1.14
Maintenance and Testing. The Transmission Owner and Generation Facility Owner interconnection facilities shall be tested and maintained with a combination of condition based and frequency based programs following Good Utility Practices. The facilities shall be tested on a five year cycle and maintained in accordance with the NERC Reliability Standards and Regional Entity Program.

1.15
Switching and Tagging. The Interconnection Customer shall comply with the Transmission Owner’s or its designated agent’s most recent version of the Switching and Tagging procedures for switching under the direction of the Transmission Owner. For switching on Interconnection Customer owned equipment the Interconnection Customer switching procedures shall be used. Electric Transmission and Distribution Switching and Hold Card Procedures are available upon request.

1.16
Low Voltage Ride-Through Capability (LVRT). The generating stations associated with this LGIA were operating prior to the FERC order concerning LVRT and therefore are not subject to the requirements. Any new generating units will have separate LGIA’s, and LVRT will be addressed in those agreements

1.17	Provision of ancillary services. Interconnection Customer shall provide Ancillary Services to Transmission Owner or its designated agent as required by the Tariff.

1.18
Other. It is expressly understood and agreed that Transmission Owner may, during the term of the LGIA, make changes to its Transmission System. Interconnection Customer agrees to make any modifications, additions or changes to the Interconnection Customer’s Interconnection Facilities that are necessary or required

Original Sheet No. 80

as a result of such change, modification or addition to Transmission Owner’s Transmission System and at Interconnection Customers’ sole cost and expense.
2. Specific System Protection Requirements
General. The Transmission Owner will construct a protective relaying scheme to protect the Transmission System from faults occurring on the Interconnection Customer’s Interconnection Facilities or the Generating Facility, and from faults occurring on the Transmission Owner’s Interconnection Facilities and Transmission System. Interconnection Customer will be responsible for providing protection for the Generating Facility and all associated equipment from faults occurring on its facilities, and from faults occurring on the Transmission Owner’s Transmission System.

Transmission Owner has identified the following specific requirements to ensure prompt removal of any contribution of the Generating Facility to any short circuit occurring on the Transmission System and not otherwise isolated by the Transmission Owner equipment:

2.1
Frequency Protection (IEEE 81). Over-frequency protection for the Generating Facility shall be set at the discretion of Interconnection Customer. Under-frequency protection shall be in accordance with the, applicable Midwest Reliability Organization [MRO or its successor] Standards/Guides as applicable and as amended from time to time.

2.2
Interconnection Customer Breaker Failure Protection (IEEE 50BF). Interconnection Customer agrees to have breaker failure protection as an integral part of the redundant relaying protection in support of its breaker on the high side of the generator step-up transformer. This relay protection shall be coordinated with Transmission Owner in order to trip adjacent substation breakers, in the event the generator breaker fails to successfully open for any reason.

2.3
Synchronism Check Relay (IEEE 25). Interconnection Customer shall synch check the Generating Facility to the Transmission System across the Interconnection Customer-owned breaker installed on the high side of the generator step-up transformers. The Transmission Owner will provide bus voltages to be used for synchronism. Each generating unit of the Generating Facility, if more than one unit, shall include automatic or manual synchronization of the unit to Transmission Owner’s Transmission System.

2.4
Bus Differential Protection (IEEE 87). Interconnection Customer shall provide line current differential relay with fiber to be connected into an identical Transmission Owner current differential relay which will overlap the bus or step-up transformer’s protection. This is to accomplish a bus differential protection scheme to provide coordinated bus differential protection of Transmission Owner’s bus.

2.5
Protection Redundancy. In accordance with Good Utility Practice, Interconnection Customer shall design protection schemes such that no single component failure will prevent the isolation of faults and failed equipment. Interconnection Customer acknowledges that meeting this requirement generally means providing redundant or backup protective schemes, with separate sensing sources, separate trip paths, dual trip coils on breakers, separate control power supplies, etc, provided that Interconnection Customer will provide only one battery system.

3. SPECIFIC TELEMETRY REQUIREMENTS.

Original Sheet No. 81

General: Telemetry is required for the monitoring and status of Interconnection Customer's and Transmission Owner’s equipment. Interconnection Customer shall install and pay the installation cost and monthly communication costs of all required telemetry for the Generating Facility. In general, Transmission Owner requires continuous telemetry of the following:

3.1	Appropriate relaying status of all installed relay equipment.

3.2	Status of all circuit breaker(s) capable of disconnecting the Generating Facility from the Transmission Owner’s Transmission System.

3.3	Instantaneous MW and MVAR of the Generating Facility.

3.4
Instantaneous revenue quality MW and MVAR; and cumulative revenue quality MWhr and MVARhr at all (or possibly corrected to) Points of Interconnection with Transmission Owner and from the Generating Facility.

3.5	Status of auxiliary station service circuit breaker(s).

3.6	Instantaneous 34.5 kV aggregate bus voltage(s).

3.7	Transfer trip communication and generation site transfer trip communication status.

3.8	Changes in energy production of the Generating Facility.

3.9	Other telemetry as required and mutually agreed upon by the Interconnection Customer and Transmission Owner.

4. SPECIFIC OPERATIONAL REQUIREMENTS.

4.1
System Protection Facilities (Relays As They Relate To Operations). Interconnection Customer shall report all generator protective relay events to the Transmission Owner system control center, immediately following Interconnection Customer's discovery of the event. Interconnection Customer shall provide status indication of automatic voltage regulator equipment and any other items that are identified during the detailed design.

4.2
Communication Requirements. Interconnection Customer will provide any communication protocols for proper function between Interconnection Customer's operating systems and Transmission Owner’s operating systems. Interconnection Customer shall pay all fees for such communication facilities and associated monthly services, as necessary, for the Generating Facility.

4.3
Data Reporting Requirements. Interconnection Customer shall supply all information regarding events and status of equipment within the Facility upon request for any event that noticeably affects the operation of the Transmission System. Interconnection Customer shall provide outage schedules, daily/hourly load profiles, and other data upon request of Transmission Owner.

4.4
Emergency Operations, Including System Restoration and Black Start Arrangements. The Interconnection Customer shall provide the Transmission Owner or its designated agent with plant data and plant procedures necessary to coordinate and implement the Transmission Owner or its designated agent black-start plans. In accordance with Good Utility Practice, Interconnection Customer agrees to participate when called upon by Transmission Provider or Transmission Owner, in Transmission Owner’s Black Start Plan for the Generating Facility and Transmission Owner’s Transmission System, as well as any verification testing.

4.5	Identified Must‑Run Conditions. None noted for this Generating Facility.

4.6	Specific Transmission Requirements of Nuclear Units to Abide by All NRC Requirements and Regulations. Not applicable to this interconnection.

Original Sheet No. 82

4.7
Stability Requirements, Including Output. Interconnection Customer agrees to comply with the requirements of the reliability coordinator, Transmission Dispatch Center or (“TDC”), Transmission Provider and/or Transmission Owner in the operation of the Generating Facility.

4.8
Limitations of Operations in Support of Emergency Response. Interconnection Customer agrees to comply with the requirements of the reliability coordinator, Transmission Dispatch Center or (“TDC”), Transmission Provider and/or the Transmission Owner in the operation of the Generating Facility.

5.	Transmission Owner shall provide the “as-built” drawings, information and documents regarding the Transmission Owner’s Interconnection Facilities pursuant to Article 5.11 of the GIA.

6.
In accordance with Section 9.4 of the GIA, the operating limits established for the Generating Facility under this GIA shall be as provided by Transmission Provider each quarter, as described in Appendix A. Any operating guides necessary following Commercial Operation will be established in accordance with Section 9.3.

7.
Use of SPS or Operating Guide. Implementation of an Operating Guide will constitute an interim solution that will permit Interconnection Customer to obtain conditional Interconnection Service until planned for Network Upgrades are constructed. Any Operating Guide will be subject to the approval of the Transmission Owner and Transmission Provider. Minimum requirements for an Operating Guide are as indicated below.

◦	Transmission Owner will control their breaker(s) connected to the Generating Facility and shall be able to trip the Interconnection Customer’s Generating Facility.

◦	Protection schemes must be tested and operative.

◦	Interconnection Customer will operate its Generating Facility as directed by the Transmission Provider and the Transmission Owner.

◦	A termination date consistent with completion of Network Upgrades will be mutually agreed to as part of all Operating Guides accepted by the Transmission Owner and the Transmission Provider.

Transmission Owner does not allow the addition of an SPS to the Transmission Owner’s system. The Transmission Owner will also not allow the addition of an SPS on a system, including the Generating Facility, where the purpose of that SPS is to mitigate a constraint on the Transmission Owner’s system.

8.
Voltage and Reactive Power Regulation - Reactive power, voltage regulation and operating requirements will be per Transmission Operator and Transmission Provider directives.  Interconnection Customer will operate the Generating Facilities to a designated within the bandwidth of the voltage schedule target provided by the Transmission Operator in separate communication, at the POI, utilizing the Generating Facility’s power factor design capability as indicated in Section 1.11 of Appendix C. The Interconnection Customer will regulate the Generating Facility’s voltage to the specified set-point within the defined bandwidth stated above using an automatic voltage controller and the inherent reactive power capability in the generator. The Interconnection Customer may also utilize a combination of, if applicable, generator step-up tap connections, load-tap changing transformers, static capacitor banks, shunt reactors and/or dynamic reactive resources to maintain the schedule.

Original Sheet No. 83

The voltage schedule may change from time to time within the limits of the GIA provisions in Section 9.6.2 and within the Generating Facility’s power factor design capability as indicated in Section 1.11 of Appendix C. If a schedule change is needed, appropriate written documentation of the change will be provided to the Interconnection Customer.

The Interconnection Customer is required to have a generator operator available for 24/7 communications with the Transmission Operator. The Transmission Operator may, at any time, request a variance from the schedule in response to system operating/security requirements.

The following exhibits are attached and are included as part of this LGIA.

C1:	Lansing Generation Station
C1-1: Interconnection Customer One-Lines

C1-2: Transmission Owner One-Lines and System Map

C1-2a:	System Map

C1-2b:	Lansing Substation 69 kV One-Line

C1-2c:	Lansing Substation 161 kV One-Line
C1-3: Cost Estimates

C1-3a:	Facilities to be Purchased by the Interconnection Customer

C1-3b:	Facilities to be Constructed by Transmission Owner

C2:	Lakefield and Fox Lake Switch Diagram

C3:	Appanoose County and Centerville Switch Diagram

C4:	Ottumwa Generating Station
C4-1: Interconnection Customer

C4-1a:	Interconnection Customer One Line

C4-1b:	Interconnection Customer Substation Overview
C4-2: Transmission Owner Facilities Drawing
C4-2a:Transmission Owner One Line
C4-2b:Transmission Owner System Map
C4-2c:Transmission Owner General Arrangement
C4-3:Transmission Owner Cost Estimates
C4-3a: OGS Interconnection Facilities Cost Estimate
C4-3b: OGS Network Upgrade Cost Estimate

C5:	Poweshiek County, Grinnell, and Newton Switch Diagram

C6:	Marshalltown Switch Diagram

C7:	Burlington Generating Station (BGS), Denmark, and Henry Co. Switch Diagram

C8:	Prairie Creek Switch Diagram

C9:	Lime Creek and Highway 106 Switch Diagram

C10:	DBQ Power Sta., Bellevue, and NICC Switch Diagram

C11:	Beaver Channel and Rock Creek Switch Diagram

C12:	Emery Switch Diagram

Original Sheet No. 84

C1:	Lansing Generation Station

C1-	Interconnection Customer One-Lines

[Interconnection Customer One-Lines Diagram]

Original Sheet No. 85

C1-2	Transmission Owner One-Lines and System Map

C1-2a:	System Map

CEII MATERIAL

Original Sheet No. 86

C1-2b:	Lansing Substation 69 kV One-Line

CEII MATERIAL

Original Sheet No. 87

C1-2c:	Lansing Substation 161 kV One-Line

CEII MATERIAL

Original Sheet No. 88

C1-3	Cost Estimates

C1-3a:	Facilities to be Purchased by the Interconnection Customer

asset_id	major_location	retirement_unit	ldg_long_description	eng_in_service_year	activity_quantity	activity_cost	calculated reserve	Net book value
363213	**Lansing**	**Historical Fuse Mountings**	**Historical Fuse Mountings::FIXED ASSET 161KV DISCONNECT SWITCH TPST**	**12/01/79**	12	95,188.19	(59,435.51)	35,752.68
					2	**15,864.70**	**(9,905.92)**	**5,958.78**
356492	**Lansing**	**Historical Structures**	**Historical Structures::FIXED ASSET STRUCTURE-161KV DISCONNECT SWITCH**	**12/01/79**	**2**	**6,266.61**	**(3,912.87)**	**2,353.74**
416264	**Lansing**	**161KV Circuit Breaker**	**CBR-E:(CBR006): Alstom USA Inc 161 KV 2000 AMP Breaker Model DT1-170F1 S/N 12495BDT13 Swt # 475**	**10/11/07**	**1**	**104,170.69**	**(2,903.76)**	**101,266.93**

Original Sheet No. 89

C1-3b:	Facilities to be Constructed by Transmission Owner

FILL IN INFORMATION HERE ONLY FOR THIS SHEET
PROJECT NAME:	Remove 161kV Transfer Breaker Relaying & Controls
LOCATION	Lansing Power Plant Sub
ESTIMATED BY	Rick Klein
DATE ESTIMATED	2/13/2009

	PROJECT COSTS (AUTO FILL ENABLED)	
TOTAL MATERIAL COST	$5,652	Land Values not included.
CONST LABOR COST	$9,336	
ENG LABOR COST	$5,652	
Total Installed Cost	$20,640	Land Values not included.
Eng Labor Check	$5,652	

	SUBSTATION ASSET PROFILES TO USE GOING FORWARD DESCRIPTION	UNIT OF MEASURE	QTY	TOTAL MATERIAL $	CONSTRUCTION LABOR $	CONSTRUCTION LABOR %	ENGINEERING LABOR $	ENGINEERING LABOR %	Total Installed $	Installed %
	ACCOUNT E361.0-STRUCTURES AND IMPROVEMENTS Includes building, building foundation, grading, fencing and station lighting									
	Fence	FT	250	$4,225	$4,000	42.85%	$2,422	42.85%	$10,647	51.58%
	GROUNDING									
	Ground rods & couplings	EA	39	$616	$739	7.92%	$447	7.92%	$1,802	8.73%
	Ground wire	FT	676	$811	$4,597	49.24%	$2,783	49.24%	$8,191	39.69%

Original Sheet No. 90

C2:	Lakefield and Fox Lake Switch Diagram

[Lakefield and Fox Lake Switch Diagram]

Original Sheet No. 91

C3:	Appanoose County and Centerville Switch Diagram

[Appanoose County and Centerville Switch Diagram]

Original Sheet No. 92

C4:	Ottumwa Generating Station

C4-1:	Interconnection Customer Facilities Drawings

C4-1a:	Interconnection Customer One Line

[Interconnection Customer One line Diagram]

C4-1b:	Interconnection Customer Substation (OGS Plant Sub) Overview

[Interconnection Customer Substation (OGS Plant Sub) Overview Diagram]

Original Sheet No. 93

C4-2:	Transmission Owner Facilities Drawing

C4-2a:	Transmission Owner One Line

CEII MATERIAL

Original Sheet No. 94

C4-2b	Transmission Owner System Map

CEII MATERIAL

Original Sheet No. 95

C4-2c	Transmission Owner General Arrangement

CEII MATERIAL

Original Sheet No. 96

C4-3	Transmission Owner Cost Estimates

C4-3a	OGS Interconnection Facilities Cost Estimate

FILL IN INFORMATION HERE ONLY FOR THIS SHEET		
PROJECT NAME:	OGS Relocate Reserve Aux TOIF	
LOCATION	OGS Substation	
ESTIMATED BY	Corey Proctor	
DATE ESTIMATED	6/26/2013	

	PROJECT COSTS (AUTO FILL ENABLED)	
TOTAL MATERIAL COST	$214,223	Land Values not included.
CONST LABOR COST	$210,648	
ENG LABOR COST	$64,267	
Subtotal	**$489,137**	Land Values not included.
Loading (17%)	**$83,153**	
TOTAL INTSTALLED COST	**$572,290**	

					CONSTRUCTION		ENGINEERING			
	SUBSTATION ASSET PROFILES TO USE GOING FORWARD DESCRIPTION	**UNIT OF MEASURE**	**QTY**	**TOTAL MATERIAL $**	**LABOR $**	**LABOR %**	**LABOR $**	**LABOR %**	**Total Installed $**	**Installed %**
	ACCOUNT E353010-STATION EQUIPMENT Includes equipment which is used for the purpose of changing the characteristics of electricity in connection with its distribution.									
	MATS, PIERS, STEEL									
	161KV Foundation	ea	7	$16,800	$0	0.00%	$0	0.00%	$16,800	3.43%
	161KV Steel Dead End Structure	EA	2	$80,000	$21,000	9.97%	$6,407	9.97%	$107,407	21.96%
	161KV Steel Equipment Stand	EA	3	$3,000	$5,250	2.49%	$1,602	2.49%	$9,852	2.01%
	Ground wire	FT	105	$210	$6,248	2.97%	$1,906	2.97%	$8,364	1.71%
	COUPLING CAPACITOR WITH DEVICE									
	161KV Instrument Potential Transformer	EA	3	$27,900	$21,000	9.97%	$6,407	9.97%	$55,307	11.31%
	DISCONNECT SWITCHES									
	161KV GOAB Switch	EA	1	$18,000	$10,500	4.98%	$3,203	4.98%	$31,703	6.48%
	RELAY, RELAY PANEL									
	Bus Differential Relay Panel with Relays & equip. (Equipment detail sent with final MB)	EA	1	$50,000	$112,000	53.17%	$34,170	53.17%	$196,170	40.11%
	STATION ARRESTERS									
	161KV Surge arrester	EA	3	$7,500	$3,150	1.50%	$961	1.50%	$11,611	2.37%
	BUS, WIRE, CABLE, INSULATORS									
	161KV Bus	FT	2000	$8,000	$28,000	13.29%	$8,543	13.29%	$44,543	9.11%
	CONTROL INSTALLATION									
	Control cable	FT	1125	$2,813	$3,500	1.66%	$1,068	1.66%	$7,380	1.51%

Original Sheet No. 97

C4-3b	OGS Network Upgrade Cost Estimate

FILL IN INFORMATION HERE ONLY FOR THIS SHEET
PROJECT NAME:	OGS Relocate Reserve Aux Network
LOCATION	OGS Substation
ESTIMATED BY	Corey Proctor
DATE ESTIMATED	6/26/2013

	PROJECT COSTS (AUTO FILL ENABLED)	
TOTAL MATERIAL COST	$207,368	Land Values not included.
CONST LABOR COST	$156,450	
ENG LABOR COST	$62,210	
Subtotal	**$426,028**	Land Values not included.
Loading (17%)	**$72,425**	
TOTAL INSTALLED COST	**$498,452**	

SUBSTATION ASSET PROFILES TO USE GOING FORWARD DESCRIPTION	UNIT OF MEASURE	QTY	TOTAL MATERIAL $	CONSTRUCTION LABOR $	CONSTRUCTION LABOR %	ENGINEERING LABOR $	ENGINEERING LABOR %	Total Installed $	Installed %
ACCOUNT E353010-STATION EQUIPMENT Includes equipment which is used for the purpose of changing the characteristics of electricity in connection with its distribution.									
MATS, PIERS, STEEL									
161KV Foundation	ea	8	$17,340	$0	0.00%	$0	0.00%	$17,340	4.07%
161KV Steel Equipment Stand	EA	5	$20,200	$12,250	7.83%	$4,871	7.83%	$37,321	8.76%
Ground wire	FT	120	$240	$7,140	4.56%	$2,839	4.56%	$10,219	2.40%
COUPLING CAPACITOR WITH DEVICE									
161KV Instrument Potential Transformer	EA	3	$27,900	$21,000	13.42%	$8,350	13.42%	$57,250	13.44%
CIRCUIT BREAKERS									
161KV Circuit Breaker	EA	1	$85,000	$42,000	26.85%	$16,701	26.85%	$143,701	33.73%
DISCONNECT SWITCHES									
161KV GOAB Switch	EA	2	$36,000	$21,000	13.42%	$8,350	13.42%	$65,350	15.34%
RELAY, RELAY PANEL									
Bus Differential Relay Panel with Relays & equip. (Equipment detail sent with final MB)	EA	1	$10,000	$28,000	17.90%	$11,134	17.90%	$49,134	11.53%
BUS, WIRE, CABLE, INSULATORS									
161KV Bus	FT	800	$3,200	$11,200	7.16%	$4,454	7.16%	$18,854	4.43%
CONTROL INSTALLATION									
Control cable	FT	2875	$7,188	$10,500	6.71%	$4,175	6.71%	$21,863	5.13%
STATION CONDUIT, DUCTS, MANHOLES									
Conduit	FT	60	$300	$3,360	2.15%	$1,336	2.15%	$4,996	1.17%

C5:	Poweshiek County, Grinnell, and Newton Switch Diagram

[Poweshiek County, Grinnell, and Newton Switch Diagram]

C6:	Marshalltown Switch Diagram

[Marshlltown Switch Diagram]

C7:	Burlington Generating Station (BGS), Denmark, and Henry Co. Switch Diagram

[Burlington Generating Station (BGS), Denmark, and Henry Co. Switch Diagram]

Original Sheet No. 98

C8:	Prairie Creek Switch Diagram

[Prairie Creek Diagram]

C9:	Lime Creek and Highway 106 Switch Diagram

[Lime Creek and Highway 106 Switch Diagram]

C10:	DBQ Power Sta., Bellevue, and NICC Switch Diagram

[DBQ Power Sta., Bellevue, and NICC Switch Diagram]

C11:	Beaver Channel and Rock Creek Switch Diagram

[Beaver Channel and Rock Creek Switch Diagram]

C12:	Emery Switch Diagram

[Emery Switch Diagram]

Appendix D
To LGIA
Security Arrangements Details
Infrastructure security of Transmission or Distribution System equipment and operations, as applicable, and control hardware and software is essential to ensure day-to-day Transmission and Distribution System reliability and operational security. The Commission will expect all Transmission Providers, market participants, and Interconnection Customers interconnected to the Transmission or Distribution System, as applicable, to comply with the recommendations provided by Governmental Authorities regarding Critical Energy Infrastructure Information (“CEII”) as that term is defined in 18 C.F.R. Section 388.113(c) and best practice recommendations from the electric reliability authority. All public utilities will be expected to meet basic standards for system infrastructure and operational security, including physical, operational, and cyber-security practices.
Appendix E
To LGIA

Commercial Operation Date

Original Sheet No. 99

[Date]

MISO
Attn: Director, Transmission Services Planning
P.O. Box 4202
Carmel, IN 46082-4202

for overnight deliveries:
720 City Center Drive
Carmel, IN 46032

Re:    _____________ Generating Facility

Dear _______________:

On [Date] [Interconnection Customer] has completed Trial Operation of Unit No. ___. This letter confirms that [Interconnection Customer] commenced commercial operation of Unit No. ___ at the Generating Facility, effective as of [Date plus one day].

Thank you.

[Signature]

[Interconnection Customer Representative]

xc:    Transmission Owner
Appendix F
To LGIA
Addresses for Delivery of Notices and Billings
Notices:
Transmission Provider:
MISO
Attn: Director, Transmission Services Planning
P.O. Box 4202
Carmel, IN 46082-4202
for overnight deliveries:
720 City Center Drive
Carmel, IN 46032

Original Sheet No. 100

Transmission Owner:
President
ITC Midwest LLC
6750 Chavenelle Drive
Dubuque, Iowa  52002
Phone:  563.585.3540
Fax:       563.585.3654

With a copy to:
General Counsel Utility Operations
ITC Midwest LLC
27175 Energy Way
Novi, MI 48377
Fax: 248.946.3352

Interconnection Customer:
Interstate Power and Light Company
200 First Street SE
PO Box 351
Cedar Rapids, IA, 52406-0351
Attn: President
Facsimile: 319-786-7720

With a copy to:
Alliant Energy Corporate Services, Inc.
4902 Biltmore Lane
Madison, WI, 53718
Attn: General Counsel
Facsimile: 680-458-0143

Billings and Payments:
Transmission Provider:
MISO
Attn: Director, Transmission Services Planning
P.O. Box 4202
Carmel, IN 46082-4202

Original Sheet No. 101

for overnight deliveries:
720 City Center Drive
Carmel, IN 46032

Transmission Owner:
ITC Midwest LLC
P.O. Box 674015
Detroit, MI 48267-4015

Interconnection Customer:
Interstate Power and Light Company
Attention: Accounts Payable Department
1000 Main Street
Dubuque, Iowa 52004-0769
Phone: 563-557-2220

With a copy to:
Interstate Power and Light Company
Attention: Manager, Transmission Planning
200 1st Street S.E.
Cedar Rapids, IA 52401-1409

Alternative Forms of Delivery of Notices (telephone, facsimile or email):
Transmission Provider:
Voice telephone - (317) 249-5759
Facsimile telephone - (317) 249-5703
Email address - elaverty@misoenergy.org

Transmission Owner:
President
ITC Midwest LLC
6750 Chavenelle Drive
Dubuque, Iowa  52002
Phone:  563.585.3650
Fax:  563.585.3654
Email address - DCollins@ITCtransco.com

Interconnection Customer:
Interstate Power and Light Company
200 First Street SE
PO Box 351

Original Sheet No. 102

Cedar Rapids, IA, 52406-0351
Attn: Vice President, Generation
Facsimile: 319-786-7265